Filed pursuant to Rule 424(b)(3) and 424(b)(7)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

8.00% Convertible Secured Notes due 2012	$95,000,000	(1)	100	%(2)	$95,000,000	(2)	$2,917
Guarantees of 8.00% Convertible Secured Notes due 2012 (3)		(3)		(3)		(3)		(3)
Common Stock, $0.001 par value		(4)		(4)		(4)		(4)

(1)          Represents $95,000,000 in aggregate principal amount of the registrant’s outstanding 8.00% Convertible Secured Notes due 2012.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)          Consists of the guarantees of the notes by the subsidiary guarantors. No separate consideration will be received for any guarantees of the notes. Accordingly, pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate filing fee is required.

(4)          Includes such indeterminate number of shares of common stock as may be issued from time to time upon conversion of the notes registered hereby. Based on an initial conversion rate of 190.4762 per $1,000 principal amount of notes, representing an initial conversion price of approximately $5.25 per share, the number of shares of common stock initially issuable upon conversion of the notes would be 18,095,239 shares, subject to adjustment in certain circumstances. Pursuant to Rule 416 of the Securities Act, this registration statement also covers such additional shares of common stock that may be issued as a result of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) of the Securities Act, no additional filing fee is payable with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

PROSPECTUS SUPLEMENT

(To Prospectus dated October 29, 2007)

EVERGREEN ENERGY INC.

Evergreen Operations, LLC

KFx Plant, LLC

KFx Operations, LLC

Landrica Development Company

Buckeye Industrial Mining Co.

$95,000,000

8.00% Convertible Secured Notes due 2012

Guarantees of 8.00% Convertible Secured Notes due 2012

Common Stock Issuable Upon Conversion of the Notes

On July 30, 2007, we issued and sold $95,000,000 of 8.00% convertible secured notes due August 1, 2012 in a private placement in reliance on an exemption from registration under the Securities Act of 1933, as amended, or the Securities Act. The initial purchasers of the notes in that offering resold the notes in offerings in reliance on an exemption from registration under Rule 144A of the Securities Act. This prospectus supplement and the accompanying prospectus may be used by the selling securityholders to resell their notes and the common stock issuable upon conversion of their notes.

The notes bear interest at a rate of 8.00% per annum. We will pay interest on the notes on February 1 and August 1 of each year. The first such payment will be made on February 1, 2008. The notes will mature on August 1, 2012.

We may redeem the notes at anytime, in whole or in part, if the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the then applicable conversion price for the notes and the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use and is expected to remain effective and available for use for the 30 days following the redemption date, unless registration is no longer required, at a redemption price payable in cash equal to 100% of the principal amount, plus any accrued and unpaid interest and an additional “coupon make-whole” payment.

Holders may convert their notes into a number of shares of our common stock or cash or a combination thereof, at our option, determined as set forth in this prospectus, based on the conversion rate, on any day to and including the business day prior to the maturity date. The initial conversion rate will be 190.4762 shares of common stock per $1,000 principal amount of the notes, which is equal to a current conversion price of approximately $5.25 per share, subject to adjustment upon the occurrence of certain events.

Upon the occurrence of a fundamental change, holders may require us to repurchase some or all of their notes for cash at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any. Also, if a make-whole fundamental change occurs, we may be required to increase the conversion rate for any notes converted in connection with such make-whole fundamental change by a specified number of shares of our common stock.

The notes are initially our senior secured obligations and initially rank pari passu in right of payment with all of our future senior indebtedness and senior to all of our existing and future unsecured indebtedness to the extent of the value of the collateral and senior to all of our existing and future subordinated indebtedness. Our obligations under the notes are guaranteed by one of our wholly owned subsidiaries and each of its subsidiaries, and such guarantees are senior unsecured obligations of such subsidiary guarantors. The notes are secured by a first-priority security interest in all of the equity interests in the subsidiary guarantor that is our direct subsidiary. We have also granted a first-priority security interest for the benefit of the holders of the notes in our and our subsidiaries’ bank, investment, brokerage or other accounts holding cash and cash equivalents, except for (i) accounts holding in the aggregate cash and cash equivalents of less than $1.5 million, (ii) any such account created in connection with one or more K-Fuel or K-Direct projects, as described in this prospectus supplement, and (iii) any account holding cash pledged as collateral for certain regulatory and contractual obligations, including environmental remediation. At issuance, we deposited $18.0 million of the proceeds in an escrow account in which we granted a first-priority security interest for the benefit of the holders of the notes. However, the guarantee and security interests are subject to release, and the notes will become subordinated to all of our existing and future senior indebtedness on the terms set forth herein, under the circumstances described herein.

Since issuance, the notes have been eligible for trading in The PORTALSM Market. Our common stock is listed on NYSE Arca under the symbol “EEE.” The last reported sale price of our common stock on NYSE Arca on October 24, 2007 was $4.61 per share.

We will not receive any proceeds from the resale by the selling securityholders of the notes or the common stock. Other than underwriting discounts and commissions and transfer taxes, if any, we will pay all expenses of the registration of the notes, guarantees and shares of common stock and certain other expenses.

Investing in our securities involves risks. See “Risk Factors” on page S-11 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 29, 2007

TABLE OF CONTENTS

Prospectus Supplement

Cautionary Statement about Forward-Looking Statements
Summary
Risk Factors
Use of Proceeds
Description of 8.00% Convertible Secured Notes Due 2012 and Guarantees
Description of Capital Stock
Certain United States Federal Income Tax Considerations
Selling Securityholders
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information

Prospectus

Cautionary Statement about Forward-Looking Statements
About this Prospectus
Where You Can Find More Information
Our Company
Use of Proceeds
Ratio of Earnings to Fixed Charges
Risk Factors
Description of 8.00% Convertible Secured Notes Due 2012 and Guarantees
Description of Capital Stock
Plan of Distribution
Legal Matters
Experts

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or any accompanying prospectus. If the description of the offering varies between this prospectus supplement and any accompanying prospectus, you should rely on the information in the prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that information contained in or incorporated by reference into this prospectus supplement and any accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement, any accompanying prospectus or the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

The discussions in this prospectus supplement and the documents incorporated by reference herein contain certain statements that are not historical in nature, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities” Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to our future prospects, developments and business strategies.

We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “predict,” “project” and similar terms and phrases, including references to assumptions, in this prospectus supplement to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

•                  general economic and industry conditions, including particularly energy prices;

•                  our history of losses, deficits and negative operating cash flows;

•                  our substantial capital requirements and dependence on future financings and the sale of our equity securities to provide capital to fund our operations;

•                  our limited operating history;

•                  technical and operational problems at K-Fuel or K-Direct facilities;

•                  uncertain market for our K-Fuel refined coal and K-Direct plants;

•                  industry competition;

•                  environmental and government regulation;

•                  protection and defense of our intellectual property rights;

•                  reliance on, and the ability to attract, key personnel;

•                  inability to implement our acquisition strategy; and

•                  other factors including those discussed under the heading “Risk Factors” in this prospectus supplement.

You should keep in mind that matters described in any forward-looking statement made by us in this prospectus supplement or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus supplement after the date of this prospectus supplement, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that matters described in any forward-looking statement made in this prospectus supplement or elsewhere might not occur.

ii

SUMMARY

The following summary may not contain all the information that may be important to you. You should read the entire prospectus supplement, as well as the information to which we refer you and the information incorporated by reference, before making an investment decision.

All references to K-Fuel refined coal, K-Fuel® or K-Fuel refer to our patented process and technology. We refer to British Thermal Units as “Btus.”

Our Company

Overview

Evergreen Energy Inc. was founded in 1984 as a clean coal company focused on developing our K-Fuel process. Our goal is to leverage a vertically integrated, coal-based platform to deliver clean, efficient and affordable energy. We intend to meet the specific needs of public utility, industrial and international market customers by providing economical solutions to environmental emission standards compared to other emission standard alternatives. Our proprietary K-Fuel process uses heat and pressure to physically and chemically transform high moisture, low-Btu coals, such as sub-bituminous coal and lignite, into a more energy efficient, lower-emission fuel.

Coal is the cheapest, largest and most abundant source of fuel for America’s electricity generation. At about one-third the cost of natural gas, many utilities and industrial users are dependent upon coal. While the United States enjoys cheap and plentiful reserves of high moisture, low-Btu coals with heat values of less than 9,000 Btus per pound, the reserves of high-grade coals are dwindling, and environmental issues are a concern. Moreover, many coal-fired power generating facilities, including industrial and institutional facilities, generally burn coal that is 11,000 Btus or greater. Our goal is to make those low-grade coals more economical and environmentally compliant in order to meet the demand for energy in an optimal fashion.

The current K-Fuel process applies heat and pressure to Powder River Basin coal with a high water content to reduce moisture from approximately 30% in the low-Btu coal to 8% to 14% in our K-Fuel refined coal. As a result, the heat value is boosted by 30% to 40%, which we believe will result in increased efficiency for use in power generating facilities, including industrial and institutional facilities. Further, the K-Fuel process removes a significant amount of impurities from the low-Btu coal which we believe will allow for the power generating industry to economically comply with increasingly stringent air emission standards and environmental regulations. The pre-combustion refinement of raw coal into K-Fuel refined coal reduces mercury content up to 70% and upon combustion, sulfur dioxide and nitrous oxides by significant amounts. Studies also show that burning K-Fuel refined coal with its increased efficiency will reduce carbon dioxide emissions.

We have completed the initial construction and entered the start-up phase for our Fort Union plant and mine site in Wyoming’s Powder River Basin, which is our first plant implementing the current K-Fuel process. We are in the process of modifying and improving the design and efficiency of the equipment used in the K-Fuel process and we have expanded our contractual relationship with Bechtel Power Corporation in February 2007 to assist with the completion of construction and optimization of our Fort Union plant. Bechtel will also assist with future designs of additional K-Fuel plants we may build or license, including any K-Fuel plants located at coal-fired power generating plants, which we refer to as K-Direct plants. Our initial test burns of the K-Fuel refined coal from our Fort Union plant provided us with positive results regarding the characteristics and quality of the K-Fuel refined coal and additional test burns by independent third parties have confirmed K-Fuel refined coal’s positive attributes. We have not, however, been able to achieve full-scale commercial production at our Fort Union plant. We continue to face technical and operational issues with improving capacity utilization at our Fort Union plant and we are continuing to make modifications to the plant. Management believes, however, that in recent months we have made significant improvements to address these issues with the assistance of our operational and technical engineering consultants. See “Risk Factors—K-Fuel Process Risks.”

We have tested and will continue to test other low-Btu coals and lignites in our laboratories and study the results in order to increase the potential number of plant sites and coal feedstock sources. Our research has shown coal sources other than coal from the Powder River Basin have produced similar results when subjected to the K-Fuel process.

Business Strategy

The total annual coal consumption in the United States is approximately 1 billion tons per year. The principal elements of our long-term strategy are to construct K-Direct and K-Fuel facilities and to license our K-Fuel technology to third parties through a combination of organic growth, acquisitions and partnerships. In the near-term, we plan to primarily focus on the following:

•                  Improving Capacity and Operating Efficiencies at Fort Union Facility. Our Fort Union plant in Gillette, Wyoming, has begun shipping limited amounts of our K-Fuel refined coal to utility and industrial customers. As a result of our current inability to achieve full-scale commercial production at our Fort Union plant and to operate the plant on a reliable basis, we retained the services of additional operational and technical engineering consultants to improve Fort Union’s operations going forward and believe we are making significant progress. We intend to leverage the knowledge base we are developing at Fort Union to design and efficiently operate future K-Direct and K-Fuel facilities.

•                  Expand Production through the Construction of K-Direct Facilities. K-Direct plants co-located with new or existing power generating plants would offer the added advantages of using secondary steam to refine raw low-Btu coal feedstocks. With a K-Direct plant at a generating site, coal users would be able to shop the world market for abundant low-Btu coal, process it on site and feed it directly into their boilers. We have signed a letter of intent with TXU Generation Development Company LLC for detailed engineering and design integration of a K-Direct facility. Should the results from the engineering, design and testing be successful, we hope to enter into a more definitive agreement for the construction of a K-Direct facility at an existing TXU power plant. We also continue to explore K-Direct opportunities with other utilities and independent power producers.

We believe that K-Direct plants would offer public utilities a unique opportunity to boost efficiency and meet emissions standards. In our view, the advantages of a K-Direct facility compared to a K-Fuel facility would be: (i) less capital outlay; (ii) less construction time to complete; (iii) shorter permitting time; and (iv) accelerated product delivery as K-Fuel refined coal would be transported from the processor directly into the coal-fired boilers at the power generating plants.

•                  Expand Production through the Construction of K-Fuel Facilities. We intend to enhance flexibility and expand our target market by constructing K-Fuel facilities at coal mine sites or major transportation hubs to process abundant reserves of sub-bituminous coal and lignite into K-Fuel refined coal. We will pursue construction at sites that have readily available access to rail and barge transportation. Further, a K-Fuel facility will allow us to sell to multiple parties on an opportunistic basis.

•                  Enter into Licensing Agreements. We believe that there are a number of opportunities to license our technology both domestically and internationally to operators that have access to transportation infrastructure and high moisture, low-Btu coal supplies. For example, our subsidiary, Evergreen Energy Asia Pacific Corp., or EEAP, will seek to have K-Fuel plants constructed in the Asia Pacific region. EEAP will seek to leverage one or more strategic partners’ expertise to sell the K-Fuel refined coal primarily to electric utilities for power generation.

•                  Continue to Pursue Vertical Integration through Acquisitions and Joint Ventures. We believe we are well-positioned to pursue selected acquisitions and attract industry joint venture partners to continue our vertical integration strategy. Our 2006 acquisition of Buckeye Industrial Mining Company, or Buckeye, provided us with established markets, infrastructure, blending facilities, rail and barge transportation access and coal supplies. We expect to pursue additional acquisitions of companies with businesses complementary to our business model and strategy, such as C-Lock Technology, Inc. or C-Lock Technology.

Competitive Strengths

We believe we are uniquely positioned in the energy market as a result of the following strengths:

•                  High BTU, Low Emission K-Fuel Refined Coal. We have been able to convert limited amounts of low-Btu sub-bituminous coals and lignites into K-Fuel refined coal, a high Btu, low emission coal that is a replacement for rapidly dwindling eastern coals. Current federal and in some cases even tougher state emissions regulations will soon begin requiring significant reductions in sulfur dioxide, nitrous oxides and mercury levels. Some states are enacting carbon dioxide limits as well. We believe that coal-fired power plants and industrial customers that use our K-Fuel refined coal will be able to cost-effectively boost efficiency and will reduce these emissions without adding new, expensive, post-combustion cleanup equipment. Power generating facilities that burn our K-Fuel refined coal instead of unrefined high Btu coal are expected to realize lower emissions and experience significant savings as a result of reducing the need to purchase carbon dioxide, sulfur dioxide, nitrogen oxide and mercury credits in order to comply with environmental regulations.

•                  Provide Flexibility in Feedstock. Coal-fired power plants and industrial users with post-combustion pollution controls may see improved pollution control performance by using our K-Fuel refined coal and will benefit from the ability to use alternative feedstock in addition to their traditional feedstocks.

•                  Proprietary Process. We believe the K-Fuel refined coal process is the only proven process for coal refining which has reached a stage of limited commercial production with a patented process design. Our processes are patent-protected with a global worldwide exclusivity on key equipment technology.

•                  Strong Base of Technical Experience and Expertise. Our employees have a wide range of technical experience and expertise in refining coal, coal thermal upgrading, thermal processing, coal gasification, coal liquification, chemical engineering, civil engineering, mechanical engineering and power plant engineering. To assist in the implementation of the K-Fuel process, we have an exclusive licensing arrangement with Sasol-Lurgi Technology Company and Lurgi (Pty) Limited which bring over 70 years of experience in designing and building coal processing plants. In addition we have agreements with professional engineering firms for engineering services in the areas of architecture, civil/structural, mechanical, electrical, and controls, including subsystems engineering and design for our commercial plants.

•                  Favorable Price Differentials and Tax Credits. We have positioned ourself in the energy market with the goal of capturing the price differential between high and low-Btu coals. In addition, we believe IRS Section 45 clean coal production tax credits are available for coal processed in K-Direct or K-Fuel facilities placed in service prior to January 1, 2009. Congress is considering legislation to extend this tax credit to facilities placed in service prior to January 1, 2014, although such provisions are not currently part of any pending energy bill.

•                  Established Marketing and Sales Team. Our Buckeye subsidiary provides access to established markets, infrastructure and coal reserves. Over the years, Buckeye has shipped product to over 70 coal customers, including utilities and industrial users. Our Buckeye marketing team has logistical expertise and longstanding relationships with coal users that we intend to leverage in providing our K-Fuel refined coal to a wide variety of customers.

•                  Key Industry Relationships. As we work towards maximizing capacity and operating efficiencies at our Fort Union plant, we benefit from key industry relationships, such as our technical services agreement with Bechtel Power Corporation and a logistics and marketing agreement with DTE Coal Services Inc. The Bechtel agreement provides engineering services in the areas of architecture, civil/structural, mechanical, electrical and controls, including subsystems engineering and design for future K-Direct and K-Fuel commercial plants. Additionally, Bechtel is providing assistance with the optimization of our Fort Union plant. Bechtel is a global engineering, construction and project company with more than a century of experience on complex projects in challenging locations.

•                  Vertically Integrated. We believe we are positioned to capture value from the multiple steps in the refined coal value chain, from mining to refining, marketing and distribution. Buckeye and C-Lock Technology are recent examples of our vertical integration strategy.

Recent Developments

On December 27, 2006, the city of Painesville, Ohio Department of Utilities conducted test burns of a blend of K-Fuel refined coal and high-sulfur Ohio coal. The results indicated compliance with a new federal clean air standard for industrial coal-fired boilers, effective in 2007. In February 2007, an independent third party at the University of Notre Dame conducted test burns of blends of 50% and 75% of K-Fuel refined coal with high-sulfur, low-fusion eastern Ohio bituminous coal. Test burns using 100% of our K-Fuel refined coal were also conducted. Blended results indicated improvements in emissions that could help coal-fired boilers comply with the new Federal Industrial Boiler Maximum Achievable Control Technology rule for emissions while maintaining load capacities through higher Btu values. Test burns using only K-Fuel refined coal resulted in reduced chloride emission by 75%, sulfur dioxide emissions by 90% and reduced the mercury content by 75% when compared to the high-sulfur, low-fusion eastern Ohio bituminous coal.

Effective February 2007, we entered into an exclusive patent sub-license agreement with the developer of a proprietary technology for the measurement of carbon emissions and formed a wholly owned subsidiary, C-Lock Technology. The agreement provides us with an exclusive worldwide sub-license to a technology to standardize the measurement of carbon emissions in energy and agricultural related activities. The measurement system and procedures are transparent, repeatable and verifiable. Through C-Lock Technology, we intend to market the proprietary measurement system and procedures to quantify, certify, and verify carbon dioxide emissions. We expect a market to evolve in global carbon credit trading in the energy and agricultural businesses and, given our K-Fuel product’s favorable emissions profile, we believe that a close association with a standardized approach for selling credits will help us to continue our vertical integration strategy.

In April 2007, we formed EEAP as a separate international operation to develop markets in the Asia Pacific region without impacting our United States financial commitments and resources. Shortly after forming EEAP, the Sumitomo Corporation of Japan acquired a 4% interest in EEAP for $4.0 million. We expect our relationship with Sumitomo will add worldwide market and operations experience to our future projects.

On April 19, 2007, we ceased our relationship with Mark S. Sexton, our former Chief Executive Officer, President and Chairman of the Board. Pursuant to the terms of his employment agreement, Mr. Sexton was entitled to acceleration of vesting with respect to 898,630 of the 1,000,000 shares of unvested common stock he was awarded in connection with his employment, and, as a result, we will incur a $9.8 million non-cash charge during the quarter ended June 30, 2007. The 898,630 shares vested on July 18, 2007. Robert J. Clark, Chairman of our Audit Committee and a member of our Compensation Committee, has assumed the duties of Chairman of the Board and, on June 27, 2007, our board named

Kevin R. Collins, previously Executive Vice President and Chief Operating Officer, as Chief Executive Officer and President.

In July 2007, we determined to cease our consulting relationship with Venners & Company, Ltd., which is controlled by John P. Venners, the brother of Theodore Venners, our Chief Technology Officer. Pursuant to a consulting agreement with Venners & Company, Ltd., we are obligated to make payments of $7,500 per month through May 2008.

On September 6, 2007, Mr. Kevin Collins our President and Chief Executive was elected to our Board of Directors.

On September 19, 2007, we committed to provide Bechtel Power Corporation with $1 billion in construction contracts through 2013. This amended agreement defines more sharply the scope of engineering, procurement and construction services which may be performed by Bechtel. We will use Bechtel’s services to oversee both technical development and implementation of all new facilities and existing plants, including both K-Fuel® and K-Directsm plants.

On September 20, 2007, we agreed to proceed with specifications and design work that could lead to the construction of a K-Fuel® lignite coal refinery in the Inner Mongolian Autonomous Region of the People’s Republic of China. We signed the agreement with a subsidiary of China Power Investment Corporation, one of the five state-owned power generation companies in China.

Corporate Information

We were founded in 1984 as a clean coal company focused on developing our K-Fuel process. We incorporated under the laws of the state of Delaware in 1988. Our principal executive offices are located at 1225 17th Street, Suite 1300, Denver, Colorado 80202, and our telephone number is (303) 293-2992. Our website is located at www.evgenergy.com. The information on our website is not part of this prospectus or any prospectus supplement.

The Offering

The following is a brief summary of certain terms of the notes. For a more complete description of the terms of the notes, see “Description of 8.00% Convertible Secured Notes Due 2012 and Guarantees.”

Issuer	Evergreen Energy Inc.

Notes Offered	$95.0 million aggregate principal amount of 8.00% Convertible Secured Notes due 2012.

Maturity Date	August 1, 2012.

Interest Payment Dates	February 1 and August 1 of each year, beginning on February 1, 2008.

Interest	8.00% per annum, payable semiannually, in arrears, which we refer to herein as the “initial interest rate.” Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The initial interest rate will be permanently decreased by 300 basis points if (i) the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is greater than or equal to the applicable conversion price per share on each such trading day (which conversion price is equal to $1,000 divided by the then applicable conversion rate) (the “reduced interest rate trigger”) and (ii) the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use for at least 30 days following the reduced interest rate trigger, unless registration is no longer required. This reduced interest rate will become effective on the first day of the calendar quarter following the date on which both criteria in the preceding sentence are satisfied.

Guarantees

The notes are fully and unconditionally guaranteed, on a senior, unsecured basis, by Evergreen Operations, LLC, a Delaware limited liability company, our wholly owned subsidiary which we refer to as Evergreen Operations, and each of its wholly owned subsidiaries, KFx Plant, LLC, a Wyoming limited liability company, KFx Operations, LLC, a Wyoming limited liability company, Landrica Development Company, a South Dakota corporation, and Buckeye Industrial Mining Company, an Ohio corporation. The guarantees are subject to release as described below. We refer to these entities as the subsidiary guarantors.

Collateral

The notes are secured by a first-priority security interest in all of the equity interests in Evergreen Operations, subject to release as described below. See “Description of the Notes—Security.” Our intellectual property rights relating to the K-Fuel refined coal process are held by our wholly owned subsidiary, KFx Technology, LLC, which is not a subsidiary of Evergreen Operations, and consequently, none of these intellectual property rights are included in the collateral securing the notes or are the property of an obligor on the notes.

We have also granted a first-priority security interest for the benefit of the holders of the notes in our and our subsidiaries’ bank, investment, brokerage or other accounts holding cash and cash equivalents, except for (i) accounts holding in the aggregate cash and cash equivalents of less than $1.5 million, (ii) any such account created in connection with one or more K-Fuel or K-Direct projects, as described in this prospectus supplement, and (iii) any account holding cash pledged as collateral for certain regulatory and contractual obligations, including environmental remediation. See “Description of the Notes—Collateral—Covenant to Provide Additional Collateral.”

Finally, we deposited $18.0 million of the proceeds from the note offering in an escrow account in which we granted a first-priority security interest for the benefit of the holders of the notes. See “Description of the Notes—Collateral—Escrow Account.”

We refer to the assets described in the preceding three paragraphs as the collateral.

Release of Subsidiary Guarantors and Collateral, Termination of Covenants and Effectiveness of Subordination Provision

If the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the conversion price per share on each such trading day (which conversion price per share is equal to $1,000 divided by the then applicable conversion rate) and the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use for at least 30 days following our collateral price trigger notice, unless registration is no longer required (the “collateral price trigger”), then (i) each subsidiary guarantor will be irrevocably released from the obligations under its guarantee, (ii) the first-priority security interests in the collateral will be irrevocably released, (iii) we will no longer be subject to certain restrictive covenants relating to indebtedness, liens, restricted payments and asset sales, and (iv) the notes will become subordinated to all our existing and future senior indebtedness. See “Description of the Notes—Release of Subsidiary Guarantors and Collateral,” “Description of the Notes—Termination of Covenants” and “Description of the Notes—Subordination of Notes.”

Ranking	The notes are initially our senior secured obligations and:

	•	rank senior in right of payment to all of our existing and future subordinated indebtedness and future indebtedness that expressly provides for its subordination to the notes;

•

rank pari passu in right of payment with all of our existing and future senior indebtedness and effectively senior to all of our unsecured indebtedness to the extent of the value of the collateral; and

	•	are effectively subordinated in right of payment to all existing and future obligations of our non-guarantor subsidiaries.

However, if the collateral price trigger is satisfied as described above, the notes will automatically and irrevocably become our unsecured subordinated obligations, and any payments on the notes will be subordinated to the prior payment in full of our existing and future senior indebtedness.

The guarantees are the subsidiary guarantors’ senior, unsecured obligations and:

	•	rank pari passu in right of payment with all of the subsidiary guarantors’ existing and future senior unsecured indebtedness; and

•

rank senior in right of payment to all of the subsidiary guarantors’ existing and future subordinated indebtedness and future indebtedness that expressly provides for its subordination to the guarantees.

As of June 30, 2007, we had senior indebtedness outstanding of less than $1.0 million. Our total liabilities as of June 30, 2007 were $32.8 million, excluding intercompany liabilities.

Certain Covenants

The indenture governing the notes contains covenants limiting our ability and the ability of our subsidiary guarantors to (or, in certain instances, limiting the ability of all of our subsidiaries to):

	•	incur additional debt or issue certain preferred shares;

	•	pay dividends on or make distributions in respect of our capital stock;

	•	create liens on certain assets to secure debt; and

	•	sell certain assets.

These covenants are subject to a number of important limitations and exceptions and will cease to apply as described above. See “Description of the Notes—Certain Covenants” and “Description of the Notes—Termination of Covenants.”

Conversion

Holders may convert their notes into a number of shares of our common stock or cash or a combination thereof, at our option, determined as set forth in this prospectus supplement, based on the conversion rate, on any day to and including the business day prior to the maturity date. The initial conversion rate is 190.4762 shares of common stock per $1,000 principal amount of the notes, which is equal to a current conversion price of approximately $5.25 per share, subject to adjustment upon the occurrence of certain events.

If holders convert their notes during the period from and including the date we give our redemption notice to and including the business day immediately preceding the redemption date or during the 10 trading day period following the date on which we give notice to holders that the collateral price trigger has been met, such holders will also receive an amount equal to accrued and unpaid interest and an additional “coupon make-whole payment” described below. This amount will be paid in cash or in shares of our common stock, at our election. Otherwise, converting holders will not receive any separate cash payment representing accrued and unpaid interest or additional interest, except as described in “Description of the Notes—Conversion of Notes—General.”

Provisional Redemption

We may redeem the notes, in whole or in part, at any time at a redemption price payable in cash equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest and an additional “coupon make-whole” payment described below if:

• the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the then applicable conversion price per share; and

•

the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use and is expected to remain effective and available for use for the 30 days following the redemption date, unless registration is no longer required.

Upon any provisional redemption, we will make an additional “coupon make- whole payment” in cash with respect to the notes called for redemption. The “coupon make-whole” amount per $1,000 principal amount of notes will be equal to the present value of all remaining scheduled payments of interest on each note to be redeemed through the maturity date, as described under “Description of the Notes—Redemption—Provisional Redemption.”

Purchase at Holder’s Option upon a Fundamental Change

A holder may require us to repurchase some or all of its notes for cash upon the occurrence of a fundamental change at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any, in each case to, but not including, the repurchase date. See “Description of the Notes—Repurchase of Notes at the Option of Holders upon a Fundamental Change.”

Conversion Rate Adjustment upon Make-whole Fundamental Changes

If a make-whole fundamental change occurs, we may be required to increase the conversion rate for any notes converted in connection with such make-whole fundamental change by a specified number of shares of our common stock. A description of how the conversion rate will be increased and a table showing the conversion rate that would apply at various stock prices and make-whole fundamental change effective dates are set forth under “Description of the Notes—Conversion of Notes—Increase of Conversion Rate upon Make-whole Fundamental Changes.”

Sinking Fund	None.

Use of Proceeds	We will not receive any of the proceeds of the sale by the selling securityholders of the notes or the common stock into which the notes may be converted.

Registration Rights

We and the subsidiary guarantors agreed to file a shelf registration statement with the SEC with respect to resales of the notes, the guarantees and any common stock issuable upon conversion of the notes under the Securities Act. In the event that we fail to satisfy this obligation, we will be required to pay additional interest to the holders. See “Description of the Notes—Registration Rights.”

Trustee, Paying Agent and Collateral Agent	U.S. Bank National Association.

DTC Eligibility

The notes were issued in book-entry form and are represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes is shown on, and transfers are effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances. See “Description of the Notes—Book-Entry Delivery and Form.”

Listing and Trading

The notes are eligible for trading on The Portal MarketSM, or PORTAL; however, we cannot assure you as to the liquidity of, or trading market for, the notes. See “Risk Factors.” Our common stock is listed on NYSE Arca under the symbol “EEE.”

Governing Law	The indenture and the notes provide that they are governed by, and construed in accordance with, the laws of the State of New York.

Risk Factors

You should carefully considers all of the information contained or incorporated by reference in this prospectus supplement prior to investing in the notes or the common stock issuable upon conversion of the notes. In particular, we urge you to carefully consider the information set forth under “Risk Factors” beginning on page S-11 for a discussion of risks and uncertainties relating to us, our business and on investment in the notes or the common stock issuable upon conversion of the notes.

Ratio of Earnings To Fixed Charges

Our earnings were insufficient to cover fixed charges for each of the periods presented. Accordingly, the following table sets forth the deficiency of earnings to fixed charges for each of the periods presented. Because of the deficiency, ratio information is not applicable.

	June 30,	Years Ended December 31,
	2007	2006	2005	2004	2003	2002
	(in thousands)

Additional pre-tax income needed for earnings to cover total fixed charges	$43,639	$51,527	$23,313	$10,555	$10,036	$18,384

For purposes of computing the deficiency of earnings available to cover fixed charges, fixed charges represent interest expense, and the portion of operating lease rental expense that is considered by us to be representative of interest.

RISK FACTORS

Additional risks and uncertainties that we are unaware of or currently deem immaterial may also become important factors that may harm our business. If any of the following risks actually occur, or other unexpected events occur, our business, financial condition and results of operations could be materially adversely affected, the value of our stock could decline, and investors may lose part or all of their investment. You should consider the following risks, as well as the other information included or incorporated by reference in this prospectus supplement, before deciding to invest in our securities.

Risks Related to Our Business

We have a history of losses, deficits, and negative operating cash flows and will likely continue to incur losses in the future. Such losses may impair our ability to pursue our business plan.

We expect to incur operating losses and continued negative cash flows from operations for the foreseeable future. We have made, and will continue to make, substantial capital and other expenditures before we will have sufficient operating income and cash flow to recover our investments. We are not able to accurately estimate when, if ever, our cash flows from operating activities will increase sufficiently to cover these investments. Further, we may not achieve or maintain profitability or generate cash from operations in future periods. Our working capital (the amount by which our current assets exceed our current liabilities), accumulated deficit, net loss and cash (used in) provided by operating activities are as follows:

	As of or for the
	Six Months Ended June 30,	Year Ended December 31,
	2007	2006	2005	2004
	(in thousands)
Working capital	$26,788	$79,156	$19,910	$73,603
Accumulated deficit	(247,036)	(203,397)	(151,870)	(128,557)
Net loss	(27,649)	(51,527)	(23,313)	(10,555)
Cash (used in) provided by operating activities	$(24,657)	$(30,435)	$(12,071)	$2,042

We have substantial capital requirements and, as a result, we have been and continue to be dependent on financing activities or sales of our equity securities to fund our operating costs.

As a result of negative cash flows from operations, we have been and continue to be dependent on financing activities and sales of our equity securities to fund the operating and substantial capital costs associated with our business. Our need for additional capital may further increase as we continue to pursue our vertical integration strategy. Our success is dependent on our ability to utilize existing resources and to generate sufficient cash flows to meet our obligations on a timely basis, to obtain financing or refinancing as may be required, to attain profitability, or a combination thereof. Depending on our future operations and the conditions of the capital markets, we may not be able to continue to raise additional capital on terms acceptable to us or at all. A lack of adequate financing may adversely affect our ability to pursue our business strategy, respond to changing business and economic conditions and competitive pressures, absorb negative operating results and fund our continuing operations, capital expenditures or increased working capital requirements.

We have a limited operating history as an energy solutions company, and our business and prospects should be considered in light of the risks and difficulties typically encountered by a company with a limited operating history.

You should consider our business and prospects in light of the risks and difficulties typically encountered by a company with a limited operating history. The specific risks include whether we will be able to:

•                  enter into agreements for the purpose of building K-Direct and K-Fuel plants or licensing our technology;

•                  enter into or maintain strategic partnerships with vendors and other parties to maximize our K-fuel process;

•                  raise additional capital;

•                  accurately assess potential markets and effectively respond to competitive developments;

•                  attract and retain customers for product sales;

•                  attract and retain credit-worthy customers;

•                  effectively manage expanding operations;

•                  successfully market our products;

•                  execute our business strategy; and

•                  attract and retain key personnel.

We may not be successful in addressing these and other risks. As a result, our financial condition, results of operations and cash flows may be adversely affected.

We rely on key personnel and if we are unable to retain or attract qualified personnel, we may not be able to execute our business plan.

Our success is currently dependent on the performance of a small group of senior managers, key technical personnel and independent contractors that have a wide range of technical experience and expertise in coal refining, coal thermal upgrading, thermal processing, coal gasification and coal liquification. In addition, our business strategy will require us to attract and retain a substantially greater number of qualified personnel and/or hire additional contractors. The inability to retain key managerial and technical personnel or attract and retain additional highly qualified managerial or technical personnel in the future could harm our business or financial condition.

Our acquisition activities may not be successful.

As part of our vertical integration business strategy, we may make acquisitions of businesses and properties. However, suitable acquisition candidates may not be available on terms and conditions we find acceptable. Further, acquisitions pose substantial risks to our financial condition, results of operations and cash flows. In pursuing acquisitions, we compete with other companies, many of which have greater financial and other resources to acquire attractive companies and properties. Even if future acquisitions are completed, the following are some of the risks associated with acquisitions:

•                  the acquired businesses or properties may not produce revenues, earnings or cash flow at anticipated levels;

•                  we may be unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner;

•                  acquisitions could disrupt our ongoing business, distract management, divert resources and make it difficult to maintain our current business standards, controls and procedures;

•                  we may finance future acquisitions by issuing common stock for some or all of the purchase price, which could dilute the ownership interests of our stockholders; and

•                  we may incur additional debt related to future acquisitions.

Competition from other companies in the clean coal and alternative fuel technology industries, including competition resulting from deregulation in the United States power industry, could adversely affect our competitive position.

Competition in the clean coal, alternative fuel and emission-reducing equipment industries could impact our ability to generate revenue from our K-Fuel process. Many of these companies in the clean coal, alternative fuel technology and emission-reducing equipment industries have financial resources greater than ours. Providers of alternative or competing technologies in these industries may be subject to less regulation, or alternatively, may enjoy subsidies that provide them with increased financial strength, or make their products or services more attractive to energy consumers. Due to any of these competitive advantages, our existing and future competitors may be able to offer products more competitively priced and more widely available than ours. These companies also may have the resources to create new technologies and products that could make our process and products obsolete. Our future revenues may depend on our ability to address competition in these industries. In addition, deregulation in the United States power generating industry may result in increased competition from other producers of energy-efficient coal products, other clean fuel sources, and other products, services and technologies designed to provide environmental and operating cost benefits similar to those which we believe are available from our K-Fuel refined coal. In turn, this could result in lower margins for our product.

Overseas development of our business is subject to international risks, which could adversely affect our ability to license, construct or operate profitable overseas plants.

We believe a portion of the growth opportunity for our business lies outside the United States. Doing business in foreign countries may expose us to many risks that are not present domestically. We lack significant experience dealing with such risks, including political, military, privatization, technology piracy, currency exchange and repatriation risks, and higher credit risks associated with customers. In addition, it may be more difficult for us to enforce legal obligations in foreign countries, and we may be at a disadvantage in any legal proceeding within the local jurisdiction. Local laws may also limit our ability to hold a majority interest in the projects that we develop.

K-Fuel Process Risks

We continue to face technical and operational issues with improving capacity utilization at our Fort Union plant. These past and any future technical and operational problems may adversely impact our ability to operate or develop K-Fuel or K-Direct facilities, resulting in delays in achieving full scale commercial production of our K-Fuel refined coal.

Research and development is an iterative process and our K-Fuel process has been evolving for approximately 25 years with the most recent material modification being the integration of the Sasol-Lurgi proprietary coal processing equipment with our patented technology, which started in 2003.

Our Fort Union plant is a third generation facility developed for this purpose. The first facility was a research and development plant that we continue to operate and that currently serves as our research laboratory. The second facility was a commercial demonstration plant that we constructed with a joint venture partner and commenced operations in 1998. In June 1999, our joint venture partner suspended production at the plant due to its strategic restructuring. Thereafter, we sold our interest in the plant to our joint venture partner and in September 2002, the major equipment at the plant was purchased by a third party and removed from the site. As part of the continued development of the K-Fuel process, we analyzed the operations of this plant and some of the problems that we encountered with respect to operations and product quality and made modifications to the K-Fuel process that we believe addressed these issues. We built upon this knowledge base in designing and constructing the Fort Union plant.

We commenced construction on our Fort Union plant in 2004 and our capital expenditures on developing the plant were $13.8 million, $47.8 million and $19.9 million in 2004, 2005 and 2006, respectively, and were $7.6 million for the quarter ended June 30, 2007. We have faced and continue to face technical and operational problems in achieving full scale commercial production of K-Fuel at our Fort Union plant and we are continuing to make modifications to that plant. Problems we have encountered include cost overruns, delays, technical issues, availability of workers and contractors and weather.  We may continue to encounter these problems at our Fort Union plant and may encounter similar problems at any future plants we are able to build. Additionally, our Fort Union plant and any future plants may encounter the following additional problems:

•                  unforeseen construction problems and limited availability of raw material or fabrication capability;

•                  unforeseen problems not previously encountered at our Fort Union plant; and

•                  current and future K-Fuel products may not meet the technical specifications required by our customers or other customer requirements.

Our ability to effectively operate and develop K-Direct and K-Fuel facilities may be harmed to the extent these and other technical or operational problems materialize. Should we be unable to effectively operate and develop K-Direct or K-Fuel facilities, our ability to generate revenues and profits from our existing operations as well as the potential for future facilities and future licensing opportunities may be negatively impacted. In particular, we believe that until we are able to consistently operate our Fort Union plant for sustained periods of time to produce commercial quantities of K-Fuel refined coal it will be difficult for us to enter into arrangements with customers for their regular purchase of K-Fuel refined coal or for us to finance the construction of additional K-Fuel plants or a K-Direct plant.

We do not know if K-Fuel refined coal is commercially viable.

While our process has been shown to produce limited amounts of K-Fuel refined coal, we do not know whether K-Fuel refined coal can be produced and sold on a commercial basis in a cost effective manner after taking into account the cost of the feedstock, our production costs and the cost of transportation. As our Fort Union plant has not been able to achieve full scale commercial production, we are not efficient with our current cost structure. We are currently using the knowledge base being developed at our Fort Union plant to understand our pricing and costs, as well as the qualities of the product when used in K-Fuel test burns, and intend to leverage this knowledge base when constructing any additional K-Fuel plants or any K-Direct plants. We have experienced technical problems with respect to the K-Fuel refined coal being produced, including coal dusting. If we fail to adequately address these technical problems, or any other unforeseen problems that may occur in the future, it could make K-Fuel refined coal more expensive to transport and store, and therefore more expensive to burn. Failure to address both known and unforeseen technical challenges of K-Fuel refined coal, obtain feedstock in sufficient quantity and at acceptable prices and to arrange for transportation services at reasonable prices, may materially and adversely affect our business, results of operations and financial condition.

Construction of future K-Fuel or K-Direct facilities will require substantial lead time and significant additional financing.

We do not have any definitive contracts to construct additional K-Fuel facilities or K-Direct facilities. To the extent that we identify appropriate sites for future K-Fuel plants or agree with utilities or other businesses to construct K-Direct facilities, we will then be required to begin a lengthy permitting and construction process. We estimate that it could take at least six months to obtain necessary permits and approvals and that, depending on local circumstances, the required time could be much longer. Thereafter, construction of a facility with a capacity of approximately 1.5 million tons of K-Fuel refined coal per year, which is approximately twice the size of our Fort Union plant, would take an estimated further period of 18 to 24 months.Thus, we would not expect to obtain any revenues from any such facilities before at least 2010.

As of June 30, 2007, we estimate that we have spent approximately $95.0million in constructing our Fort Union plant, which is not yet complete. We estimate that the cost of constructing additional facilities, such as a 1.5 million ton per year facility, could be greater depending on additional variables, including site location, material handling equipment and design, seismic zones, labor issues, and weather and climate conditions. Such variables could potentially increase costs. We would be required to obtain substantial amounts of financing to undertake any such project and there can be no assurance that such financing would be available to us. Inability to construct additional facilities to produce K-Fuel, or to finance the construction thereof on acceptable terms, will adversely affect our financial condition.

Any negative results from the continuing evaluation of K-Fuel refined coal produced at our Fort Union plant site or future plant sites by us or third parties could have a material adverse effect on the marketability of K-Fuel refined coal and future prospects.

We and certain third parties are continuing to evaluate K-Fuel refined coal produced at our Fort Union plant. There can be no assurance that this evaluation will result in positive findings concerning the moisture content, heat value, emission-levels, burn qualities or other aspects of our K-Fuel refined coal. Furthermore, even if current evaluations indicate that our K-Fuel refined coal performs to design specifications, there can be no assurance that later tests will confirm these current results or that our K-Fuel refined coal will be readily accepted by the market. The process of introducing our K-Fuel refined coal into the market may be further delayed if these test results are negative or if potential customers conduct their own tests of the K-Fuel refined coal to determine whether it meets their individual requirements and the results are not acceptable. Substantially all of our evaluations of K-Fuel refined coal at our Fort Union plant have used Powder River Basin low-grade coal as the feedstock and we have conducted only limited tests of the K-Fuel process at Fort Union using other feedstocks. However, we have conducted numerous tests of the K-Fuel process using other feedstocks in our laboratories. The ability to use feedstocks from other locations in the United States or overseas will depend on the results of future tests on different types of coal. If these tests limit the range of viable low-grade coal feedstocks for use in the K-Fuel process, site locations for future K-Fuel or K-Direct plants may be limited and the commercial appeal of the process may be less than anticipated. If this continuing process of evaluation and market introduction results in negative findings concerning the K-Fuel process, this could have a material adverse effect on the marketability of K-Fuel refined coal and on our financial condition, results of operations and future prospects.

Due to the uncertain market for, and commercial acceptance of, our K-Fuel refined coal, we may not be able to realize significant revenues from the sale of K-Fuel refined coal.

While we believe that a commercial market is developing both domestically and internationally for cleaner coal products such as K-Fuel refined coal, we may face the following risks due to the developing market for our cleaner coal technology:

•                  limited pricing information;

•                  changes in the price differential between low- and high-Btu coal;

•                  unknown costs and methods of transportation to bring K-Fuel refined coal to market;

•                  alternative fuel supplies available at a lower price;

•                  the cost and availability of emissions-reducing equipment and other technologies that may be more desirable than the K-Fuel refined coal;

•                  potential future declines in energy prices which would make K-Fuel refined coal less attractive economically;

•                  the market viability of K-Fuel refined coal based on a decline in energy prices; and

•                  sufficient market interest for us to continue in business.

If we are unable to develop markets for our K-Fuel refined coal, our ability to generate revenues and profits may be negatively impacted.

If we are unable to construct and commercialize K-Fuel production plants, our ability to generate profits from this process will be impaired.

The commercial production of our K-Fuel refined coal is relatively new and limited. Our future success depends on our ability to locate, develop and construct future commercial K-Fuel production plants and operate them at a profit. A number of different variables, risks and uncertainties affect our successful construction of future K-Fuel production plants and our ability to operate such plants at a profit including:

•                  the complex, lengthy and costly regulatory permit and approval process;

•                  local opposition to development of projects, which can increase cost and delay timelines;

•                  increases in construction costs such as for contractors, workers and raw materials;

•                  transportation costs and availability of transportation;

•                  our inability to acquire adequate amounts of low rank feedstock coal at forecasted prices to meet our projected goals;

•                  engineering, operational and technical difficulties, as discussed above;

•                  possible price fluctuations of low-Btu coal, which could impact K-Fuel refined coal’s profitability; and

•                  expenditures related to researching and investigating future K-Fuel production sites, which we may not be able to recover.

If we are unable to successfully address these risks, our results from operations, financial condition and cash flows may be adversely affected.

Regulation of the K-Fuel process and K-Fuel refined coal may adversely affect our financial condition and results of operations and cash flows.

Our K-Fuel refined coal is currently subject to federal, state, local, and foreign laws and regulations. In addition, as products and commercial applications are introduced into the market, governments may impose new regulations which may increase our costs and price of our product. If the cost of compliance with applicable laws and regulations increases past that forecasted, our ability to profitably market and sell K-Fuel refined coal may be jeopardized.

Compliance with environmental laws and regulations may increase our costs and reduce our future sales.

Our operations are subject to stringent and complex federal, state and local environmental laws and regulations. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes impose strict, joint and several liabilities for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the release of substances or other waste products into the environment.

Future changes in the law may adversely affect our ability to sell our products and services.

A significant factor in expanding the potential U.S. market for K-Fuel refined coal is the numerous federal, state and local environmental regulations, which provide various air emission requirements for power generating facilities and industrial coal users. We believe that the use of clean-burning fuel technologies, like K-Fuel refined coal, will help utility companies comply with the air emission regulations and limitations. We are unable to predict future regulatory changes and their impact on the demand for our products. While more stringent laws and regulations, including mercury emission standards, limits on sulfur dioxide emissions and nitrogen oxide emissions, may increase demand for our products, such regulations may result in reduced coal use and increased reliance on alternative fuel sources. Similarly, amendments to the numerous federal and state environmental regulations that relax emission limitations would have a material adverse effect on our prospects.

Our inability to adequately protect and defend our proprietary process could harm our business, increase our costs and decrease sales of our products and services.

Our success depends upon our proprietary process. We rely on a combination of patent, trademark and trade secret rights to establish and protect our proprietary rights. We currently have a series of patents and patent applications on our K-Fuel process. However, competitors may successfully challenge the validity or scope of one or more of our patents, or any future patents. These patents alone may not provide us with any significant competitive advantage.

Further, while our most recently issued patent protection covers what we believe are the unique aspects of our K-Fuel process as it is currently conducted, not all of the claims we filed were allowed. The patent application has been re-filed to address the examiner’s comments and we expect some of the claims to be granted as re-filed. While we continue our efforts regarding these claims there can be no assurance that we will be able to obtain patent protection in the United States or abroad to protect these or any other aspects of our intellectual property, or that, in the absence of any such patent protection, that the combination of additional methods that we currently employ to maintain the confidentiality of our processes will adequately safeguard our proprietary processes and information. If our intellectual property is not adequately protected, this may have a material adverse impact on our financial condition, results of operations, cash flows and future prospects.

Third parties could copy or otherwise obtain and use our technology without authorization or develop similar technology independently. The protection of our proprietary rights may be inadequate and our competitors could independently develop similar technology, duplicate our solutions, or design around any patents or other intellectual property rights we hold.

Any actions taken by us to enforce our patents or other property rights could result in significant expense as well as the diversion of management time and resources. In addition, detecting infringement and misappropriation of patents or intellectual property can be difficult, and there can be no assurance that we would detect any infringement or misappropriation of our proprietary rights. Even if we are able to detect infringement or misappropriation of our proprietary rights, litigation to enforce our rights could cause us to divert significant financial and human resources from our business operations, and may not ultimately be successful. If we are required to divert significant resources and time to the enforcement of our proprietary rights, even if the enforcement is successful, our business could be materially adversely affected.

Our success will depend on our ability to operate without infringing on or misappropriating the proprietary rights of others.

We may be sued for infringing or misappropriating the proprietary rights of others. Intellectual property litigation is costly, and, even if we prevail, the cost of such litigation could adversely affect our business. In addition, litigation is time consuming and could divert management attention and resources away from our business. If we do not prevail in any litigation, we could be required to stop the infringing activity and/or pay substantial damages. Under some circumstances, these damages could be triple the actual damages the patent holder incurs. If we have supplied infringing products to third parties for marketing or licensed third parties to manufacture, use or market infringing products, we may be obligated to indemnify these third parties for any damages they may be required to pay to the patent holder and for any losses the third parties may sustain themselves as the result of lost sales or damages paid to the patent holder.

If a third party holding rights under a patent successfully asserts an infringement claim with respect to any of our products or processes, we may be prevented from manufacturing or marketing our infringing product in the country or countries covered by the patent we infringe, unless we can obtain a license from the patent holder. Any required license might not be available to us on acceptable terms, or at all. Some licenses may be non-exclusive, and therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to market future products, which could have a material adverse effect on our business.

Coal Mining Risks

A substantial or extended decline in coal prices could reduce our revenues and the value of our coal reserves.

The results of operations in our Mining segment are substantially dependent upon the prices we receive for our coal. The prices we receive for coal depend upon factors beyond our control, including:

•                  the supply of and demand for domestic and foreign coal;

•                  the demand for electricity;

•                  the proximity to, capacity of, and cost of transportation facilities;

•                  air emission standards for coal-fired power plants;

•                  regulatory, administrative, and judicial decisions; and

•                  the effect of worldwide energy conservation measures.

Declines in the prices we receive for our coal could adversely affect our operating results and our ability to generate the cash flows we require to improve our productivity and invest in our operations.

Our coal mining production and delivery is subject to conditions and events beyond our control, which could result in higher operating expenses and/or decreased production and sales and adversely affect our operating results and cash flows.

Our coal mining operations are conducted in underground mines and at surface mines. The level of our production at these mines is subject to operating conditions and events beyond our control that could disrupt operations, affect production and the cost of mining at particular mines for varying lengths of time and have a significant impact on our operating results.  Adverse operating conditions and events that we may experience are:

•                  delays and difficulties in acquiring, maintaining or renewing necessary permits for mining or surface rights;

•                  changes or variations in geologic conditions, such as the seam thickness of the coal deposits and the amount of rock embedded in or overlying the coal deposit;

•                  mining and processing equipment failures and unexpected maintenance problems;

•                  limited availability of mining and processing equipment and parts from suppliers;

•                  interruptions due to transportation availability and delays;

•                  adverse weather and natural disasters, such as heavy rains and flooding;

•                  accidental mine water discharges;

•                  the unavailability of qualified labor; and

•                  unexpected mine safety accidents, including fires and explosions.

The occurrence of any of these conditions or events in the future may affect deliveries of coal to customers, increase our cost of mining and delay or halt production at particular mines or sales to our customers either permanently or for varying lengths of time, which could adversely affect our operating results.

Our current business will be adversely affected if we are unable to develop or acquire additional coal reserves that are economically recoverable.

In addition to our K-Fuel business, our ability to achieve current profitability depends substantially on our ability to mine coal reserves possessing quality characteristics desired by our customers in a cost-effective manner. We have not yet applied for the permits required, or developed the mines necessary, to mine all of our reserves. Permits are becoming increasingly more difficult and expensive to obtain and the review process continues to lengthen. In addition, we may not be able to mine all of our reserves profitably in the future.

Because our reserves are depleted as we mine our coal, our future success and growth depend, in part, upon our ability to acquire additional coal reserves that are economically recoverable. If we are unable to replace or increase our coal reserves on acceptable terms, our production and revenues will decline as our reserves are depleted. Exhaustion of reserves at particular mines also may have an adverse effect on our operating results that is disproportionate to the percentage of overall production represented by such mines.

We face numerous uncertainties in estimating our recoverable coal reserves, and inaccuracies in our estimates could result in decreased profitability from lower than expected revenues or higher than expected costs.

Forecasts of our future performance are based on, among other things, estimates of our recoverable coal reserves. We base our estimates of reserve information on engineering, economic and geological data assembled and analyzed by our internal engineers and periodically reviewed by third-party consultants. There are numerous uncertainties inherent in estimating the quantities and qualities of recoverable reserves and costs to mine, including many factors beyond our control. Estimates of economically recoverable coal reserves and net cash flows necessarily depend upon a number of variable factors and assumptions, any one of which may, if incorrect, result in an estimate that varies considerably from actual results. These factors and assumptions include:

•                  future coal prices, operating costs, capital expenditures, severance and excise taxes, royalties and development and reclamation costs;

•                  future mining technology improvements;

•                  the effects of regulation by governmental agencies; and

•                  geologic and mining conditions, which may not be fully identified by available exploration data and may differ from our experiences in areas we currently mine. As a result, actual coal tonnage recovered from identified reserve areas or properties, and costs associated with our mining operations, may vary from estimates.

Any inaccuracy in our estimates related to our reserves could result in decreased profitability from lower than expected revenues or higher than expected costs.

Risks Related to the Notes, the Guarantees and Our Common Stock

Under certain circumstances the subsidiary guarantees and collateral will be released and the holders of the notes will no longer be entitled to the benefit of such guarantees and collateral.

If the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the conversion price per share and the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use for at least 30 days following our collateral price trigger notice, unless registration is no longer required, the subsidiary guarantees and all collateral, including additional collateral in the form of cash and cash equivalents, if any, will be released and the holders of the notes will no longer be entitled to the benefit of such guarantees and collateral. In addition, upon such release, the notes will become our subordinated obligations and we will no longer be subject to certain restrictive covenants relating to indebtedness, liens, restricted payments and asset sales, as described under “Description of the Notes—Certain Covenants,” and “Description of the Notes—Subordination of Notes.”

If the subsidiary guarantees and the collateral are released, your right to receive payments on the notes will be subordinated to all our existing and future indebtedness and effectively subordinated to all existing and future liabilities of all of our subsidiaries, including the subsidiary guarantors.

Upon the occurrence of the collateral price trigger, which would occur if the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the conversion price per share and the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use for at least 30 days following our collateral price trigger notice, unless registration is no longer required, the collateral will be released and the notes will automatically and irrevocably be subordinated in right of payment to all our existing and future senior indebtedness, as described under “Description of the Notes—Subordination of Notes.”

Upon subordination of the notes, we will not be permitted to make any payments in respect thereof, including principal and interest, in the event of a payment default or certain other defaults in respect of our senior indebtedness, unless such senior indebtedness has been paid in full or the default has been cured or waived.  In the event of certain other defaults with respect to the senior indebtedness, we will not be permitted to pay any amount on account of the notes for a designated period of time. In addition, in the event of bankruptcy, liquidation or dissolution of the Company, our assets will not be available to pay obligations under the notes until we have made all payments on such senior indebtedness, and we may not have sufficient assets after all these payments have been made to make any payments on the notes, including payments of principal or interest when due.

Most of our operations are conducted through, and most of our assets other than cash and cash equivalents, marketable securities, restricted cash and assets held for sale, are held by, our subsidiary guarantors. Therefore, we are dependent on the cash flow of our subsidiary guarantors to meet our debt obligations. Upon release of the subsidiary guarantees and all collateral, our subsidiary guarantors, which are separate and distinct legal entities, will no longer guarantee our obligations under, or have any obligation to pay any amounts due on, the notes. As a result, the notes will be effectively subordinated to all liabilities, including trade payables, of all of our subsidiaries, including the subsidiary guarantors. In such event, our rights and the rights of our creditors, including holders of the notes, to participate in the assets of any of our subsidiaries upon their liquidation or recapitalization will generally be subject to the prior claims of those subsidiaries’ creditors. As of June 30, 2007, we had senior indebtedness outstanding of less than $18.7 million and our subsidiaries had no indebtedness outstanding and approximately $13.1 million of other liabilities outstanding (excluding intercompany liabilities).

The value of the collateral may not be sufficient to repay the holders of the notes in an event of default.

At issuance, the notes are secured by a first-priority security interest in all of the equity interests in Evergreen Operations. We have granted a first-priority security interest for the benefit of the holders of the notes in our and our subsidiaries’ existing and future bank, investment, brokerage or other accounts holding cash and cash equivalents, subject to certain limitations. We deposited $18.0 million of the proceeds from the note offering in an escrow account in which we granted a first-priority security interest for the benefit of the holders of the notes. Our intellectual property rights relating to the K-Fuel refined coal process are held by our wholly owned subsidiary, KFx Technology, LLC, which is not a subsidiary of Evergreen Operations, and consequently, none of these intellectual property rights are included in the collateral securing the notes or are the property of an obligor on the notes. The value of the equity interests of Evergreen Operations at any time will depend on market and other economic conditions, including the availability of suitable buyers, and such collateral may be illiquid and may have no readily ascertainable market value.  The value of such collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends. In the event that a bankruptcy case is commenced by or against us, if the value of such collateral, together with the additional collateral in the form of cash and cash equivalents, if provided, is less than the amount of principal and accrued and unpaid interest on the notes and all other senior secured obligations, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed. We cannot assure you that the proceeds from the sale or sales of all of such collateral would be sufficient to satisfy the amounts due on the notes in the event of a default. If such proceeds were not sufficient to repay amounts due on the notes, then holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets.

Under the terms of the notes, we may use our cash and cash equivalents, including that in the accounts to be provided as collateral, without restriction for our normal operating activities, except that the $18 million of proceeds deposited in the escrow account will be released to us for use only upon release of the other collateral. See “Description of the Notes—Release of Subsidiary Guarantors and Collateral.” The amount of cash and cash equivalents in these accounts may vary significantly over time, including at the time of any default or bankruptcy. The value of the equity interests of Evergreen Operations has not been appraised. As of June 30, 2007, the book value of such collateral, excluding intercompany payables and receivables, was approximately $142.9 million. Depending upon market and economic conditions and the availability of buyers, the sale value of such collateral may be substantially different from its book value.

Bankruptcy laws may limit your ability to realize value from the collateral.

The right of the collateral agent to dispose of the collateral, if any, upon the occurrence of an event of default under the indenture governing the notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent disposed of the collateral. Upon the commencement of a case under the bankruptcy code, a secured creditor such as the collateral agent is prohibited from disposing of security without bankruptcy court approval, which may not be given. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:

•                  how long payments under the notes could be delayed following commencement of a bankruptcy case;

•                  whether or when the collateral agent could dispose of the collateral;

•                  the value of the collateral at the time of the bankruptcy petition; or

•                  whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

We may not have the ability to repurchase the notes for cash upon the occurrence of a fundamental change as required by the indenture governing the notes.

Holders of the notes will have the right to require us to repurchase the notes for cash upon the occurrence of a fundamental change as described under “Description of the Notes.” We may not have sufficient funds to repurchase the notes or have the ability to arrange necessary financing on acceptable terms. A fundamental change may also constitute an event of default under, or result in the acceleration of the maturity of, our then-existing indebtedness. Our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to repurchase the notes when required would result in an event of default with respect to the notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you will have the right to require us to repurchase the notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of certain transactions. For example, any leveraged recapitalization, refinancing, restructuring, or acquisition initiated by us will generally not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, holders of the notes will not have the right to require us to repurchase the notes, even though any of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes will be subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock (including the stock of a subsidiary), indebtedness or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of the Notes.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of our common stock for cash, that may adversely affect the trading price of the notes or the common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a make-whole fundamental change occurs, we will increase the conversion rate by a number of additional shares of our common stock for notes converted during a specified period of time relating to the effective date of such make-whole fundamental change. The adjustment to the conversion rate for notes converted in connection with such make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $12.50 per share or less than $3.75 per share (in each case, subject to adjustment), no adjustment will be made to the conversion rate. In no event will the total number of shares of common stock added to the conversion rate as a result of such make-whole fundamental change exceed 76.19 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of the Notes—Conversion of Notes—Conversion Rate Adjustments.”

Furthermore, a holder will not receive the additional consideration payable as a result of the increase in the conversion rate until the effective date of such make-whole fundamental change or later, which could be a significant period of time after the date the holder has tendered its notes for conversion. Our obligation to increase the conversion rate in connection with any such make-whole fundamental change could also be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The notes may not have an active market and their price may be volatile. You may be unable to sell your notes at the price you desire or at all.

There is no existing trading market for the notes. As a result, there can be no assurance that a liquid market will develop or be maintained for the notes, that you will be able to sell any of the notes at a particular time (if at all) or that the prices you receive if or when you sell the notes will be above their initial offering price. Although the notes are eligible for trading in PORTAL, we do not intend to list the notes on any national securities exchange. The initial purchasers have advised us that they intend to make a market in the notes after this offering is completed, but they have no obligation to do so and may cease their market-making at any time without notice. In addition, market-making will be subject to the limits imposed by the Exchange Act and may be limited during the pendency of any shelf registration statement. The liquidity of the trading market in the notes, and the market price quoted for these notes, may be adversely affected by, among other things:

•                  changes in the overall market for debt securities;

•                  changes in our financial performance or prospects;

•                  the prospects for companies in our industry generally;

•                  the number of holders of the notes;

•                  the interest of securities dealers in making a market for the notes; and

•                  prevailing interest rates.

The notes may not be rated or may receive a lower rating than anticipated.

We do not intend to seek a rating on the notes. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price of the notes and our common stock could be harmed.

If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock, other than extraordinary dividends that our board of directors designates as payable to the holders of the notes), but if you subsequently convert your notes and receive common stock upon such conversion, you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your notes and, to a limited extent, under the conversion rate adjustments applicable to the notes. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers or rights of our common stock that result from such amendment.

Our stock price has been volatile historically and may continue to be volatile. The price of our common stock, and therefore the price of the notes, may fluctuate significantly, which may make it difficult for holders to resell the notes or the shares of our common stock issuable upon conversion of the notes when desired or at attractive prices.

The trading price of our common stock has been and may continue to be subject to wide fluctuations. From January 1, 2006 through October 24, 2007, the sale price of our common stock on NYSE Arca (and prior to September 29, 2006, as listed on the American Stock Exchange) ranged from $22.16 to $3.50 per share, and the closing sale price on October 24, 2007, was $4.61 per share. Our stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, announcements of technological innovations or new products by us or our competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to us, and new reports relating to trends in our markets or general economic conditions.

In addition, the stock market in general, and prices for companies in our industry in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance. Because the notes are convertible into shares of our common stock, volatility or depressed prices of our common stock could have a similar effect on the trading price of our notes. Holders who receive common stock upon conversion also will be subject to the risk of volatility and depressed prices of our common stock. In addition, the existence of the notes may encourage short selling in our common stock by market participants because the conversion of the notes could depress the price of our common stock. Additionally, lack of positive performance in our stock price may adversely affect our ability to retain key employees.

Sales of a significant number of shares of our common stock in the public markets, or the perception of such sales, could depress the market price of the notes.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets could depress the market price of the notes, our common stock, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock or the value of the notes. The price of our common stock could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity which we expect to occur involving our common stock. This hedging or arbitrage could, in turn, affect the market price of the notes.

Conversion of the notes may dilute the ownership interest of existing stockholders, including holders who have previously converted their notes.

To the extent we deliver common stock upon conversion of the notes the ownership interests of existing stockholders may be diluted. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the anticipated conversion of the notes into shares of our common stock could depress the price of our common stock.

The subsidiary guarantees may not be enforceable because of fraudulent conveyance laws.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if, among other things, any subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:

•                  received less than reasonably equivalent value or fair consideration for the guarantee; or

•                  issued the guarantee with the intent of hindering, delaying or defrauding its present or future creditors; and

•                  was insolvent or rendered insolvent as a result of issuing the guarantee;

•                  was engaged in a business or transaction for which that subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•                  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured,

then the guarantee of that subsidiary guarantor could be voided, or claims by holders of the notes under that guarantee could be subordinated to all other debts of that subsidiary guarantor. In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be required to be returned to that subsidiary guarantor or to a fund for the benefit of the creditors of that subsidiary guarantor.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a subsidiary guarantor would be considered insolvent if:

•                  the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets at a fair valuation;

•                  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•                  it could not pay its debts as they become due.

The notes will initially be held in book-entry form and, therefore, you must rely on the procedures and the relevant clearing systems to exercise your rights and remedies.

Unless and until certificated notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

We may not be able to refinance the notes if required or if we so desire.

We may need or desire to refinance all or a portion of the notes or any other future indebtedness that we incur on or before the maturity of the notes. There can be no assurance that we will be able to refinance any of our indebtedness on commercially reasonable terms, if at all.

You should consider the United States federal income tax consequences of owning the notes.

Under the indenture governing the notes, we agreed, and by acceptance of a beneficial interest in a note each holder is deemed to have agreed, to treat the note as indebtedness for U.S. federal income tax purposes that are subject to the Treasury regulations governing contingent payment debt instruments.

Consequently, despite some uncertainty as to the proper application of such regulations, the notes are treated as issued with original issue discount for United States federal income tax purposes, and you are required to include such original issue discount in your income as it accrues at a constant rate of 4.89% per year (subject to certain adjustments), compounded semi-annually, which represents the yield on our comparable non-contingent, non-convertible, fixed rate debt instruments with terms and conditions otherwise similar to the notes. The amount of original issue discount required to be included by you in income for each year generally will be in excess of the payments and accruals on the notes for non-tax purposes (i.e., in excess of the stated semi-annual regular interest payments and accruals and any contingent interest payments) in that year.

You will recognize gain or loss on the sale, exchange, conversion or redemption of a note in an amount equal to the difference between the amount realized, including the fair market value of any of our common stock and the amount of any “coupon make-whole” payments received, and your adjusted tax basis in the note. Any gain recognized by you on the sale, exchange, conversion or redemption of a note will be treated as ordinary interest income; any loss will be ordinary loss to the extent of original issue discount previously included in income, and thereafter as capital loss.

A discussion of the United States federal income tax consequences of ownership of the notes is contained in this prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations.”

You are strongly urged to consult your tax advisor as to the U.S. federal, state, local or other tax consequences of acquiring, owning, and disposing of the notes.

You may be subject to tax upon an adjustment to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. Adjustments in the conversion rate (or failures to make such adjustments) that allow the holders of notes to receive more shares of common stock upon conversion of notes may increase such holders’ proportionate interest in our assets or earnings. Any such adjustment that increases the holders’ proportionate interests in our assets and earnings would be treated as receiving a constructive distribution taxable as a dividend under certain circumstances, as described under “Certain U.S. Federal Income Tax Considerations—United States Holders—Adjustment of Conversion Price,” even if you have not received any cash or property. As a result, we may withhold backup withholding tax on a constructive distribution from subsequent payments of cash and common stock made on the notes (or, in certain circumstances, against any payments on the common stock) to satisfy any applicable withholding tax.

We may be unable to deduct for tax purposes the interest or original issue discount, if any, paid or accrued on the notes.

No deduction is allowed for U.S. federal income tax purposes for interest paid on a disqualified debt instrument. A disqualified debt instrument generally includes any indebtedness of a corporation which is payable in equity of the issuer. Although we believe and intend to take the position that the notes are not disqualified debt instruments, the notes may be treated as disqualified debt instruments, and we may be prohibited from deducting the interest due on the notes. Consequently, we may have less cash available with which to satisfy our obligations.

Our certificate of incorporation and by-laws include anti-takeover provisions that may enable our management to resist an unwelcome takeover attempt by a third party.

Our organizational documents and Delaware law contain provisions that might discourage, delay or prevent a change in control of our company or a change in our management. Our board of directors may also choose to adopt further anti-takeover measures without stockholder approval. The existence and adoption of these provisions could adversely affect the voting power of holders of common stock and limit the price that investors might be willing to pay in the future for shares of our common stock.

USE OF PROCEEDS

The proceeds from the sale of the notes and the common stock offered pursuant to this prospectus supplement are solely for the account of the selling securityholders. Accordingly, we will not receive any proceeds from the sale of the notes or the shares of common stock offered by this prospectus supplement.

DESCRIPTION OF 8.00% CONVERTIBLE SECURED NOTES DUE 2012 AND GUARANTEES

We issued the notes under an indenture among us, the subsidiary guarantors specified below and U.S. Bank National Association, as trustee. The notes, the subsidiary guarantees and any common stock issuable upon conversion of the notes are covered by a registration rights agreement.

The following description is only a summary of the material provisions of the notes, the indenture and the registration rights agreement. It does not purport to be complete. We urge you to read these documents in their entirety because they, and not this description, define the rights of holders of the notes.

For purposes of this Description of the Notes section, references to “we”, “us”, “our”, “the Company” and “Evergreen” refer solely to Evergreen Energy Inc. and not to its subsidiaries.

General

The Notes

The notes:

•                  are limited to $95.0 million aggregate principal amount;

•                  mature on August 1, 2012, unless earlier converted by holders, repurchased by us at the option of holders in connection with a fundamental change or redeemed by us as described below;

•                  bear interest at a rate of 8.00% per annum on the principal amount (the “initial interest rate”), payable semi-annually, in arrears, on each February 1 and August 1, beginning on February 1, 2008, to the holders of record at the close of business on the preceding January 15 and July 15, respectively; provided, however, that the initial interest rate per annum will be permanently decreased by 300 basis points if (i) the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is greater than or equal to the applicable conversion price per share on each such trading day (the “reduced interest rate trigger”) and (ii) the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use for at least 30 days following the reduced interest rate trigger, unless registration is no longer required. This reduced interest rate will become effective on the first day of the calendar quarter following the date on which both criteria in the preceding sentence are satisfied;

•                  bear additional interest if we fail to comply with certain obligations set forth under “—Registration Rights”;

•                  subject to release under the circumstances described herein, are fully and unconditionally guaranteed, on a senior, unsecured basis, by Evergreen Operations, LLC, a Delaware limited liability company, our wholly owned subsidiary which we refer to as Evergreen Operations and by its subsidiaries, KFx Plant, LLC, a Wyoming limited liability company, KFx Operations, LLC, a Wyoming limited liability company, Landrica Development Company, a South Dakota corporation, and Buckeye Industrial Mining Company, an Ohio corporation. Our intellectual property rights relating to the K-Fuel refined coal process are held by our wholly owned subsidiary, KFx Technology, LLC, which is not a subsidiary of Evergreen Operations, and consequently, none of these intellectual property rights will be included in the collateral securing the notes or be the property of an obligor on the notes;

•                  subject to subordination under the circumstances described herein, are our senior secured obligations and rank senior in right of payment to all of our existing and future subordinated indebtedness and future indebtedness that expressly provides for its subordination to the notes, rank pari passu in right of payment with all of our existing and future senior indebtedness and effectively senior to all of our unsecured indebtedness to the extent of the value of the collateral securing the notes and are effectively subordinated in right of payment to all existing and future obligations of our non-guarantor subsidiaries;

•                  subject to release under the circumstances described herein, are secured by a first-priority security interest in all of the equity interests in Evergreen Operations;

•                  subject to release under the circumstances described herein, are subject to a first-priority security interest in an escrow account into which we deposited $18.0 million of the proceeds from the note offering, and a first-priority security interest in our and our subsidiaries’ existing and future bank, investment, brokerage or other accounts holding cash and other assets that are readily convertible into cash, such as money market holdings, short-term government bonds or U.S. Treasury bills, marketable securities and commercial paper (such other assets readily convertible into cash, “cash equivalents”), except for accounts (i) holding in the aggregate cash and cash equivalents of less than $1.5 million, (ii) any such account created in connection with one or more Projects and (iii) any account holding cash that has been posted, segregated or otherwise set aside in connection with certain environmental remediation and contractual obligations (the assets held in the accounts subject to these first-priority security interests, together with the equity interests described in the preceding bullet, as the same may be adjusted from time to time, the “collateral”);

•                  are redeemable by us at any time, in whole or in part, at a redemption price payable in cash equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to, but not including, the redemption date and an additional “coupon make-whole” payment as described below under “—Provisional Redemption,” if the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the then applicable conversion price per share on each such trading day and the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use and is expected to remain effective and available for use for the 30 days following the redemption date, unless registration is no longer required;

•                  are subject to repurchase by us, in whole or in part, for cash at the option of holders upon the occurrence of a “fundamental change” (as defined under “—Repurchase of Notes at the Option of Holders upon a Fundamental Change”), at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest (including additional interest), if any, to, but not including, the repurchase date as described under “—Repurchase of Notes at the Option of Holders upon a Fundamental Change”; and

•                  are represented by one or more registered securities in global form as described under “—Book-Entry Delivery and Form.”

The notes may be converted into shares of our common stock at a conversion rate of 190.4762 shares of common stock (or cash or a combination of cash or common stock, if we so elect) per $1,000 principal amount of the notes, which is equal to a current conversion price of approximately $5.25 per share, as described under “—Conversion of Notes—Conversion Rate.”  The conversion rate is subject to adjustment if certain events occur. If holders convert their notes during the period from and including the date we give our redemption notice to and including the business day immediately preceding the redemption date or during the 10 trading day period following the date on which we give notice to holders that the collateral price trigger has been met, such holders will also receive an amount equal to accrued and unpaid interest and an additional “coupon make-whole payment” described below. This amount will be paid in cash or in shares of our common stock, at our election. Otherwise, converting holders will not receive any separate cash payment representing accrued and unpaid interest or additional interest, except as described herein. If a make-whole fundamental change occurs, we may be required to increase the conversion rate for any notes converted in connection with such make-whole fundamental change by a specified number of shares of our common stock.

Each of the subsidiary guarantors will be irrevocably released from its obligations under its guarantee and the first-priority security interests in the collateral will be irrevocably released under the circumstances described below under “—Release of Subsidiary Guarantors and Collateral” if the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the conversion price per share on each such trading day and the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use for at least 30 days following our collateral price trigger notice, unless registration is no longer required. In addition, upon such release, the notes will become automatically and irrevocably subordinated to our senior indebtedness as described under “—Subordination of Notes” below.

Other than as described herein, the indenture governing the notes does not contain any financial covenants and does not restrict our subsidiaries, other than the subsidiary guarantors, from incurring additional senior indebtedness or any other indebtedness or issuing securities but does restrict us from paying dividends or making distributions on our common stock or repurchasing our common stock. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of highly leveraged transactions, a fundamental change or a make-whole fundamental change, except to the extent described under “—Repurchase of Notes at the Option of Holders upon a Fundamental Change”, “—Increase of Conversion Rate upon Make-whole Fundamental Changes” and “—Consolidation, Merger and Sale of Assets.”

No sinking fund is provided for the notes.

We will maintain an office where the notes may be presented for registration, transfer, exchange or conversion. This office will initially be an office or agency of the trustee. Except under limited circumstances described below, the notes will be issued only in fully registered book-entry form, without coupons, in denominations of $1,000 principal amount and multiples thereof, and will be represented by one or more global notes. We may pay interest by check mailed to each holder at its address as it appears in the notes register; provided, however, that holders with notes in an aggregate principal amount in excess of $2.0 million will be paid, at their written election, by wire transfer of immediately available funds; provided further, however, that payments to The Depository Trust Company, New York, New York, which we refer to as “DTC”, will be made by wire transfer of immediately available funds to the account of DTC or its nominee. There will be no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

Holders may not sell or otherwise transfer the notes or any common stock issuable upon conversion of the notes except in compliance with the provisions set forth under “—Registration Rights” and in this prospectus supplement under “Transfer Restrictions.”  In addition, neither we nor the registrar nor the trustee is required to register a transfer or exchange of any notes for which the holder has delivered, and not validly withdrawn, a fundamental change repurchase notice, except, in the case of a partial repurchase, that portion of the notes not being repurchased.

The material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and any shares of our common stock received upon conversion of the notes are summarized in this prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations.”

Principal, Maturity

The indenture provides for the issuance by us of notes in an amount limited to $95.0 million aggregate principal amount. The notes mature on August 1, 2012.

Interest

The notes bear interest at a rate of 8.00% per annum on the principal amount from July 30, 2007. We will pay interest semi-annually, in arrears, on each February 1 and August 1, beginning on February 1, 2008, subject to limited exceptions if the notes are converted prior to the relevant interest payment date; provided, however, that the initial interest rate per annum will be permanently decreased by 300 basis points if (i) the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is greater than or equal to the applicable conversion price per share on each such trading day (which conversion price is equal to $1,000 divided by the then applicable conversion rate) (the “reduced interest rate trigger”) and (ii) the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use for at least 30 days following the reduced interest rate trigger, unless registration is no longer required. This reduced interest rate will become effective on the first day of the calendar quarter following the date on which the two criteria in the preceding sentence are satisfied. Subject to certain exceptions, interest will be paid to the holders of record at the close of business on January 15 and July 15, as the case may be, immediately preceding the relevant interest payment date.

Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 30, 2007. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest will cease to accrue on a note upon its maturity, conversion, redemption or repurchase by us at the option of a holder.

Guarantees

The notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by the subsidiary guarantors.

Each subsidiary guarantee is a general unsecured obligation of the subsidiary guarantor and:

•                  ranks pari passu in right of payment with all of the subsidiary guarantors’ existing and future senior unsecured indebtedness; and

•                  ranks senior in right of payment to all of the subsidiary guarantors’ existing and future subordinated indebtedness and future indebtedness that expressly provides for its subordination to the guarantees.

Not all of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay their debt and other obligations (including trade payables) before they will be able to distribute any of their assets to us. As of June 30, 2007, our non-guarantor subsidiaries had approximately $13.1 million of indebtedness and other liabilities outstanding to which the notes would rank effectively junior.

If we default in payment of the principal of, or interest on the notes, or any cash or stock amounts due upon conversion, each of the subsidiary guarantors will be unconditionally, jointly and severally, obligated to duly and punctually pay the principal of and interest on the notes or any such cash or stock amounts due upon conversion.

The obligations of each subsidiary guarantor under its guarantee are limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such subsidiary guarantor, and after giving effect to any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of the obligations of such other subsidiary guarantor under its guarantee or pursuant to its contribution obligations under the indenture, will result in the obligations of such subsidiary guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each subsidiary guarantor that makes a payment or distribution under its guarantee will be entitled to a contribution from any other subsidiary guarantor in a pro rata amount based on the net assets of each subsidiary guarantor determined in accordance with generally accepted accounting principles.

Notwithstanding the foregoing, each guarantee of the notes by a subsidiary guarantor provides by its terms that it shall be automatically and unconditionally released and discharged (i) upon payment in full of principal, interest and all other obligations on the notes issued under the indenture or discharge or defeasance thereof or (ii) in accordance with “—Release of Subsidiary Guarantors and Collateral.”

Collateral

General

The notes are secured by a first priority Lien on all of the equity interests in Evergreen Operations. Our intellectual property rights relating to the K-Fuel refined coal process are held by our wholly owned subsidiary, KFx Technology, LLC, which is not a subsidiary of Evergreen Operations, and consequently, none of these intellectual property rights are included in the collateral securing the notes or are the property of an obligor on the notes.

Covenant to Provide Additional Collateral

We have granted a first-priority security interest for the benefit of the holders of the notes in our and our subsidiaries’ existing and future bank, investment, brokerage or other accounts holding cash and cash equivalents, except for accounts (i) holding in the aggregate cash and cash equivalents of less than $1.5 million, (ii) any such account created in connection with one or more Projects and (iii) any account holding cash that has been posted, segregated or otherwise set aside in connection with certain regulatory and contractual obligations, including environmental remediation. We may use our cash and cash equivalents, including that in the accounts to be provided as collateral, without restriction for our normal operating activities, except that the $18.0 million of proceeds deposited in the escrow account will be released to us for use only upon release of the other collateral. See “Description of the Notes—Release of Subsidiary Guarantors and Collateral.”

Escrow Account

We have deposited $18.0 million of the proceeds from the note offering in an escrow account in which we have granted a first-priority security interest for the benefit of the holders of the notes.

Enforcement of Liens

Upon the occurrence and during the continuance of an event of default, the trustee will have the right to exercise on behalf of the holders of the notes such remedies, including remedies with respect to all collateral as are available under the indenture, the Security Documents and at law. Under the terms of the indenture and the Security Documents, the trustee will determine (or will follow the direction of the holders of a majority in principal amount of the outstanding notes in establishing) the circumstances and manner in which to dispose of collateral, including, but not limited to, the determination of whether to foreclose on such collateral following an event of default. The right of the trustee to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture:

•                  in the case of assets that relate to Permitted Liens, is subject to the terms of agreements governing those Permitted Liens; and

•                  with respect to any collateral, is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us or any of our Subsidiaries prior to the trustee having repossessed and disposed of the collateral.

Any proceeds of any collateral foreclosed upon or otherwise realized upon pursuant to the Security Documents will be applied in the following order:

•                  first, to the collateral agent to pay any costs and expenses due to the collateral agent in connection with the foreclosure or realization of such collateral;

•                  second, to the trustee for the benefit of the holders of notes to pay all amounts due in respect of the notes;

•                  finally, in the case of any surplus, to us or the subsidiaries that pledged such collateral, or assigns.

The Company has not conducted appraisals of the collateral in the form of equity interests of Evergreen Operations in connection with the offering of the notes. The value of such collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers and such collateral may be illiquid and may have no readily ascertainable market value. The value of such collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends. Accordingly, even together with the additional collateral in the form of cash and cash equivalents, if provided, there can be no assurance that proceeds of any sale of collateral pursuant to the indenture and the related Security Documents following an event of default would be sufficient to satisfy, or would not be substantially less than, amounts due under the notes. The value of the collateral may not be sufficient to repay the holders of the notes in an event of default. If the proceeds of any of the collateral were not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against the remaining assets of ours and the subsidiary guarantors.

Release of Liens

The Liens on the collateral securing the notes will be released:

(1)           upon payment in full of principal, interest and all other Obligations on the notes issued under the indenture or discharge or defeasance thereof;

(2)           in accordance with “—Release of Subsidiary Guarantors and Collateral”; and

(3)           in connection with any disposition of collateral to any Person other than us or any of our Subsidiaries that is permitted by the indenture, including expenditures of cash and cash equivalents maintained in pledged accounts.

Each of these releases shall be effected by the collateral agent or automatically, as applicable, without the consent of the holders of notes or any action on the part of the trustee.

To the extent applicable, we will comply with Section 313(b) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), relating to reports, and other sections of the Trust Indenture Act, as applicable. Notwithstanding anything to the contrary herein, we and our Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if we determine, in good faith based on advice of outside counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released collateral. Without limiting the generality of the foregoing, certain no-action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. In addition, under interpretations provided by the SEC, to the extent that a release of a Lien is made without the need for consent by the holders of notes or the trustee, the provisions of Section 314(d) may be inapplicable to the release.

No Impairment of the Security Interests

Neither we nor any of our Subsidiaries will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the collateral for the benefit of the trustee and the holders of notes.

The indenture provides that any release of collateral in accordance with the provisions of the indenture and the Security Documents will not be deemed to impair the security under the indenture, and that any engineer or appraiser may rely on such provision in delivering a certificate requesting release so long as all other provisions of the indenture with respect to such release have been complied with.

Release of Subsidiary Guarantors and Collateral

Each of the subsidiary guarantors will be irrevocably released from the obligations under its guarantee and the first-priority security interests in the collateral will be released if (i) the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the applicable conversion price per share (as defined below under—Conversion of Notes—Conversion Rate)  and (ii) the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use for at least 30 days following our collateral price trigger notice, unless registration is no longer required (the “collateral price trigger”).

The “closing price” of our common stock on any trading day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by NYSE Arca or, if our common stock is not quoted or listed for trading on NYSE Arca, as reported by the principal national or regional securities exchange on which our common stock is quoted or listed or otherwise as provided in the indenture.

The term “trading day” means a day during which trading in our common stock generally occurs on NYSE Arca or, if our common stock is not quoted or listed for trading on NYSE Arca, on the principal national or regional securities exchange on which our common stock is listed or quoted.

We will provide notice (the “collateral price trigger notice”) to holders of the notes and the trustee via Bloomberg and by posting on our website within one trading day upon the occurrence of the collateral price trigger. In such notice, we will state whether we are exercising our right to redeem.

Certain Covenants

The indenture contains covenants including, among others, the following:

Ownership of Evergreen Operations. All of the Equity Interests of Evergreen Operations will at all times be 100% directly owned by us.

Limitation on Debt and Disqualified or Preferred Stock. (a) We will not, and we will not permit any subsidiary guarantor, to incur any Debt, and we will not permit any of our subsidiary guarantors to incur any Disqualified Stock and Preferred Stock.

(b)           Notwithstanding the foregoing, we and any subsidiary guarantor may Incur the following (“Permitted Debt”):

(1)           Debt to us so long as such Debt continues to be owed to us;

(2)           Debt pursuant to the terms of the notes;

(3)           Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that

(A)          in case the notes are refinanced in part or the Debt to be refinanced is pari passu with the notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining notes,

(B)           in case the Debt to be refinanced is subordinated in right of payment to a subsidiary guarantee, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the subsidiary guarantee at least to the extent that the Debt to be refinanced is subordinated to the subsidiary guarantee,

(C)           the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced, and

(D)          Debt Incurred pursuant to clauses (1), (4) and (5) may not be refinanced pursuant to this clause;

(4)           Hedging Agreements entered into in the ordinary course of business for the purpose of limiting risks associated with its business and not for speculation;

(5)           Debt with respect to letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting Debt, including letters of credit supporting performance, surety or appeal bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets;

(6)           Debt outstanding on the Issue Date;

(7)           Debt, which may include Capital Leases but excludes Debt related to any Project, Incurred on or after the Issue Date no later than 365 days after the date of purchase or completion of construction or improvement of property for the purpose of financing all or any part of the purchase price or cost of construction or improvement, provided that the principal amount of any Debt Incurred pursuant to this clause in any twelve month period may not exceed (a) $5.0 million less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause; or

(8)           Debt Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed $3.5 million for us and all subsidiary guarantors collectively.

Limitation on Restricted Payments. (a) We will not directly or indirectly declare or pay any dividend or make any distribution on our Equity Interests or purchase, redeem or otherwise acquire or retire for value any of our Equity Interests (such payments and actions, if made, “Restricted Payments”).

(b)           Provided that no Default has occurred and is continuing or would occur as a result of this clause (b), clause (a) will not prohibit:

(1)           the purchase, redemption or other acquisition or retirement for value of our Equity Interests held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $2.0 million; or

(2)           the cashless exercise of outstanding options or warrants on our Equity Interests.

(c)           Not later than the date of making any Restricted Payment, we will deliver to the trustee an officers’ certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant were calculated.

Limitation on Liens. We will not, nor will we permit any subsidiary guarantor to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, to secure Debt or other obligations that are pari passu with or subordinated in right of payment to the subsidiary guarantees, to secure Debt or trade payables other than Permitted Liens, without effectively providing that the subsidiary guarantees are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to a subsidiary guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

Limitation on Asset Sales. We will not, and will not permit any subsidiary guarantor to, make any Asset Sale unless the following conditions are met:

(1)           The Asset Sale is for fair market value, as determined in good faith by the Board of Directors except in connection with a condemnation proceeding.

(2)           At least 90% of the consideration consists of cash received at closing. (For purposes of this clause (2), the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of ours or such subsidiary guarantor pursuant to a customary novation agreement, and instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by us to cash, to the extent of the cash actually so received, shall be considered cash received at closing.)

(3)           Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may (i) be used to acquire all or substantially all of the assets of a Permitted Business, (ii) be used to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business or (iii) be contractually committed for use in accordance with either (i) or (ii) with the acquisition or expenditure to be completed within 2 years after the receipt of such Net Cash Proceeds. All assets acquired pursuant to this clause (3) shall be assets of one or more subsidiary guarantors.

(4)           The Net Cash Proceeds of an Asset Sale not applied or contractually committed pursuant to clause (3) within 365 days after the receipt of such Net Cash Proceeds constitute “Excess Proceeds”. Excess Proceeds of less than $5 million will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $5 million, we must, within 30 days, make an Offer to Purchase notes having a principal amount equal to

(A)          accumulated Excess Proceeds, multiplied by

(B)           a fraction (x) the numerator of which is equal to the outstanding principal amount of the notes and (y) the denominator of which is equal to the outstanding principal amount of the notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the notes will be the greater of (i) the principal amount plus accrued and unpaid interest to the date of purchase and (ii) the value of the shares a converting holder would receive if the holder converted under a make-whole fundamental change as described under “—Increase of Conversion Rate Upon Make-whole Fundamental Changes” below. If the Offer to Purchase is for less than all of the outstanding notes and notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, we will purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only notes in multiples of $1,000 principal amount will be purchased. Upon completion of an Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of such Offer to Purchase may be used for any purpose not otherwise prohibited by the indenture.

(5)           Between the time of receipt of any Net Cash Proceeds from an Asset Sale and the earlier of (i) the time of transfer of such Net Cash Proceeds in connection with acquisitions or capital expenditures pursuant to (3) above and (ii) the time of purchase of notes in connection with an Offer to Purchase pursuant to (4) above, such Net Cash Proceeds shall be held in an account as security and held for the benefit of the holders.

An “Offer to Purchase” must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The offer must include information concerning the business of us and our Subsidiaries which we in good faith believe will enable the holders to make an informed decision with respect to the Offer to Purchase. The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.

A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a multiple of $1,000 principal amount. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

We will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

Termination of Covenants

Upon the satisfaction of the collateral price trigger, we will no longer be subject to the covenants described under the headings “—Certain Covenants—Ownership of Evergreen Operations,” “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock,” “—Certain Covenants—Limitation on Restricted Payments,” “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Asset Sales.”

Certain Definitions

“Asset Sale” means any sale, lease, transfer or other disposition of any assets by any subsidiary guarantor, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any subsidiary guarantor (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1)           a disposition to a Wholly Owned Subsidiary of Evergreen Operations that is or upon such disposition becomes a subsidiary guarantor, including the sale or issuance by any subsidiary guarantor of any Equity Interests of such subsidiary to any Wholly Owned Subsidiary of Evergreen Operations that is or upon such disposition becomes a subsidiary guarantor;

(2)           the disposition by any subsidiary guarantor in the ordinary course of business of (i) cash and cash management investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

(3)           the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(4)           a transaction covered by “—Consolidation, Merger and Sale of Assets”;

(5)                                  a Restricted Payment permitted under “—Limitation on Restricted Payments”; and

(6)           any disposition in a transaction or series of related transactions of assets with a fair market value of less than $250,000.

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership or membership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Debt” means, with respect to any Person, without duplication,

(1)           all indebtedness of such Person for borrowed money;

(2)           all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;

(4)           all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;

(5)           all obligations of such Person as lessee under Capital Leases;

(6)           all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7)           all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

(8)           all obligations of such Person under Hedging Agreements.

The amount of Debt of any Person will be deemed to be:

(A)          with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B)           with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C)           with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D)          with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(E)           otherwise, the outstanding principal amount thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an event of default.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are

(1)           required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the notes for consideration other than Qualified Equity Interests, or

(2)           convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes if those provisions

(A)          are no more favorable to the holders than “—Limitation on Asset Sales” and “—Repurchase of Notes at the Option of Holders upon a Fundamental Change”, and

(B)           specifically state that repurchase or redemption pursuant thereto will not be required prior to our repurchase of the notes as required by the indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Fort Union Plant” means our K-Fuel refined coal facility located in Gillette, Wyoming.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Subsidiary on any date after the date of the indenture, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of “—Limitation on Debt and Disqualified or Preferred Stock,” but will not be considered the sale or issuance of Equity Interests for purposes of “—Limitation on Asset Sales.”  The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Issue Date” means the date on which the notes are originally issued under the indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of

(1)           brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(2)           provisions for taxes as a result of such Asset Sale without regard to the consolidated results of operations of our and our Subsidiaries;

(3)           payments required to be made to holders of minority interests in Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4)           appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Permitted Business” means any of the businesses in which we and our Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto.

“Permitted Liens” means

(1)           Liens existing on the Issue Date;

(2)           Liens securing the notes;

(3)           pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, performance or surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

(4)           Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(5)           Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

(6)           Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(7)           survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of our and our Subsidiaries;

(8)           licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(9)           customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(10)         Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(11)         options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(12)         judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no event of default then exists under a judgment default;

(13)         Liens incurred in the ordinary course of business securing obligations not in excess of $2.5 million and not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of our and our Subsidiaries;

(14)         Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement;

(15)         Liens on property of a Person at the time such Person becomes a Subsidiary of ours, provided such Liens were not created in contemplation thereof and do not extend to any other property of ours or any Subsidiary;

(16)         Liens on property at the time we or any of the Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into us or a Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of ours or any Subsidiary;

(17)         Liens securing Debt or other obligations of ours or a Subsidiary to us or a Wholly Owned Subsidiary;

(18)         Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt that is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Agreements;

(19)         extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (14), (15) or (16) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt,” the amount secured by such Lien is not increased;

(20)         Liens securing Debt or other obligations related to any Project; and

(21)         other Liens securing obligations in an aggregate amount not exceeding $3.5 million.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“Project” shall mean the planning, development, financing, construction, testing and operation of one or more K-Fuel or K-Direct refined coal facilities at a designated site, and all activity related thereto, with or without one or more project partners and investors, other than the Fort Union Plant. As used herein, Project shall include all activity undertaken by Evergreen Energy International LLC, a Delaware limited liability company, and exclude all activity undertaken by the Company directly, or by any subsidiary guarantor.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Security Documents” means the security documents granting a security interest in any assets of any Person to secure the Obligations under the notes, as may be amended, restated, supplemented or otherwise modified from time to time.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of ours or any subsidiary guarantor which is subordinated in right of payment to the notes or the subsidiary guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of ours.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by us or one or more Wholly Owned Subsidiaries (or a combination thereof).

Conversion of Notes

General

A holder may, at its option, convert any of its notes into shares of our common stock at a conversion rate of 190.4762 shares per $1,000 principal amount of the notes (the “applicable conversion rate”), which is equal to a current conversion price of approximately $5.25 per share, subject to adjustment as described below, unless we have redeemed those notes as described below under “—Redemption—Provisional Redemption.”  The “applicable conversion price” per share of common stock equals $1,000 divided by the then applicable conversion rate, rounded to the nearest cent. A holder may convert notes only in denominations of $1,000 principal amount and integral multiples thereof. Upon conversion, we may choose to deliver, in lieu of our common stock, cash or a combination of cash and shares of our common stock as described below under “—Settlement Upon Conversion.”

A holder may surrender notes for conversion prior to the stated maturity at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date or any redemption date. Except as described below and under “—Conversion Upon Satisfaction of Collateral Price Trigger,” we will not make any payment in cash or common stock or other adjustment for accrued and unpaid interest (including additional amounts) on any notes when they are converted. If a holder of notes converts after the record date for an interest payment but prior to the corresponding interest payment date, the holder of the record date will receive on that interest payment date accrued interest on those notes, notwithstanding the conversion of those notes prior to that interest payment date, because that holder will have been the holder of record on the corresponding record date. However, at the time that such holder surrenders notes for conversion, the holder must pay us an amount equal to the interest (including additional amounts), if any, that has accrued and that will be paid on the related interest payment date, except under certain circumstances described in “ —Conversion Procedures,” including conversions after the close of business on the record date relating to the final interest payment date and conversions within the 10 trading days beginning on the trading day immediately succeeding the date that we deliver the collateral price trigger notice.

Our delivery to the holder of the full number of shares of common stock into which the note is convertible, together with any cash portion delivered for fractional shares or the settlement amount, will be deemed to satisfy our obligation to pay the principal amount of the note and to satisfy our obligation to pay accrued and unpaid cash interest (including any additional amounts) through the conversion date. As a result, accrued interest is deemed paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued interest (including additional amounts), if any, will be payable upon any conversion of notes at the option of the holder made concurrently with or after acceleration of the notes following an event of default under the notes. Except as described under “—Conversion Rate Adjustments,” we will not make any payment or other adjustment for dividends on any common stock issued upon conversion of the notes.

If you convert notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because you request the shares to be issued or delivered to another person, in which case you will pay the tax.

A holder of a note otherwise entitled to a fractional share will receive cash in an amount equal to the value of such fractional share based on the applicable stock price.

A note for which a holder has delivered repurchase notice requiring us to purchase the notes may be surrendered for conversion only if such notice is withdrawn in accordance with the indenture.

Conversion Upon Satisfaction of Collateral Price Trigger

If we elect to redeem the notes, in whole or in part, we will pay to any holder that elects to convert its notes during the period from and including the date we give our redemption notice to and including the business day immediately preceding the redemption date, in addition to the amount of common stock and/or cash specified under “Settlement Upon Conversion” below, the amount of any accrued and unpaid interest on the notes being converted, together with the “coupon make-whole payment” for such notes, as described under “—Redemption—Provisional Redemption” (the “additional amount”). In addition, if the collateral price trigger notice (as described above under “—Release of Subsidiary Guarantors and Collateral”) does not state that we are electing to redeem the notes in whole or in part, we will also pay the additional amount to any holder that converts its notes during the period of 10 trading days beginning on the trading day immediately succeeding the date we deliver the collateral price trigger notice.

We may elect to pay any additional amount in cash or in shares of our common stock by notice given to holders of notes:

•                  in the case of any additional amounts payable in connection with a redemption of notes, in our notice of redemption; and

•                  in all other cases, in the collateral price trigger notice;

provided that if we do not make such election, we will pay the additional amounts solely in cash.

If we elect to pay any additional amounts in shares of our common stock, the number of shares payable for each $1,000 principal amount of notes will equal the additional amount per $1,000 principal amount of notes divided by 95% of the average of the daily volume-weighted average prices of our common stock over the applicable measurement period. In the case of any additional amounts payable in connection with a redemption of notes, the measurement period will be the 10 trading days beginning on the 12th scheduled trading day prior to the redemption date, and in all other cases will be the 10 trading days beginning on the trading day immediately succeeding the date we deliver the collateral price trigger notice.

The “daily volume-weighted average price” of our common stock means the daily volume-weighted average price for our common stock on NYSE Arca during the period beginning at 9:30:01 a.m., New York City time (or such other time as is the official open of trading at NYSE Arca) and ending at 4:00:00 p.m., New York City time (or such other time as is the official close of trading at NYSE Arca), as reported by Bloomberg Financial Services through its “Volume at Price” (EEE <Equity>VAP <Go>) functions. The daily volume-weighted average price will be rounded to the nearest cent.

A “scheduled trading day” is a day that is scheduled to be a trading day.

Settlement Upon Conversion

We may, in lieu of delivering shares of our common stock in satisfaction of our obligation upon conversion of the notes, elect to deliver cash or a combination of cash and shares of our common stock.

We will inform the holders through the trustee of the method we choose to satisfy our obligation upon conversion:

•                  in respect of notes to be converted on or after the 22nd scheduled trading day preceding the maturity date, no later than 23 scheduled trading days preceding the maturity date;

•                  in respect of notes converted during the period from and including the date we give our redemption notice to and including the business day immediately preceding the redemption date, in the notice of redemption; and

•                  in all other cases, no later than two trading days following the conversion date.

If we do not give any notice within the time periods described above as to how we will settle the conversion obligation, we will satisfy our obligation only in shares of our common stock (and cash in lieu of fractional shares). If we choose to satisfy any portion of our conversion obligation in cash, we will specify the amount to be satisfied in cash as a percentage of the conversion obligation. We will treat all holders converting on the same trading day in the same manner. Except with respect to conversions described in the first two bullet points above, we will not, however, have any obligation to settle our conversion obligations arising on different trading days in the same manner. For example, we may choose on one trading day to settle in shares of our common stock only and choose on another trading day to settle in cash or a combination of cash and shares of our common stock.

If we elect to satisfy any portion of our conversion obligation in cash (other than cash in lieu of fractional shares), you may retract your conversion notice at any time during the two trading day period beginning on the trading day after we have notified the trustee of the method of settlement. We refer to this period as the conversion retraction period. You cannot retract your conversion notice if: (i) you are converting your notes in connection with a redemption; (ii) you are converting your notes on or after the 22nd scheduled trading day preceding the maturity date; or (iii) we do not elect to satisfy any portion of our conversion obligation in cash (other than cash in lieu of fractional shares).

Settlement in shares of our common stock will occur on the third trading day following the conversion date. Settlement in cash or a combination of cash and shares of our common stock will occur on the second trading day following the final trading day of the “cash settlement averaging period” (as defined below). Such day will generally be the 26th trading day following the receipt by us of your conversion notice (if you do not retract your conversion notice and assuming you have satisfied all other conversion requirements), unless conversion is:

•                  in connection with a redemption, in which case such day is expected to be the redemption date; or

•                  during the period beginning 22 scheduled trading days preceding the maturity date, in which case such day is expected to be the maturity date.

The settlement amount will be computed as follows:

(1)           If we elect to satisfy the entire conversion obligation in shares of our common stock, we will deliver to the holder a number of shares of our common stock equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by (ii) the applicable conversion rate; provided that cash will be paid in lieu of any fractional shares.

(2)           If we elect to satisfy the entire conversion obligation in cash, we will deliver to the holder cash in an amount equal to the product of:

•                  a number equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by (ii) the applicable conversion rate; and

•                  the “applicable stock price” (as defined below).

(3)           If we elect to satisfy the conversion obligation in a combination of cash and shares of our common stock, we will deliver to the holder:

•                  cash in an amount equal to the percentage of the conversion obligation to be paid in cash (which percentage will be specified in the notice regarding the chosen method of settlement) multiplied by the amount of cash that would be calculated pursuant to clause (2) above, as the case may be, which is referred to as the “cash amount”; and

•                  a number of shares of our common stock equal to (a) (i) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by (ii) the applicable conversion rate minus (b) the cash amount determined pursuant to the previous bullet divided by the applicable stock price; provided that cash will be paid in lieu of any fractional shares.

The “applicable stock price” means, in respect of a conversion date, the arithmetic average of the daily volume-weighted average prices of our common stock over the twenty trading-day period, which is referred to as the cash settlement averaging period:

•                  beginning on the trading day immediately succeeding the date of our redemption notice if we have called the notes for redemption;

•                  beginning on the trading day immediately succeeding the 22nd scheduled trading day preceding the maturity date; and

•                  beginning on the trading day following the final trading day of the conversion retraction period, in all other cases.

We will make adjustments to the applicable stock price in accordance with the indenture to account for the occurrence of certain events during the cash settlement averaging period.

Increase of Conversion Rate upon Make-whole Fundamental Changes

If a holder elects to convert notes in connection with a “make-whole fundamental change” (as defined below), we will increase the conversion rate by a number of shares (“the additional shares”) as described below. Any conversion of the notes by a holder occurring after a public announcement of, and until the 30th trading day after, the effective date of a make-whole fundamental change will be deemed for these purposes to be in connection with such make-whole fundamental change. A “make-whole fundamental change” means any transaction or event described in clauses (1), (2), (3) or (5) under the definition of fundamental change as described below under “ —Repurchase of Notes at the Option of Holders upon a Fundamental Change,” provided that, for the purpose of defining a make-whole fundamental change, the carve-out in the last bullet point of the definition of fundamental change shall not apply with respect to any transaction or event described in clause (2) of such definition.

The increase in the conversion rate will be expressed as a number of additional shares per $1,000 principal amount of notes and is based on the date on which the make-whole fundamental change occurs or becomes effective, referred to as the “effective date”, and the price, referred to as the “stock price”, paid, or deemed to be paid, per share of our common stock in the transaction constituting the make-whole fundamental change, subject to adjustment as described under “—Conversion Rate Adjustments.” If holders of our common stock receive only cash in connection with any transaction or event described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. In all other cases, the stock price will be the average of the closing price of our common stock over the five consecutive trading day period ending on the trading day preceding the effective date of the make-whole fundamental change. We will give notice of such make-whole fundamental change to all record holders of the notes at least 15 days prior to the effective date of the make-whole fundamental change.

The stock prices set forth in the first column of the table below will be adjusted as of any date on which the conversion rate of the notes is adjusted, as described under “—Conversion Rate Adjustments.”  The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the increase in the conversion rate, expressed as a number of additional shares of our common stock to be received per $1,000 principal amount of notes, upon a conversion in connection with a make-whole fundamental change that occurs in the corresponding period.

	Effective Date
Stock Price	August 1, 2007	August 1, 2008	August 1, 2009	August 1, 2010	August 1, 2011	August 1, 2012
$3.75	76.19	76.19	76.19	76.19	76.19	76.19
$4.00	73.43	72.42	71.76	70.43	67.23	59.52
$4.50	56.48	54.67	53.50	51.13	45.44	31.75
$5.00	39.96	38.47	37.58	35.51	30.43	9.52
$5.50	26.63	25.50	24.99	23.32	19.23	0.00
$6.00	15.85	15.25	15.01	13.77	10.80	0.00
$6.50	7.46	7.42	7.38	6.53	4.70	0.00
$7.00	2.67	2.52	2.43	1.93	0.00	0.00
$7.50	0.72	0.56	0.39	0.22	0.00	0.00
$8.00	0.15	0.10	0.05	0.03	0.00	0.00
$8.50	0.05	0.03	0.02	0.01	0.00	0.00
$9.00	0.02	0.02	0.01	0.01	0.00	0.00
$9.50	0.02	0.02	0.01	0.01	0.00	0.00
$10.00	0.02	0.02	0.01	0.01	0.00	0.00
$10.50	0.02	0.01	0.01	0.01	0.00	0.00
$11.00	0.01	0.01	0.01	0.01	0.00	0.00
$11.50	0.01	0.01	0.01	0.01	0.00	0.00
$12.00	0.01	0.01	0.01	0.01	0.00	0.00
$12.50	0.01	0.01	0.01	0.01	0.00	0.00

The exact stock price and effective date may not be set forth on the table, in which case:

•                  if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the earlier and later effective dates based on a 365-day year, as applicable;

•                  if the stock price is in excess of $12.50 per share (subject to adjustment in the same manner as the stock price), no increase in the conversion rate will be made; and

•                  if the stock price is less than $3.75 per share (subject to adjustment in the same manner as the stock price), no increase in the conversion rate will be made.

At least 15 days prior to the effective date of the make-whole fundamental change, we must mail to all holders of the notes at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law a notice regarding the make-whole fundamental change, which notice must state, among other things;

•                  the events causing such make-whole fundamental change;

•                  the expected effective date of such make-whole fundamental change;

•                  the last date on which a holder may exercise the conversion right in connection with such make-whole fundamental change;

•                  the names and addresses of the paying and conversion agents;

•                  the conversion rate (including any increase to the conversion rate as a result of such make-whole fundamental change);

•                  that notes with respect to which a repurchase notice is given by the holder in connection with a fundamental change may be converted, only if the repurchase notice has been withdrawn in accordance with the terms of the indenture; and

•                  the procedures that holders must follow to exercise the right.

Our obligations to deliver the additional shares to holders that convert their notes in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Rate Adjustments

Adjustment Events

The conversion rate will be adjusted:

(1)           upon the issuance of shares of our common stock as a dividend or distribution on our common stock;

(2)           upon certain subdivisions, combinations or reclassifications of our outstanding common stock;

(3)           upon the issuance to all holders of our common stock of rights or warrants entitling them for a period of not more than 60 days from the issuance date thereof to subscribe for or purchase our common stock, at a price per share less than the average of the closing price of our common stock for the five consecutive trading day period ending on the business day immediately preceding the date of announcement of such issuance, provided that the conversion rate for the notes will be readjusted to the extent that the rights or warrants are not exercised prior to their expiration;

(4)           upon the distribution to all holders of our common stock of shares of our capital stock, evidences of indebtedness or other non-cash assets (including shares of capital stock or similar equity interests in or relating to a subsidiary or other business unit), or rights or warrants, excluding:

•                  dividends, distributions and rights or warrants referred to in clause (1) or (3) above or a distribution referred to in clause (5) below, in each case pursuant to which an adjustment is made; and

•                  except as provided in “—Treatment of Rights” upon a separation of the Rights from the common stock, distributions of rights pursuant to a shareholder rights plan;

(5)           upon the occurrence of any dividend or any other distribution of cash (other than in connection with our liquidation, dissolution or winding up or as contemplated by clause (6) below) to all holders of our common stock, in which case, immediately prior to the opening of business on the “ex date” (as defined below) for the dividend or distribution, the conversion rate shall be increased so that it equals an amount equal to the conversion rate in effect at the close of business on the business day immediately preceding the “ex date” for the dividend or distribution multiplied by a fraction:

(a)           whose numerator is the average of the closing price of our common stock for the five consecutive trading days ending on the date immediately preceding the ex date for such dividend or distribution; and

(b)           whose denominator is the same average of the closing price of our common stock less the per share amount of such dividend or distribution;

(6)           upon the distribution of cash or other consideration by us or any of our subsidiaries in respect of a tender offer or exchange offer for our common stock, where such cash and the value of any such other consideration per share of our common stock validly tendered or exchanged exceeds the closing price per share of our common stock on the trading day immediately succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to the tender or exchange offer, in which case, immediately prior to the opening of business on the ex date, the conversion rate shall be increased so that it equals an amount equal to the conversion rate in effect immediately before the close of business on the expiration date multiplied by a fraction:

(a)           whose numerator is the sum of:

(i)            the aggregate amount of cash and the aggregate value of any such other consideration distributed in connection with the tender or exchange offer; and

(ii)           the product of (A) such closing price per share of our common stock on the trading day immediately succeeding the expiration date and (B) the number of shares of our common stock outstanding as of the last time (the “expiration time”) tenders or exchanges could have been made pursuant to the tender or exchange offer (excluding shares validly tendered and not withdrawn in connection with the tender or exchange offer and any shares held in our treasury); and

(b)           whose denominator is the product of

(i)            such closing price per share of our common stock on the trading day immediately succeeding the expiration date; and

(ii)           the number of shares of our common stock outstanding as of the expiration time (including shares validly tendered and not withdrawn in connection with the offer, but excluding any shares held in our treasury).

In the event that a distribution described in clause (4) above consists of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales price of those securities for the ten consecutive trading days commencing on and including the fifth trading day immediately succeeding the effective date of such distribution.

For purposes hereof, the term “ex date”, means:

•                  when used with respect to any dividend or distribution, the first date on which the common stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution; and

•                  when used with respect to any tender offer or exchange offer, the first date on which the common stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained after the expiration time.

Notwithstanding the foregoing, in no event will the conversion rate exceed 266.6662 shares per $1,000 principal amount of notes, as adjusted pursuant to paragraphs (1), (2), (3), (4) and (6) above, as a result of an adjustment pursuant to paragraph (5) above. No adjustment to the conversion rate will be made if we provide that the holders of the notes will participate in the distribution without conversion.

Whenever any provision of the indenture requires us to calculate an average of the closing price over a span of multiple days, we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the “ex date” of the event occurs, at any time during the period from which the average is to be calculated.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate or in connection with any conversion of the notes.

Events That Will Not Result in Adjustment

The conversion rate will not be adjusted, among other things:

•                  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•                  upon the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries; or

•                  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the time the notes were first issued.

Treatment of Rights

In the event we adopt or implement a shareholder rights agreement (a “shareholder rights plan”) pursuant to which rights (“Rights”) are distributed to the holders of our common stock and such shareholder rights plan provides that each share of common stock issued upon conversion of the notes at any time prior to the distribution of separate certificates representing such Rights will be entitled to receive such Rights, then there shall not be any adjustment to the conversion privilege or conversion rate at any time prior to the distribution of separate certificates representing such Rights. If, however, prior to any conversion, the Rights have separated from the common stock, the conversion rate shall be adjusted at the time of separation as if we distributed to all holders of our common stock, our assets, debt securities or rights as described in clause (4) under “—Conversion Rate Adjustments—Adjustment Events” above, subject to readjustment in the event of the expiration, termination or redemption of such Rights.

Treatment of Reference Property

In the event of:

•                  any reclassification of our common stock (other than a change only in par value, or from par value to no par value or from no par value to par value, or a change as a result of a subdivision or combination of our common stock);

•                  a consolidation, merger or combination involving us; or

•                  a sale or conveyance to another person of the property and assets of us as an entirety or substantially as an entirety,

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert a note will be changed into a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction (assuming for such purposes such conversion were settled entirely in our common stock and without giving effect to any adjustment to the conversion rate with respect to a transaction constituting a make-whole fundamental change as described in “—Increase of Conversion Rate upon Make-whole Fundamental Changes”) immediately prior to such transaction, except that such holders will not receive additional shares if such holder does not convert its notes “in connection with” the relevant make-whole fundamental change. If the transaction causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of such consideration received by the holders of our common stock that affirmatively make such an election.

Voluntary Increases of Conversion Rate

Subject to applicable stock exchange rules and listing standards, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 days if our Board of Directors determines that such increase would be in our best interest. We are required to give at least 15 days’ prior notice of any increase in the conversion rate. Subject to applicable stock exchange rules and listing standards, we may also increase the conversion rate to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of stock or similar event.

Conversion Procedures

The right of conversion attaching to any note may be exercised (a) if such note is represented by a global note, by book-entry transfer to the conversion agent (which will initially be the trustee) through the facilities of DTC, or (b) if such note is represented by a certificated security, by delivery of such note at the specified office of the conversion agent, accompanied, in either case, by a duly signed and completed conversion notice and appropriate endorsements and transfer documents if required by the conversion agent. The conversion date shall be the date on which the note and all of the items required for conversion shall have been so delivered and the requirements for conversion have been met.

No separate payment or adjustment will be made for accrued and unpaid interest on a converted note or for dividends or distributions on any of our common stock issued upon conversion of a note, except as provided in the indenture. By delivering to the holder the shares of our common stock issuable upon conversion, together with a cash payment in lieu of any fractional shares, we will satisfy our obligation with respect to the conversion of the notes. Accordingly, any accrued but unpaid interest will be deemed paid in full upon conversion, rather than cancelled, forfeited or extinguished.

If the holder converts after the close of business on a record date for an interest payment but prior to the corresponding interest payment date, such holder will receive on the interest payment date interest accrued on those notes, notwithstanding the conversion of notes prior to the interest payment date, assuming the holder was the holder of record at the close of business on the corresponding record date. Each holder, however, agrees, by accepting a note, that if the holder surrenders any notes for conversion during such period, such holder must pay us at the time such holder surrenders its note for conversion an amount equal to the interest that will be paid on the notes being converted on the interest payment date. The preceding sentence does not apply, however, if (1) any overdue interest exists at the time of conversion with respect to the notes being converted, but only to the extent of the amount of such overdue interest, (2) holders have surrendered their notes for conversion within the 10 trading days beginning on the trading day immediately succeeding the date that we deliver the collateral price trigger notice, (3) we have specified a repurchase date following a fundamental change that is after a record date and on or prior to the next interest payment date or (4) the holder surrenders any notes for conversion after the close of business on the record date relating to the final interest payment date.

Holders of notes are not required to pay any taxes or duties relating to the issuance or delivery of any common stock upon exercise of conversion rights, but they are required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of the holder of the note. Certificates representing shares of our common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid.

The notes will be deemed to have been converted immediately prior to the close of business on the conversion date. Delivery of shares (if any) will be accomplished by delivery to the conversion agent of certificates for the relevant number of shares, other than in the case of holders of notes in book-entry form with DTC, which shares shall be delivered in accordance with DTC customary practices. A holder will not be entitled to any rights as a holder of our common stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the conversion is effective and to the extent that any shares of our common stock are issued upon conversion.

As soon as practicable following the conversion date, and assuming a holder has satisfied all other requirements, we will cause to be delivered to such holder certificates representing the number of full shares of our common stock into which the notes are converted and cash in lieu of fractional shares.

Redemption

Provisional Redemption

At any time and from time to time, we may redeem the notes, in whole or in part, at a redemption price payable in cash equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest and the “coupon make-whole” payment described below, if:

•                  the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the then applicable conversion price per share; and

•                  the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use and is expected to remain effective and available for use for the 30 days following the redemption date, unless registration is no longer required.

We will make an additional “coupon make-whole” payment in cash with respect to the notes called for redemption. The “coupon make-whole” amount per $1,000 principal amount of notes will be equal to the present value of all remaining scheduled payments of interest on each note to be redeemed through the maturity date. The present value of the remaining interest payments will be computed using a discount rate equal to the Treasury Yield plus 50 basis points. “Treasury Yield” means the yield to maturity at the time of computation of the “coupon make-whole” payment of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term to the maturity date; provided, however, that if the then remaining term to the maturity date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to the maturity date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. We must make these coupon make-whole payments on all notes called for redemption, including notes converted after the date that we mail the notice of redemption. The “coupon make-whole” payment for notes converted will not be reduced by accrued and unpaid interest.

Redemption Procedures

We will give at least 20 days’ but not more than 60 days’ notice of redemption by mail to holders of notes. Notes called for redemption are convertible by the holder until the close of business on the business day immediately preceding the redemption date.

If we do not redeem all of the notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or multiples thereof by lot, on a pro rata basis or by any other method that the trustee considers fair and appropriate or in accordance with the applicable procedures of DTC to the extent notes are held in book-entry form. If any notes are to be redeemed in part only, we will issue a new note or notes with a principal amount equal to the unredeemed principal portion thereof. If a portion of a holder’s notes is selected for partial redemption, and the holder converts a portion of its notes, the converted portion will be deemed to be taken from the portion selected for redemption.

If the paying agent holds cash sufficient to pay the redemption price of the notes for which a redemption notice has been delivered on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, the notes will cease to be outstanding and interest on such notes shall cease to accrue, whether or not the notes are delivered to the paying agent. Thereafter, all rights of the holder shall terminate, other than the right to receive the redemption price upon delivery of the notes.

We will not redeem the notes on any date if the principal amount of the notes has been accelerated and such acceleration has not been rescinded, on or prior to such date.

Repurchase of Notes at the Option of Holders upon a Fundamental Change

In the event of a fundamental change (as defined below) each holder will have the right at its option, subject to the terms and conditions of the indenture, to require us to repurchase some or all of such holder’s notes for cash in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest (including additional interest), if any, to, but not including, the repurchase date. We will be required to repurchase the notes on a date that is not less than 15 nor more than 45 business days after the date we mail the notice referred to below.

Within 30 business days after a fundamental change has become effective, we must mail to all holders of the notes at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law a notice regarding the fundamental change, which notice must state, among other things;

•                  the events causing such fundamental change;

•                  the date of such fundamental change;

•                  the last date on which a holder may exercise the repurchase right;

•                  the repurchase price;

•                  the repurchase date;

•                  the names and addresses of the paying and conversion agents;

•                  the conversion rate (including any increase to the conversion rate, in the case of a make-whole fundamental change);

•                  that notes with respect to which a repurchase notice is given by the holder may be converted, only if the repurchase notice has been withdrawn in accordance with the terms of the indenture; and

•                  the procedures that holders must follow to exercise the right.

To exercise the repurchase right, a holder must transmit to the paying agent a written repurchase notice, and such repurchase notice must be received by the paying agent no later than the close of business on the business day immediately preceding the repurchase date. The repurchase notice must state:

•                  the certificate numbers of the notes to be delivered by the holder, if applicable;

•                  the portion of the principal amount of notes to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

•                  that such notes are being tendered for repurchase pursuant to the fundamental change provisions of the indenture.

A holder may withdraw any repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

•                  the certificate numbers of the notes being withdrawn, if applicable;

•                  the principal amount of notes being withdrawn, which must be $1,000 or an integral multiple of $1,000; and

•                  the principal amount, if any, of the notes that remain subject to the repurchase notice.

If the notes are not in certificated form, the foregoing notices from holders must comply with the applicable DTC procedures.

We will agree under the indenture to:

•                  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

•                  otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes upon a fundamental change.

Our obligation to pay the repurchase price for a note for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after the delivery of such repurchase notice. We will cause the repurchase price for such note to be paid promptly following the later of the repurchase date or the time of delivery of such note.

If the paying agent holds money sufficient to pay the repurchase price of a note for which a repurchase notice has been delivered on the repurchase date in accordance with the terms of the indenture, then, on and after the repurchase date, the notes will cease to be outstanding and interest (including additional interest), if any, on such notes will cease to accrue, whether or not the notes are delivered to the paying agent. Thereafter, all rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the note.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following;

(1)           any “person” or “group” (other than us or our employee benefit plans) becomes the “beneficial owner”, directly or indirectly, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock or has the power, directly or indirectly, to elect a majority of the members of our board of directors and (i) files a Schedule 13D or Schedule TO, or any successor schedule, form or report under the Exchange Act, disclosing the same, or (ii) we otherwise become aware of any such person or group;

(2)           we consolidate with, or merge with or into, another person or in a single transaction or a series of transactions we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, other than any merger in which the holders of our common stock immediately prior to the merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after the merger;

(3)           the common stock into which the notes are then convertible ceases to be listed on the New York Stock Exchange, Nasdaq or another national securities exchange and is not then quoted on an established automated over-the-counter trading market in the United States and no American Depositary Shares or similar instruments for such common stock are so listed or quoted in the United States;

(4)           continuing directors cease to constitute a majority of our board of directors; or

(5)           our stockholders approve any plan or proposal for our liquidation or dissolution.

Notwithstanding the foregoing, it will not constitute a fundamental change in the case of a transaction described in clause (2) above if:

•                  at least 90% of all the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in such transaction consists of common stock traded on the New York Stock Exchange, Nasdaq or another national securities exchange (or which will be so traded when issued or exchanged in connection with such merger or consolidation) and as a result of such transaction or transactions the notes become convertible solely into such shares of common stock;

•                  the transaction is effected solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of the surviving entity or a direct or indirect parent of the surviving entity; or

•                  the persons that “beneficially owned”, directly or indirectly, shares of our voting stock representing a majority of the total voting power of all of our outstanding voting stock immediately prior to such transaction beneficially own, directly or indirectly, shares of voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person.

For purposes of this fundamental change definition:

“person” and “group” shall have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b) (1) under the Exchange Act, or any successor provision;

•                  a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of the indenture;

•                  “beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;

•                  “board of directors” means the board of directors or other governing body charged with the ultimate management of any person;

•                  “capital stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person;

•                  “continuing director” means a director who either was a member of our board of directors on the date of the final prospectus relating to this offering or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as a nominee for director; and

•                  “voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors.

The term “all or substantially all” as used in the definition of fundamental change will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot assure holders how a court would interpret this phrase under applicable law if holders elect to exercise their rights following the occurrence of a transaction which such holders believe constitutes a transfer of “all or substantially all” of our assets.

This fundamental change repurchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change repurchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a result of negotiations between us and the initial purchasers.

We could, in the future, enter into certain transactions, including mergers or recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including other senior indebtedness, outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including other senior indebtedness, under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.

Our ability to repurchase notes may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. We cannot assure holders that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right.

Subordination of Notes

If the collateral price trigger is met, the following subordination provisions will irrevocably apply to the notes without further action by us, the trustee, any holder or any other person.

Payment on the notes will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The notes will also be effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, and interest on the notes will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness.

We may not make any payment on the notes if:

•                  a default in the payment of designated senior indebtedness occurs and is continuing (called a “payment default”); or

•                  a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, or, in the case of designated senior indebtedness in the form of a lease, a default other than a payment default occurs and is continuing that permits the lessor to either terminate the lease or require us to make an irrevocable offer to terminate the lease, and the trustee receives a notice of such default (called “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “nonpayment default”).

We may resume payments and distributions on the notes:

•                  in case of a payment default, upon the date on which such default is cured or waived in writing or ceases to exist; and

•                  in case of a non-payment default, the earlier of (i) the date on which such non-payment default is cured or waived or ceases to exist or (ii) 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated (or in the case of any lease, 179 days after the payment blockage notice is received, so long as we have not received notice that the lessor under such lease has exercised its right to terminate the lease or require us to make an irrevocable offer to terminate the lease).

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless such default has been cured or waived in writing for a period of not less than 90 days.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions of the Notes or the indenture before all senior indebtedness is paid in full in cash or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

Because of the subordination provisions discussed above, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors. This subordination will not prevent the occurrence of any event of default under the indenture.

The term “senior indebtedness” is defined in the indenture and includes principal, premium, interest, rent, fees, costs, expenses and other amounts accrued or due on our existing or future indebtedness, as defined below, or any existing or future indebtedness guaranteed or in effect guaranteed by us, subject to certain exceptions. The term does not include:

•                  any indebtedness that by its express terms is not senior to the notes or is pari passu or junior to the notes; or

•                  any indebtedness we owe to any of our majority-owned subsidiaries.

The term “indebtedness” means Debt as defined under “—Certain Definitions” above.

The term “designated senior indebtedness” is defined in the indenture and includes, in general terms, any senior indebtedness that by its terms expressly provides that it is “designated senior indebtedness” for purposes of the indenture.

Events of Default

Each of the following constitutes an event of default with respect to the notes:

(1)           a default in the payment when due of any principal of any of the notes at maturity, upon exercise of a repurchase right or otherwise;

(2)           a default in the payment of any interest or additional interest when due under the notes, which default continues for 30 days;

(3)           our failure to deliver all shares of common stock when such common stock is required to be delivered upon conversion of a note, and we do not remedy such default within 10 days;

(4)           a default in our obligation to provide notice of the occurrence of a fundamental change or a make-whole fundamental change when required by the indenture;

(5)           our failure to comply with our obligation described above under “—Collateral—Covenant to Provide Additional Collateral”;

(6)           our failure to comply with any of our other agreements in the notes or the indenture upon receipt of notice to us of such default from the trustee or to us and the trustee from holders of not less than 25% in aggregate principal amount of the notes then outstanding, and our failure to cure (or obtain a waiver of) such default within 30 days after we receive such notice; provided, however, that we shall have 60 days after receipt of such notice to remedy, or receive a waiver for, any failure to comply with our obligations to file our annual, quarterly and current reports in accordance with the indenture or to comply with the requirements of

Section 314(a)(1) of the Trust Indenture Act, so long as we are attempting to cure such failure as promptly as reasonably practicable;

(7)           (i) our failure to make any payment by the end of any applicable grace period after maturity of principal and/or accrued interest with respect to any obligations (other than nonrecourse obligations) of us for borrowed money or evidenced by bonds, notes or similar instruments (“Indebtedness”) (or the payment of which is guaranteed by us or a subsidiary of ours), where the amount of such unpaid and due principal and /or accrued interest is in an aggregate amount in excess of $25.0 million, or (ii) the acceleration of principal and/or accrued interest with respect to Indebtedness, where the amount of such accelerated principal and interest is in an amount in excess of $25.0 million because of a default with respect to such Indebtedness, in any such case of (i) or (ii), without such Indebtedness having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding. However, if any such failure or acceleration referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred and any acceleration as a result of the related event of default shall be automatically rescinded;

(8)           except as permitted by the indenture, any guarantee of the notes by a subsidiary guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any subsidiary guarantor, or any person acting on behalf of any subsidiary guarantor, denies or disaffirms its obligations under its guarantee; or

(9)           certain events of bankruptcy, insolvency or reorganization of us or any significant subsidiary, including the subsidiary guarantors.

The term “significant subsidiary” means any of our subsidiaries which has: (i) consolidated assets or in which we and our other subsidiaries have investments equal to or greater than 10% of our total consolidated assets; or (ii) consolidated gross revenue equal to or greater than 10% of our consolidated gross revenue, measured as at the end of our most recently completed fiscal year in the case of consolidated assets or for the most recently completed fiscal year in the case of consolidated gross revenue.

If an event of default other than an event of default described in clause (9) above with respect to us occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of the notes then outstanding plus any interest on the notes accrued and unpaid (including additional interest), if any, through the date of such declaration to be immediately due and payable.

The indenture provides that if an event of default described in clause (9) above with respect to us occurs, the principal amount of the notes plus accrued and unpaid interest (including additional interest), if any, will automatically become immediately due and payable. However, the effect of such provision may be limited by applicable law.

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the notes then outstanding may, under certain circumstances, rescind and annul such acceleration.

Subject to the indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

No holder will have any right to institute any proceeding under the indenture, or far the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

•                  the holder has previously given the trustee written notice of a continuing event of default;

•                  the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered indemnity reasonably satisfactory to the trustee to institute such proceeding as trustee; and

•                  the trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or any interest on any note on or after the applicable due date or the right to convert the note in accordance with the indenture. Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default other than:

•                  our failure to pay principal of or any interest (including additional interest), if any, on any note when due or the payment of any repurchase price;

•                  our failure to convert any note into shares of our common stock in accordance with the terms of the indenture; and

•                  our failure to comply with any of the provisions of the indenture that cannot be modified without the consent of the holder of each outstanding note.

We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

If an event of default occurs, any notes in book-entry form only at DTC will be exchanged for notes in certificated form registered in the name of the beneficial owner or its nominee.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any person or convey, transfer or lease all or substantially all of our properties and assets to any successor person, unless:

•                  we are the surviving person or the resulting, surviving or transferee person, if other than us, is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States of America, or the District of Columbia and assumes our obligations on the notes and under the indenture;

•                  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•                  other conditions described in the indenture are met.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indenture. Although the indenture permits these transactions, some of the transactions could constitute a fundamental change of us and permit each holder to require us to repurchase the notes of such holder as described under “—Repurchase of Notes at the Option of Holders upon a Fundamental Change.”  An assumption of our obligations under the notes and the indenture by such corporation might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the beneficial owners thereof, possibly resulting in recognition of gain or loss for such purposes and other adverse tax consequences to the beneficial owner. You should consult your own tax advisors regarding the tax consequences of such an assumption.

Modification and Waiver

Except as described below, we and the trustee may amend or supplement the indenture or the notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may, without notice to the holders, waive our compliance in any instance with any provision of the indenture or waive any past default under the indenture and its consequences, except a default in the payment of any amount due, or in the obligation to deliver common stock, with respect to any note or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected. However, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding note if such amendment, supplement or waiver would:

(1)           change the stated maturity of the principal of or the payment date of any installment of interest or additional interest on or with respect to the notes;

(2)           reduce the principal amount, repurchase price or the conversion rate (except in a manner provided for in the indenture) of any note or the rate of interest or additional interest on any note;

(3)           reduce the amount of principal payable upon acceleration of the maturity of any note;

(4)           change the currency in which the principal, repurchase price or interest with respect to the notes is payable;

(5)           impair the right to institute suit for the enforcement of any payment on, or with respect to, any note;

(6)           modify the provisions with respect to the repurchase rights of the holders described under “—Repurchase of Notes at the Option of Holders upon a Fundamental Change” in a manner adverse to holders;

(7)           adversely affect the right of holders to convert notes in any material respect, other than as provided in the indenture;

(8)           reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required in order to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of the indenture;

(9)           alter the manner of calculation or rate of accrual of interest or additional interest, repurchase price or the conversion rate (except in a manner provided for in the indenture) on any note or extend the time for payment of any such amount; or

(10)         release any subsidiary guarantor from any of its obligations under its guarantee or the applicable indenture otherwise than in accordance with the terms of the indenture.

We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of the holders to, among other things:

(1)           cure any ambiguity, omission, defect or inconsistency;

(2)           provide for uncertificated notes in addition to or in place of certificated notes;

(3)           provide for the assumption of our obligations to holders of notes in the case of a share exchange, merger or consolidation or sale of all or substantially all of our assets;

(4)           make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect in any material respect the legal rights under the indenture of any such holder;

(5)           add a guarantor;

(6)           comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(7)           secure the notes;

(8)           increase the conversion rate;

(9)           comply with the rules of any applicable securities depositary, including DTC;

(10)         conform the text of the indenture or the notes to any provision of this Description of the Notes section to the extent that the text of this Description of the Notes section was intended by us and the initial purchasers to be a recitation of the text of the indenture or the notes as represented by us to the trustee in an officers’ certificate;

(11)         provide for a successor trustee in accordance with the terms of the indenture or to otherwise comply with any requirement of the indenture;

(12)         add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(13)         modify the restrictions and procedures for resale and other transfers of notes or our common stock pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally; or

(14)         to add guarantees with respect to the notes or to release a subsidiary guarantor in accordance with the terms of the indenture.

However, no modification or amendment may be made to the indenture that adversely affects the rights of any holder of senior indebtedness then outstanding unless the holders of such senior indebtedness (or any group of representative thereof authorized to give a consent) consent to such change.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the paying agent or conversion agent, as the case may be, after the notes have become due and payable, whether at maturity or any repurchase date or by delivery of a notice of conversion or otherwise, cash, shares or other consideration (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture. Such discharge is subject to terms contained in the indenture.

Reports

We are required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file all reports, if any, as may be required by the provisions of Section 314(a) of the Trust Indenture Act with the trustee.

Calculations in Respect of the Notes

We or our agents are responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determination of the sale price of our common stock and the amount of any increase in the conversion rate for any notes converted in connection with a make-whole fundamental change. We or our agents will make all these calculations in good faith and, absent manifest error, our and their calculations will be final and binding on holders of notes. We or our agents will provide a schedule of these calculations to the trustee, and the trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

U.S. Bank National Association is the trustee under the indenture. The trustee will be the paying agent, collateral agent, conversion agent and registrar for the notes. If the trustee becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; if, however, after a default has occurred and is continuing, it acquires any conflicting interest, it must eliminate such conflict with 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

Book-Entry Delivery and Form

We issued the notes in the form of one or more global notes. The global note was deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as DTC’s nominee. Except as set forth below, the global note may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Holders may hold their beneficial interests in the global note directly through DTC if they have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called “certificated securities”) will be issued only in certain limited circumstances described below. DTC has advised us that it is:

•                  a limited purpose trust company organized under the laws of the State of New York;

•                  a member of the Federal Reserve System;

•                  a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•                  a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC (called “participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (called the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of beneficial interests in the global note is limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global note is shown on, and the transfers of those beneficial interests are effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global note.

Owners of beneficial interests in global notes who desire to convert their notes in accordance with the indenture should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global note will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global note, holders will not be entitled to have the notes represented by the global note registered in their name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global note. We understand that, under existing industry practice, if an owner of a beneficial interest in the global note desires to take any action that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal of, and any interest on, the notes represented by the global note registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global note. We expect that DTC or its nominee, upon receipt of any payment of principal of, or interest on, the global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. Neither we, the trustee nor any paying agent or conversion agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global note for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global note owning through such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global note is credited, and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. If, however, DTC notifies us that it is unwilling to be a depository for the global note or ceases to be a clearing agency, and we do not appoint a successor depositary within 90 days, or if there is an event of default under the notes, we will exchange the global note for certificated securities, which we will distribute to DTC participants and which will be legended, if required.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in certificated form in exchange for global notes. In addition, the owner of a beneficial interest in a global note will be entitled to receive a note in certificated form in exchange for such interest if an event of default has occurred and is continuing.

Registration Rights

We and the subsidiary guarantors agreed to file a shelf registration statement under the Securities Act not later than 90 days after the first date of original issuance of the notes. The notes, the subsidiary guarantees and any common stock issuable upon conversion of the notes are referred to collectively as registrable securities. We and the subsidiary guarantors will use our commercially reasonable efforts to have this shelf registration statement declared effective not later than 180 days after the first date of original issuance of the notes, and to keep it effective until the earliest of:

(1)           two years from the latest date of original issuance of the notes;

(2)           the date when all registrable securities shall have been registered under the Securities Act and disposed of;

(3)           the date on which all registrable securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act; and

(4)           the date on which the registrable securities cease to be outstanding.

If we notify the holders in accordance with the registration rights agreement to suspend the use of the prospectus upon the occurrence of certain events, then the holders will be obligated to suspend the use of the prospectus until the requisite changes have been made.

A holder of registrable securities that sells registrable securities pursuant to the shelf registration statement generally will be required to provide information about itself and the specifics of the sale, be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act in connection with such sales and be bound by the provisions of the registration rights agreement which are applicable to such holder.

If:

(1)           the shelf registration statement has not been filed with the SEC by the 90th day after the first date of original issuance of the notes;

(2)           the shelf registration statement has not become effective by the 180th day after the first date of original issuance of the notes; or

(3)           after the shelf registration statement has become effective, such shelf registration statement ceases to be effective (without being succeeded immediately by an effective replacement shelf registration statement), or the shelf registration statement or prospectus contained therein ceases to be usable in connection with the resales of notes and any common stock issuable upon the conversion of the notes, in accordance with and during the periods specified in the registration rights agreement for a period of time (including any suspension period) which exceeds 90 days in the aggregate in any consecutive 12-month period because either (i) any event occurs as a result of which the prospectus forming part of such shelf registration statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (ii) it shall be necessary to amend such shelf registration statement or supplement the related prospectus to comply with the Securities Act or Exchange Act or the respective rules thereunder, or (iii) the occurrence or existence of any pending corporate development or other similar event with respect to us or a public filing with the SEC that, in our reasonable discretion, makes it appropriate to suspend the availability of a shelf registration statement and the related prospectus;

(we refer to each such event described above in clauses (1) through (3) as a registration default), additional interest will accrue on the notes, from and including the date on which the registration default shall occur to but excluding the date on which all such registration defaults have been cured, at the rate of 0.25% of the principal amount of the notes per year to and including the 90th day following the occurrence of such registration default to be increased by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum rate of 1.00% per annum. In no event will additional interest accrue after the second anniversary of the issuance of the notes. If a holder has converted some or all of its notes into common stock, the holder will not be entitled to receive any additional interest with respect to such common stock or the principal amount of the notes converted.

We will give notice of our intention to file the shelf registration statement, which we refer to as a filing notice, to each of the holders in the same manner as we would give notice to holders of notes under the indenture.

We will give notice of the effectiveness of the shelf registration statement to all holders. From and after the date the shelf registration statement is declared effective, each holder wishing to sell its registrable securities pursuant to the shelf registration statement and related prospectus will deliver a questionnaire to us at least 10 business days prior to any intended distribution. Within five business days after the later of receipt of a questionnaire or the expiration of any suspension period in effect when such questionnaire is delivered, we will file, if required by applicable law, a post-effective amendment to the shelf registration statement or a supplement to the prospectus contained in the shelf registration statement. In no event will we be required to file more than one post-effective amendment in any calendar quarter or to file a supplement or post-effective amendment during any suspension period.

We will pay all expenses incident to our performance of and compliance with the registration rights agreement, provide each holder that is selling registrable securities pursuant to the shelf registration statement copies of the related prospectus as reasonably requested and take other actions as are required under the terms of the registration rights agreement to permit, subject to the foregoing, unrestricted resales of the registrable securities.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our certificate of incorporation and bylaws as each is in effect as of the date of this prospectus supplement. We refer you to our certificate of incorporation and bylaws, copies of which are incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Authorized Capitalization

Our authorized capital stock consists of 280,000,000 shares of common stock, par value $0.001 per share, of which 84,219,125 shares were issued and outstanding as of October 24, 2007, and 20,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are currently issued and outstanding.

Common Stock

When issued, the shares of common stock will be fully paid and nonassessable. The common stock is not entitled to any sinking fund, redemption or conversion provisions. The common stock is currently listed on NYSE Arca. The transfer agent and registrar for the common stock is Interwest Stock Transfer Agency.

Voting Rights

Holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights with respect to the election of directors. Accordingly, the holder or holders of a majority of the outstanding shares of common stock will be able to elect our entire board of directors.

Dividends and Other Rights

Holders of common stock have no preemptive rights and are entitled to such dividends as may be declared by the board of directors out of legally available funds.

Rights Upon Liquidation

If we liquidate, dissolve or wind up our business, the holders of common stock will be entitled to share ratably in our net assets remaining after the payment of all creditors, if any, and the liquidation preferences of any preferred stockholders.

Anti-Takeover Matters

Various provisions of the Delaware General Corporate Law and our certificate of incorporation and bylaws may make more difficult the acquisition of control of Evergreen.

Charter and Bylaw Provisions

We currently have the following provisions in our certificate of incorporation and bylaws that could be considered to be “anti-takeover” provisions:

•                  Article 6 in our certificate of incorporation and Article 3, Section 3 of our bylaws provide for a classified board of directors divided into three classes, one of which is elected for a three-year term at each annual meeting of stockholders;

•                  Article 6 in our certificate of incorporation and Article 3, Section 4 of our bylaws provide that directors cannot be removed except for cause and by the affirmative vote of a majority of the then-outstanding shares of all classes and series of stock entitled to vote in the election of directors;

•                  Article 3 in our certificate of incorporation authorizes the board to issue up to 20,000,000 shares of preferred stock without stockholder approval; and

•                  Article 3, Section 2 of our bylaws provides that the number of directors may be reduced or increased by action of a majority of the board, but no decrease may shorten the term of an incumbent director.

Business Combinations under Delaware Law

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a business combination with us for three years following the date that person became an interested stockholder unless:

•                  before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•                  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced (excluding stock held by persons who are both directors and officers or by certain employee stock plans); or

•                  on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock (excluding shares held by the interested stockholder).

A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

Preferred Stock

Our board of directors is authorized to issue up to 20,000,000 shares of preferred stock, $0.001 par value, in one or more series and has the authority to fix the voting, conversion, dividend, redemption, liquidation and other rights, preferences, privileges and qualifications of the preferred stock, all without any further vote or action by the stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock, and adversely affect the rights and powers, including voting rights, of such holders. No shares of preferred stock are currently outstanding. When issued, shares of preferred stock will be fully paid and nonassessable.

Although we have no present intention to issue shares of preferred stock, the issuance of shares of the preferred stock could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction, or might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board could act in a manner that would discourage an acquisition attempt or other transaction that some or even a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material United States federal income tax considerations of the purchase, ownership, conversion and disposition of the notes and of our common stock acquired upon conversion of the notes. The following discussion does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, United States Treasury Regulations, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions in effect as of the date of this prospectus, any of which may be subsequently changed, possibly retroactively, or interpreted differently by the IRS, so as to result in United States federal income tax consequences different from those discussed below. The discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or currencies, pass-through entities, expatriates, tax-exempt organizations, persons holding the notes as part of a straddle, hedge, integrated, conversion or constructive sale transaction, regulated investment companies, real estate investment trusts, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or residents of the United States, and persons with a functional currency other than the U.S. dollar. In addition, except where noted, this summary deals only with a note and the common stock into which it may be converted held as a “capital asset” within the meaning of Section 1221 of the Code by a beneficial owner who purchases the note on original issuance at the first price at which a substantial portion of the notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” Moreover, the effect of any alternative minimum tax, applicable state, local or foreign tax laws or of United States federal tax law other than income taxation is not discussed.

As used herein, “United States Holder” means a beneficial owner of notes or common stock into which the notes may be converted who, or that, is:

(1)           a citizen or resident of the United States, including an alien resident who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

(2)           a corporation (or other entity treated as a corporation for United States federal income tax purposes), created or organized in or under the laws of the United States, the District of Columbia, or a political subdivision thereof;

(3)           an estate, the income of which is subject to United States federal income taxation regardless of its source; or

(4)           a trust if (i) (A) a United States court is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

As used herein, a “non-United States Holder” means a beneficial owner of notes or common stock into which it may be converted, other than a partnership (or other entity treated as a partnership for United States federal income tax purposes), who or that is not a United States Holder.

If a partnership (including for this purpose any entity treated as a partnership for United States tax purposes) is a beneficial owner of notes or common stock into which it may be converted, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of notes or common stock into which it may be converted that is a partnership, and partners in such partnership, are urged to consult their tax advisors about the United States federal income tax consequences of purchasing, owning, and disposing of the notes.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

PERSONS CONSIDERING THE PURCHASE OF NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS, WE ARE REQUIRED TO INFORM YOU THAT THE FOLLOWING DISCUSSION OF FEDERAL INCOME TAX CONSIDERATIONS OR ELSEWHERE IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, EITHER (I) TO AVOID PENALTIES IMPOSED UNDER THE CODE, OR (II) FOR PROMOTING, MARKETING, OR RECOMMENDING TO ANOTHER PARTY ANY TAX-RELATED MATTER ADDRESSED HEREIN. THIS DISCUSSION IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, TAX ADVICE.

United States Holders

Taxation of Notes

Classification of the Notes. Pursuant to the terms of the indenture, we and every holder agree (in the absence of administrative pronouncement or judicial ruling to the contrary), for United States federal income tax purposes, to treat the notes as debt instruments that are subject to the Treasury regulations governing contingent payment debt instruments (the “contingent debt regulations”) and to be bound by our application of the contingent debt regulations to the notes, including our determination of the rate at which interest will be deemed to accrue on the notes and the related “projected payment schedule” determined by us as described below, and our treatment of the fair market value of any common stock received upon conversion of a note and the amount of any “coupon make-whole” payment received under certain circumstances as contingent payments. We intend to take the position for United States federal income tax purposes that any “coupon make-whole” payments should be taxable to United States Holders as additional ordinary interest income when received or accrued, in accordance with their method of tax accounting.

No statutory or judicial authority directly addresses the treatment of the notes or instruments similar to the notes for United States federal income tax purposes. The IRS has issued a revenue ruling with respect to instruments having certain features similar to those of the notes. To the extent the ruling addresses the issue, this ruling supports certain aspects of the treatment as described below. Notwithstanding the issuance of this ruling, the proper application of certain aspects of the contingent debt regulations to the notes is not entirely certain. In addition, no ruling has been or is expected to be sought from the IRS with respect to the United States federal income tax consequences discussed below. The IRS would not be precluded from taking contrary positions. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below. You should be aware that different treatment from that described below could affect the amount, timing, source and character of income, gain or loss with respect to an investment in the notes. For example, a holder might be required to accrue interest income at a higher or lower rate, might not recognize income, gain or loss upon conversion of a note into common stock, and might recognize capital gain or loss upon a taxable disposition of a note. Holders should consult their tax advisors concerning the tax treatment of holding a note.

The remainder of this discussion assumes that the notes are treated as indebtedness subject to the contingent debt regulations.

Accrual of Interest on the Notes. Pursuant to the contingent debt regulations, United States Holders of the notes are required to accrue interest income on the notes on a constant-yield basis, based on a comparable yield to maturity as described below, regardless of whether such holders use the cash or accrual method of tax accounting. As such, United States Holders generally will be required to include interest in income each year in excess of the accruals on the notes for non-tax purposes and in excess of any stated interest payments actually received in that year.

The contingent debt regulations provide that a United States Holder must accrue an amount of ordinary interest income, as original issue discount for United States federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals:

1.             the product of (i) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period and (ii) the comparable yield to maturity (as defined below) of the notes, adjusted for the length of the accrual period;

2.             divided by the number of days in the accrual period; and

3.             multiplied by the number of days during the accrual period that the United States Holder held the notes.

A note’s issue price is the first price at which a substantial amount of the notes is sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “adjusted issue price” of a note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the notes.

The term “comparable yield” as used in the contingent debt regulations means the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the notes, including the level of subordination, term of the note and timing of payments. After application of applicable Treasury regulations, we have determined that the comparable yield for the notes is the “applicable Federal rate” which is a rate prescribed by the Treasury Department. Thus, the comparable yield on the notes is 4.89%, compounded semi-annually. The precise manner of calculating the comparable yield is not entirely certain. If our determination of the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield determined by us.

The contingent debt regulations require that we provide to United States Holders, solely for United States federal income tax purposes, a schedule of the projected amounts of payments (which we refer to as “projected payments”) on the notes. This schedule must produce a yield to maturity that equals the comparable yield. The projected payment schedule includes estimates for certain contingent interest payments and an estimate for a payment at maturity taking into account the conversion feature. In this connection, the fair market value of any common stock (and cash, if any) received by a holder upon conversion and any “coupon make-whole” payment received will be treated as a contingent payment. United States Holders may obtain the comparable yield and projected payment schedule by submitting a written request for such information to us at: Evergreen Energy Inc., Attn: Chief Financial Officer, 1225 17th Street, Suite 1300, Denver, Colorado 80202.

By purchasing the notes, United States Holders agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule and agree to use the comparable yield and projected payments schedule in determining its interest accruals, and the adjustments thereto described below, in respect of the notes for United States federal income tax purposes.

The comparable yield and the projected payment schedule are not used for any purpose other than to determine a holder’s interest accruals and adjustments thereto in respect of the notes for United States federal income tax purposes. They do not constitute a projection or representation regarding the actual amounts payable on the notes.

Adjustments to Interest Accruals on the Notes. If, during any taxable year, a United States Holder of notes receives actual payments with respect to such notes, including any “coupon make-whole” payments, that, in the aggregate, exceed the total amount of projected payments for that taxable year, the United States Holder will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. The United States Holder will treat a “net positive adjustment” as additional interest income. For this purpose, the payments in a taxable year include the fair market value of property (including common stock received upon conversion or repurchase of the notes and any “coupon make-whole” payments) received in that year.

If a United States Holder receives in a taxable year actual payments with respect to the notes, including any “coupon make-whole” payments, that, in the aggregate, are less than the amount of projected payments for that taxable year, the United States Holder will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This negative adjustment will (a) reduce the United States Holder’s interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the United States Holder’s interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. A negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described in (a) and (b) will be carried forward to offset future interest income with respect to the notes or to reduce the amount realized on a sale, exchange, conversion or retirement of the notes.

If a United States Holder purchases a note at a discount or premium to the adjusted issue price, so that such Holder’s tax basis in the note differs from the adjusted issue price of the note at the time of the acquisition, the normal rules for accrual of premium or discount generally will not apply. Instead, the United States Holder must reasonably allocate such difference to (i) daily portions of interest, or (ii) the projected payment at maturity. An allocation to daily portions of interest should be reasonable to the extent that the difference is due to a change in the yield, at such acquisition date, at which we could issue a nonconvertible fixed rate debt instrument with no contingent payments, but with terms otherwise similar to those of the notes. An allocation to the projected payment at maturity should be reasonable to the extent that the anticipated value of our common stock at maturity, determined on the basis of the market conditions at the acquisition date, differs from the anticipated value of our common stock as it had been determined on the basis of market conditions which prevailed at the time of original issuance.

If a United States Holder’s tax basis in a note is greater than the adjusted issue price of the note, the amount of the difference allocated to a daily portion of interest or to the projected payment will be treated as a negative adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, the United States Holder’s adjusted tax basis in the note will be reduced by the amount the United States Holder treats as a negative adjustment. If a United States Holder’s tax basis in a note is less than the adjusted issue price of the note, the amount of the difference allocated to a daily portion of interest or to the projected payment will be treated as a positive adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, the United States Holder’s adjusted tax basis in the note will be increased by the amount the United States Holder treats as a positive adjustment.

A United States Holder who purchases notes for an amount that is more or less than the adjusted issue price of the notes should consult its tax advisor regarding the adjustments described above.

Sale, Exchange, Conversion or Redemption of Notes. Generally, the sale or exchange of a note or the redemption of a note for cash will result in taxable gain or loss to a United States Holder. As described above, our calculation of the comparable yield and the projected payment schedule for the notes includes the receipt of stock upon conversion and any “coupon make-whole” payments as contingent payments with respect to the notes. Accordingly, we intend to treat the receipt of common stock by a United States Holder upon the conversion of a note and of any “coupon make-whole” payments as payments under the contingent debt regulations. As described above, a United States Holder agrees to be bound by our determination of the comparable yield and projected payment schedule. Under this treatment, a conversion of a note into common stock and/or receipt of any “coupon make-whole” payments also will result in taxable gain or loss to a United States Holder.

The amount of gain or loss on a sale, exchange, conversion or redemption of a note will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the United States Holder, including the fair market value of any common stock received, and (b) the United States Holder’s adjusted tax basis in the note.

A United States Holder’s adjusted tax basis in a note generally will be equal to the United States Holder’s original purchase price for the note, increased by any interest income previously accrued by the United States Holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been made in respect of the notes.

Gain recognized upon a sale, exchange, conversion or redemption of a note generally will be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter capital loss (which will be long-term if the note is held for more than one year). The deductibility of capital losses is subject to limitations. A United States Holder’s tax basis in common stock received upon a conversion of a note will equal the then current fair market value of such common stock. The United States Holder’s holding period for the common stock received will commence on the day immediately following the date of conversion.

Interest Deduction Limitations

No deduction is allowed for interest paid on a disqualified debt instrument. A disqualified debt instrument generally includes any indebtedness of a corporation which is payable in equity of the issuer. These rules provide that interest incurred by a corporation on its debt is not deductible by the corporation in the event that a substantial amount of the principal or interest on such debt is required to be paid or converted into its stock or in the event that a substantial amount of the principal or interest on such debt is required to be determined by reference to the value of its stock. Although the application of these rules remains substantially uncertain, depending on how they are interpreted, we may not be entitled to claim an interest expense deduction in respect of interest due on the notes. Although it is not entirely free from doubt, we intend to take the position that the notes are not a disqualified debt instrument. See “Risk Factors—Risks Related to the Notes, the Guarantee and Our Common Stock—We may be unable to deduct for tax purposes the interest or original issue discount, if any, paid or accrued on the notes.”

Distributions on Common Stock

Distributions, if any, on our common stock will constitute dividends for United States federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles and will be included in a United States Holder’s income as ordinary income as they are paid. Dividends on our common stock paid to certain United States Holders (including individuals) may qualify for preferential United States federal income tax rates. With respect to non-corporate United States Holders for taxable years beginning after December 31, 2002 and before January 1, 2011 such dividends generally are taxed at a preferential maximum rate of 15% provided certain holding period requirements are satisfied. To the extent that a United States Holder receives distributions on shares of common stock that exceed our current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the United States Holder’s adjusted tax basis in the shares of common stock (but not below zero). Any such distributions in excess of the United States Holder’s adjusted tax basis in the shares of common stock will generally be treated as capital gain. Dividends paid to United States Holders that are corporations may qualify for a special deduction from gross income, called the “dividends-received deduction,” subject to applicable limitations. However, the extent of the allowable deduction will depend upon various limitations.

Adjustments to the conversion rate of the notes may also be treated as the receipt of a distribution of a stock dividend, which deemed distribution may be taxable as a dividend. See “Adjustment to Conversion Rate” below. Any such adjustment that results in dividend income would be taxable as discussed above.

Sale or Other Taxable Disposition of Common Stock

A United States Holder of our common stock will recognize gain or loss upon the sale or other taxable disposition of common stock in an amount equal to the difference between:

(1)           the amount of cash and the fair market value of other property received in exchange therefor; and

(2)           the United States Holder’s adjusted tax basis in such common stock.

Any gain or loss recognized will generally be capital gain or loss, and such capital gain or loss will generally be long-term capital gain or loss if the common stock has been held by the United States Holder for more than one year and otherwise will be a short-term capital gain or loss. Long-term capital gain for non-corporate taxpayers (including individuals) is subject to reduced rates of United States federal income taxation. The deductibility of capital losses is subject to limitations.

Adjustment of Conversion Price

The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. Adjustments in the conversion rate (or failures to make such adjustments) that allow the holders of notes to receive more shares of common stock upon conversion of notes may increase such holders’ proportionate interest in our assets or earnings. Any such adjustment that increases the holders’ proportionate interests in our assets and earnings would be treated as a taxable constructive distribution to the holder, whether or not the holder ever converts the notes. The adjustment to the conversion rate of notes converted in connection with a make whole fundamental change, as described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” and “—Make Whole Upon Fundamental Change” may also be treated as a constructive distribution. However, not all changes in the conversion rate that result in holders of notes receiving more common stock on conversion increase such holders’ proportionate interests in us. For instance, a change in conversion rate could simply prevent the dilution of the holders’ interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to bona fide reasonable adjustment formula, are not treated as constructive distributions.

In the event that the holders of the notes are treated as receiving a constructive distribution, the holders of the notes would be treated as receiving, even if they have not received any cash or property, a dividend taxable as described above in “Distributions on Common Stock,” whether or not such holders ever exercise their conversion privileges.

Because a constructive distribution deemed received by a United States Holder would likely not give rise to any cash from which any applicable withholding tax could be satisfied, backup withholding tax on a constructive distribution may be withheld from subsequent payments of cash and common stock made on the notes (or, in certain circumstances, against any payments on the common stock). See “Risk Factors-Risks Related to the Notes, Guarantee and Our Common Stock—You may be subject to tax upon an adjustment to the conversion rate of the notes even though you do not receive a corresponding cash distribution.”

It is not clear whether a constructive dividend deemed paid to an individual United States Holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Generally, a United States Holder’s tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend.

As noted above, United States Holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Holders of notes are advised to consult with their tax advisors with respect to the potential tax consequences of such constructive distributions.

Changes to the Notes Pursuant to the Terms of the Notes

The terms of the notes provide for certain changes to the interest rate terms and guaranty and security provisions of the notes in certain circumstances. In one such case, if the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the conversion price per share on each such trading day (which conversion price per share is equal to $1,000 divided by the then applicable conversion rate), then certain events occur (the “guarantee and security interest releases”), including the irrevocable release of each subsidiary guarantor from the obligations under its guarantee and the irrevocable release of the first-priority security interests in the collateral. See “Description of the Notes—Release of Subsidiary Guarantor and Collateral” and “Description of the Notes—Termination of Covenants.” The occurrence of the guarantee and security interest releases may be an event that is treated as a significant modification to the notes if such occurrence results in a change in payment expectations under the notes. A change in payment expectations occurs if, as a result of a significant modification of the terms of the notes, (1)  there is a substantial enhancement of our capacity to meet the payment obligations under the notes and that capacity was primarily speculative prior to the modification and is adequate after the modification; or (2) there is a substantial impairment of our capacity to meet the payment obligations under the notes and that capacity was adequate prior to the modification and is primarily speculative after the modification. In the event that the guarantee and security interest releases are treated as a significant modification, the holders of the notes would be treated as having exchanged the notes in a taxable exchange in consideration for notes that incorporate the modified terms of the notes. See “Sale or Other Taxable Disposition of Common Stock” above. Holders of notes are advised to consult with their tax advisors with respect to the potential tax consequences of any change in the terms of the notes.

Non-United States Holders

Interest

Interest paid to a non-United States Holder of the notes will not be subject to United States federal withholding tax under the “portfolio interest exception,” provided that:

(1)                                  the non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

(2)                                  the non-United States Holder is not

(A)                              a controlled foreign corporation that is related to us through stock ownership or

(B)                                a bank that received the note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

(3)                                  the beneficial owner of the note provides a certification, signed under penalties of perjury, that it is not a United States person. Such certification is generally made on an IRS Form W-8BEN or a suitable substitute form.

Contingent payments under the notes, as described above under “United States Holder—Taxation of Notes—Classification of the Notes,” paid to a non-United States Holder that does not qualify for the portfolio interest exception and that is not effectively connected to a United States trade or business (and, if required by an applicable income tax treaty, is not attributable to a United States permanent establishment) will be subject to United States federal withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

A non-United States Holder will generally be subject to tax in the same manner as a United States Holder with respect to interest, and such non-United States Holder will generally be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, if such amounts are effectively connected with the conduct of a trade or business by the non-United States Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-United States Holder. Such effectively connected income received by a non-United States Holder which is a corporation may in certain circumstances be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate.

To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the non-United States Holder must provide a properly executed IRS Form W-8BEN (or a suitable substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty, or IRS Form W-8ECI (or a suitable substitute form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States, as applicable. Such certificate must contain, among other information, the name and address of the non-United States Holder.

Non-United States Holders are urged to consult their tax advisors regarding applicable income tax treaties, which may provide different rules.

Distributions on Common Stock

Dividends paid (and any deemed dividends resulting from certain adjustments or failure to make adjustments to the conversion rate, as discussed above under “United States Holders—Adjustment of Conversion Price”) on our common stock to a non-United States Holder generally will be subject to a 30% United States federal withholding tax (or, if applicable, a lower treaty rate) provided that such interest is not effectively connected with the conduct of a trade or business in the United States by the non-United States Holder (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by the non-United States Holder in the United States) and certain certification requirements are met.

If a dividend is deemed received by a non-United States Holder and does not include any cash from which we may satisfy our withholding obligations, we may, at our option, set off any such payment against payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on the common stock).

Sale or Other Taxable Disposition of Notes or Common Stock

Subject to the discussion below regarding backup withholding, any gain realized by any non-United States Holder upon the sale or other taxable disposition (including any gain resulting from certain changes to the notes pursuant to the terms of the notes, as discussed above under “United States Holders—Changes to the Notes Pursuant to the Terms of the Notes”, other than gains treated as payments of interest, which will be subject to withholding tax as set forth above) realized by any non-United States Holder upon the sale or other taxable disposition of common stock or a note, as well as upon the receipt of common stock upon the conversion of a note or of any “coupon-make whole” payments, will not be subject to United States federal income tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the non-United States Holder (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by the non-United States Holder in the United States), (ii) the non-United States Holder is not an individual who is present in the United States for a total of 183 days or more during the taxable year in which the gain is realized and certain other conditions are satisfied, (iii) we are not treated as a United States real property holding corporation (“USRPHC”) for United States federal income tax purposes, and (iv) the non-United States Holder is not a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes.

We believe that we are not and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, only non-United States Holders (i) who have held more than 5% of such class of stock at any time during such five-year or shorter period, (ii) who have acquired notes with an aggregate value greater than 5% of such class of stock or (iii) in the event that the notes become “regularly traded” under the applicable rules, who have held more than 5% of the notes at any time during such five-year or shorter period would be subject to taxation under this rule.

If you are engaged in a trade or business in the United States, and if gain realized on a sale or other taxable disposition of notes or common stock is effectively connected with the conduct of this trade or business, you generally will be taxed in the same manner as a United States Holder (see “United States Holders—Sale or Other Taxable Disposition of Common Stock” above). You are urged to consult your own tax advisors with respect to other tax consequences of the ownership and disposition of notes or common stock including the possible imposition of branch profits tax at a rate of 30% (or lower treaty rate).

Information Reporting and Backup Withholding

Certain non-corporate United States Holders may be subject to information reporting requirements on payments of principal and interest on a note, “coupon make-whole” payments, and payments of the proceeds of the sale of a note or common stock into which the notes may be converted, and backup withholding tax at the applicable rate (currently 28%) may apply to such payments if the United States Holder:

(1)                                  fails to furnish an accurate taxpayer identification number, or TIN, or certification of exempt status to the payor in the manner required;

(2)                                  is notified by the IRS that it has failed to properly report payments of interest or dividends; or

(3)                                  under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that it is subject to backup withholding.

A non-United States Holder is generally not subject to backup withholding if it certifies as to its status as a non-United States Holder under penalties of perjury in the manner described in “—Non-United States Holders—Interest” above or otherwise establishes an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that the non-United States Holder is a United States person or that the conditions of any other exemptions are not, in fact, satisfied. However, information reporting requirements will apply to payments of interest to non-United States Holders. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-United States Holder resides.

The payment of the proceeds from the disposition of notes or common stock into which the notes may be converted, or “coupon make-whole” payments, to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-United States status under penalties of perjury in the manner described in “—Non-United States Holders—Interest” above or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the non-United States Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of a note or common stock into which the notes may be converted, or “coupon make-whole” payments, to or through a non-United States office of a non-United States broker that is not a “United States related person,” generally will not be subject to information reporting or backup withholding. For this purpose, a “United States related person” is:

(1)                                  a controlled foreign corporation for United States federal income tax purposes;

(2)                                  a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

(3)                                  a foreign partnership that is either engaged in the conduct of a trade or business in the United States or of which 50% or more of its income or capital interests are held by United States persons.

In the case of the payment of proceeds from the disposition of notes or common stock into which the notes may be converted, or “coupon make-whole” payments, to or through a non-United States office of a broker that is either a United States person or a United States related person, the payment may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a non-United States Holder and the broker has no knowledge or reason to know to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a United States person or a United States related person (absent actual knowledge that the payee is a United States person).

Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder’s United States federal income tax liability, provided that the requisite procedures are followed.

We will report to the holder of a note or common stock into which the notes may be converted and to the IRS the amount of interest and dividends paid, and any other “reportable payments” made by us and any amount withheld with respect to the notes or common stock into which the notes may be converted during the calendar year.

Holders of notes or common stock into which the notes may be converted are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

SELLING SECURITYHOLDERS

We originally issued the notes to the initial purchasers in a private placement in July 2007. The notes were immediately resold by the initial purchasers in transactions exempt from registration under Rule 144A under the Securities Act. Selling securityholders, which term includes their transferees, pledges, donees or their successors, may from time to time offer and sell the notes and the common stock into which the notes are convertible pursuant to this prospectus supplement.

The following table sets forth certain information concerning the principal amount of notes beneficially owned and the number of shares of common stock issuable upon conversion of those notes that may be offered from time to time under this prospectus supplement by the selling securityholders named in the table. We prepared this table based on the information supplied to us by the selling securityholders named in the table and we have not sought to verify such information. This table only reflects information regarding selling securityholders who have provided us with such information. We expect that we will update this table as we receive more information from holders of the notes who have not yet provided us with their information. We will supplement or amend this prospectus supplement to include additional selling securityholders upon request and upon provision of all required information to us. Information concerning the selling security holders may change from time to time and any changed information will be set forth in supplements to this prospectus supplement if and when necessary.

The number of shares of common stock issuable upon conversion of the notes shown in the table assumes conversion of the full amount of notes held by each selling securityholder at an initial conversion rate of 190.4762 shares per $1,000 principal amount of notes. This conversion price is subject to adjustment in certain events. Accordingly, the number of conversion shares may increase or decrease from time to time. The percentages of common stock beneficially owned and being offered are based on the number of shares of our common stock that were outstanding as of October 24, 2007. Because the selling securityholders may offer all or some portion of the notes or the shares of common stock issuable upon conversion of the notes pursuant to this prospectus supplement, we have assumed for purposes of the table below that the selling securityholders will sell all of the notes and all of the shares of common stock offered by this prospectus supplement pursuant to this prospectus supplement. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes in transactions exempt from the registration requirements of the Securities Act since the date on which they provided the information to us regarding their holdings. As of October 24, 2007, we had $95,000,000 in principal amount of convertible secured notes due 2012 and 84,219,125 shares of common stock outstanding.

Based upon the information provided by the selling securityholders, none of the selling securityholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years.

Except where disclosure is included in the table below regarding natural persons exercising voting and dispositive power over the notes held by selling securityholders, the selling securityholders have represented to us that they are a publicly-held entity, or a subsidiary thereof, or an investment company registered under the Investment Company Act or 1940, or a subsidiary thereof.

In addition, except as indicated in the table below, the selling securityholders have represented to us that they are not, nor are they affiliated with, a registered broker-dealer.

			Shares of
	Principal		Common		Common Stock Owned
	Amount of		Stock	Conversion	Upon Completion
	Notes		Beneficially	Shares of	of the Offering
	Beneficially	Percentage	Owned	Common	Number
	Owned and	of Notes	Before	Stock	of
Name	Offered	Outstanding	the Offering(1)	Offered	Shares	Percentage

ACE Tempest Reinsurance Ltd(2)	$495,000	*	0	94,286	0	*
Aristeia International Limited(3)	$9,917,000	10.44%	0	1,888,952	0	*
Aristeia Partners LP(4)	$1,272,000	1.34%	0	242,286	0	*
Aristeia Special Investments Master LP(3)	$3,811,000	4.01%	0	725,905	0	*
Arlington County Employees Retirement System(2)	$335,000	*	0	63,810	0	*
B.C. McCabe Foundation(5)	$25,000	*	0	4,762	0	*
CNH CA Master Account, L.P.(6)	$3,000,000	3.16%	0	571,428	0	*
Chrysler Corporation Master Retirement Trust(2)	$2,205,000	2.32%	0	420,000	0	*
Commissioners of the Land Office(5)	$250,000	*	0	47,619	0	*
Delaware Public Employees Retirement System(2)	$1,245,000	1.31%	0	237,143	0	*
F.M. Kirby Foundation, Inc.(2)	$380,000	*	0	72,381	0	*
Highbridge Convertible Arbitrage Master Fund LP(7)	$3,750,000	3.95%	0	714,286	0	*
Highbridge International LLC(8)	$21,250,000	22.37%	0	4,047,619	0	*
ICM Business Trust(9)	$540,000	*	0	102,857	0	*
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust(5)	$150,000	*	0	28,571	0	*
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust(2)	$215,000	*	0	40,952	0	*
International Truck & Engine Corporation Retiree Health Benefit Trust(2)	$130,000	*	0	24,762	0	*
International Truck & Engine Corporation Retirement Plan for Salaried Employee’s Trust(5)	$75,000	*	0	14,286	0	*
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust(2)	$115,000	*	0	21,905	0	*
Ionic Capital Master Fund Ltd.(9)	$1,460,000	1.54%	0	278,095	0	*
KeySpan Foundation(5)	$10,000	*	0	1,905	0	*
KeySpan Insurance Company(5)	$35,000	*	0	6,667	0	*
Lord Abbett Investment Trust – LA Convertible Fund(5)	$1,005,000	1.06%	0	191,429	0	*
Microsoft Capital Group, L.P.(2)	$220,000	*	0	41,905	0	*
National Fuel Gas Company Retirement Plan(5)	$125,000	*	0	23,810	0	*
National Railroad Retirement Investment Trust(2)	$1,190,000	1.25%	0	226,667	0	*
NFS – SCI Funeral and Merchandise Fixed Common Trust(5)	$50,000	*	0	9,524	0	*
NYC Teachers’ Variable Annuity Fund(5)	$350,000	*	0	66,667	0	*
OCM Convertible Trust(2)	$700,000	*	0	133,333	0	*
OCM Global Convertible Securities Fund(2)	$280,000	*	0	53,333	0	*
Pension, Hospitalization Benefit Plan of the Electrical Ind. Plan(5)	$125,000	*	0	23,810	0	*

			Shares of
	Principal		Common		Common Stock Owned
	Amount of		Stock	Conversion	Upon Completion
	Notes		Beneficially	Shares of	of the Offering
	Beneficially	Percentage	Owned	Common	Number
	Owned and	of Notes	Before	Stock	of
Name	Offered	Outstanding	the Offering(1)	Offered	Shares	Percentage

Philadelphia Board of Pensions(5)	$150,000	*	0	28,571	0	*
Qwest Occupational Health Trust(2)	$150,000	*	0	28,571	0	*
Qwest Pension Trust(2)	$925,000	*	0	176,190	0	*
Total Fina Elf Finance USA, Inc.	$75,000	*	0	14,286	0	*
Trust for the Defined Benefit Plans of ICI American Holdings, Inc.(2)	$190,000	*	0	36,190	0	*
Unum Provident Corporation(2)	$370,000	*	0	70,476	0	*
Vanguard Convertible Securities Fund, Inc.(2)	$3,635,000	3.83%	0	692,381	0	*
Vermont Mutual Insurance Company(5)	$25,000	*	0	4,762	0	*
Virginia Retirement System(2)	$2,220,000	2.34%	0	422,857	0	*
Wachovia Bank, SCI Cemetery Merchandise Common Trust(5)	$35,000	*	0	6,667	0	*
Wachovia Bank, SCI Pre-Need Common Trust Fund(5)	$15,000	*	0	2,857	0	*

*	Less than one percent
(1)	Figures in this column do not include the shares of common stock issuable upon conversion of the notes listed in the column to the right.
(2)

Oaktree Capital Management, L.P. is the investment manager of such selling securityholder and is the majority owner of OCM Investments, LLC, a registered broker-dealer. Such selling securityholder has represented to us that the notes held by them were purchased in the ordinary course of business and that at the time of purchase of the notes held by them, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the notes held by them or the common stock issuable upon conversion of the notes held by them. Oaktree Capital Management, L.P. has sole voting and dispositive power over the notes held by such selling securityholder. Lawrence Keele is a principal of Oaktree Capital Management, L.P. and is the portfolio manager for such selling securityholder. Mr. Keele, Oaktree Capital Management, L.P. and all employees and members of Oaktree Capital Management, L.P. disclaim beneficial ownership of the notes held by such selling securityholder, except for their pecuniary interest therein.

(3)

Aristeia Capital, L.L.C. (“Aristeia”) is the investment manager of such selling securityholder and has discretionary authority to vote and dispose of the notes held by such selling securityholder and may be deemed to be the beneficial owner of these securities. Aristeia disclaims beneficial ownership of the securities held by the selling securityholder.

(4)

Aristeia Advisors, L.L.C. (“Aristeia Advisors”) is the General Partner of the selling securityholder and has discretionary authority to vote and dispose of the notes held by the selling securityholder and may be deemed to be the beneficial owner of these securities. Aristeia Advisors disclaims beneficial ownership of these securities held by the selling securityholder.

(5)	Maven Lindstrom has sole voting and dispositive power over the notes held by such selling securityholders
(6)

CNH Partners, LLC, as the investment advisor of such selling securityholder, has sole voting and dispositive power over the notes held by the selling securityholder. The investment principals for CNH Partners, LLC are Robert Krail, Mark Mitchell and Todd Pulvino.

(7)

Highbridge Capital Management, LLC is the trading manager of Highbridge Convertible Arbitrage Master Fund, L.P. and has voting and dispositive power over the notes held by Highbridge Convertible Arbitrage Master Fund, L.P. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge Convertible Master Fund, L.P. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge Convertible Arbitrage Master Fund, L.P.

(8)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting and dispositive power over the notes held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.

(9)

Ionic Capital Partners LP (“ICP”), as the investment advisor of such selling securityholder, has sole voting and dispositive power over the notes held by the selling securityholder. Ionic Capital Management LLC (“ICM”) controls ICP. Bart Baum, Adam Radosti and Daniel Stone collectively control ICM and therefore have ultimate voting and dispositive power over these securities. ICP, ICM and Messrs. Baum, Radosti and Stone each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein.

PLAN OF DISTRIBUTION

The selling securityholders, which term includes all transferees, pledgees, donees or their successors, may from time to time sell the notes and the common stock into which the notes are convertible covered by this prospectus supplement, which we refer to in this section as the “securities,” directly to purchasers or offer the securities through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of securities for whom they may act as agent, which discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions:

•                  at fixed prices;

•                  at prevailing market prices at the time of sale;

•                  at varying prices determined at the time of sale; or

•                  at negotiated prices.

These sales may be effected in transactions, which may involve crosses or block transactions, in the following manner:

•                  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                  in the over-the-counter-market;

•                  in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•                  through the writing and exercise of options, whether these options are listed on any options exchange or otherwise.

In connection with the sale of the securities, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging positions they assume. The selling securityholders may sell the securities short and deliver securities to close out short positions, or loan or pledge the securities or broker-dealers that in turn may sell these securities. The selling securityholders may also pledge or grant security interests in some or all of their securities, and, if the selling securityholders default in the performance of their obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Our outstanding common stock is listed for trading on NYSE Arca under the symbol “EEE.”  We do not intend to list the notes on any securities exchange. We cannot assure you as to the liquidity of any trading market for the notes that may develop.

In order to comply with the securities laws of some jurisdictions, if applicable, the holders of securities may offer and sell those securities in such jurisdictions only through registered or licensed brokers or dealers. In addition, under certain circumstances, in some jurisdictions the securities may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdiction or an exemption from registration or qualification requirements is available and is complied with.

The selling securityholders, and any underwriters, broker-dealers or agents that participate in the sale of the securities, may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any sale of the securities may be underwriting compensation under the Securities Act. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M, and have agreed that they will not engage in any transaction in violation of such provisions.

If required, at the time of a particular offering of securities by a selling securityholder, a supplement to this prospectus will be circulated setting forth the name or names of any underwriters, broker-dealers or agents, any discounts, commissions or other terms constituting compensation for underwriters and any discounts, commissions or concessions allowed or reallowed or paid to agents or broker-dealers.

We entered into a registration rights agreement for the benefit of holders of the securities to register their securities under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreements provided for cross indemnification of the selling securityholders and us and their and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the securities, including liabilities under the Securities Act. In the event the selling securityholders sell their securities through any underwriter, dealer or agent the registration rights agreement provides for indemnification by us of those underwriters, dealers or agents and their respective directors, officers and controlling persons against specified liabilities in connection with the offer and sale of those securities. Pursuant to the registration rights agreement, we will bear all fees and expenses incurred in connection with the registration of the securities, except that selling securityholders will pay all underwriting discounts and commissions and transfer taxes.

LEGAL MATTERS

Berenbaum, Weinshienk & Eason, P.C., Denver, Colorado, will pass upon the validity of the notes and the common stock issuable upon conversion of the notes being offered hereby.

EXPERTS

The consolidated financial statements of Evergreen Energy Inc. and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2006 incorporated by reference in this prospectus supplement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, and have been so incorporated in reliance upon those reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Evergreen Operations, LLC and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 incorporated by reference in this prospectus supplement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm as stated in their report, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. Such reports and other information can be inspected and copied at the Public Reference Section of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such material may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

The following documents filed by us with the SEC, are incorporated by reference into and made part of, this prospectus supplement:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•                  our Quarterly Report on Form 10-Q for the quarter ended on March 31, 2007;

•                  our Quarterly Report on Form 10-Q for the quarter ended on June 30, 2007;

•                  the information incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 from our definitive revised proxy statement relating to our 2007 annual meeting of stockholders; and

•                  our Current Reports on Form 8-K filed on February 20, 2007, February 27, 2007, March 1, 2007, April 25, 2007, June 27, 2007, July 24, 2007, July 25, 2007, July 30, 2007, August 15, 2007, September 11, 2007 and October 29, 2007  (except any information that is furnished to, and not filed with, the SEC).

You may request a copy of these filings and all other information subsequently incorporated by reference into this prospectus supplement, at no cost, by writing or telephoning us at the following:

Evergreen Energy Inc.

1225 Seventeenth Street

Suite 1300

Denver, Colorado 80202-5506

(303) 293-2992

Attn: Investor Relations

We are also incorporating by reference all documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14, 15(d) of the Exchange Act subsequent to the date hereof and prior to termination of the offering made hereby (except information “furnished” on a current report on Form 8-K). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

EVERGREEN ENERGY INC.

Evergreen Operations, LLC

KFx Plant, LLC

KFx Operations, LLC

Landrica Development Company

Buckeye Industrial Mining Co.

Common Stock

8.00% Convertible Secured Notes due 2012

Guarantees of 8.00% Convertible Secured Notes due 2012

Evergreen Energy Inc. (“Evergreen,” “we,” “us,” or “our”) and/or certain selling securityholders may offer and sell from time to time shares of our common stock using this prospectus, in amounts, at prices and on terms that will be determined at the time of any such offering. Additionally, certain selling securityholders may offer and sell our 8.00% Convertible Secured Notes due 2012, Guarantees of 8.00% Convertible Secured Notes due 2012 and the common stock issuable upon conversion of such notes using this prospectus and any applicable prospectus supplement. Our obligations under the notes are guaranteed by one of our wholly owned subsidiaries and each of its subsidiaries.

We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest.

We may sell securities directly to you, through agents we select, or through underwriters or dealers we select on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from these sales will be described in the prospectus supplement. In addition, this prospectus may be used to offer securities for the account of persons other than us.

Our common stock is listed on NYSE Arca under the symbol “EEE.”  On October 24, 2007, the last reported sale price of our common stock on NYSE Arca was $4.61 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NYSE Arca or any securities exchange of the securities covered by the prospectus.

For a discussion of the factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described in the documents we incorporate by reference, as well as those that may be included in the applicable prospectus supplement and other information incorporated by reference in the applicable prospectus supplement. Also, please read “Cautionary Statement about Forward-Looking Statements.”

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2007

TABLE OF CONTENTS

Cautionary Statement about Forward-Looking Statements
About this Prospectus
Where You Can Find More Information
Our Company
Use of Proceeds
Ratio of Earnings to Fixed Charges
Risk Factors
Description of 8.00% Convertible Secured Notes Due 2012 and Guarantees
Description of Capital Stock
Plan of Distribution
Legal Matters
Experts

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. If the description of the offering varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement is accurate only as of the date on the front cover of this prospectus, any accompanying prospectus supplement or the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

The discussions in this prospectus and the documents incorporated by reference herein contain certain statements that are not historical in nature, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to our future prospects, developments and business strategies.

We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “predict,” “project” and similar terms and phrases, including references to assumptions, in this prospectus to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

•                  general economic and industry conditions, including particularly energy prices;

•                  our history of losses, deficits and negative operating cash flows;

•                  our substantial capital requirements and dependence on future financings and the sale of our equity securities to provide capital to fund our operations;

•                  our limited operating history;

•                  technical and operational problems at K-Fuel or K-Direct facilities;

•                  uncertain market for our K-Fuel refined coal and K-Direct plants;

•                  industry competition;

•                  environmental and government regulation;

•                  protection and defense of our intellectual property rights;

•                  reliance on, and the ability to attract, key personnel;

•                  inability to implement our acquisition strategy; and

•                  other factors including those discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and our incorporated documents.

You should keep in mind that matters described in any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that matters described in any forward-looking statement made in this prospectus or elsewhere might not occur.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and/or certain selling securityholders may, from time to time, offer and/or sell any combination of the securities described in this prospectus in one or more offerings. Each time securities are offered, we or the selling securityholders, as applicable, will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read the registration statement (including the exhibits filed with and incorporated by the reference to the registration statement), this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

References in this prospectus to “Evergreen,” “we,” “us,” and “our” are to Evergreen Energy Inc. and its subsidiaries. The term “you” refers to a prospective investor.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. Such reports and other information can be inspected and copied at the Public Reference Section of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such material may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

The following documents filed by us with the SEC, are incorporated by reference into and made part of, this prospectus supplement:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•                  our Quarterly Report on Form 10-Q for the quarter ended on March 31, 2007;

•                  our Quarterly Report on Form 10-Q for the quarter ended on June 30, 2007;

•                  the information incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 from our definitive revised proxy statement relating to our 2007 annual meeting of stockholders; and

•                  our Current Reports on Form 8-K filed on February 20, 2007, February 27, 2007, March 1, 2007, April 25, 2007, June 27, 2007, July 24, 2007, July 25, 2007, July 30, 2007, August 15, 2007, September 11, 2007 and October 29, 2007 (except any information that is furnished to, and not filed with, the SEC).

You may request a copy of these filings and all other information subsequently incorporated by reference into this prospectus supplement, at no cost, by writing or telephoning us at the following:

Evergreen Energy Inc.

1225 Seventeenth Street

Suite 1300

Denver, Colorado 80202-5506

(303) 293-2992

Attn: Investor Relations

We are also incorporating by reference all documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14, 15(d) of the Exchange Act subsequent to the date hereof and prior to termination of the offering made hereby (except information “furnished” on a current report on Form 8-K). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

OUR COMPANY

Overview

Evergreen Energy Inc. was founded in 1984 as a clean coal company focused on developing our K-Fuel process. Our goal is to leverage a vertically integrated, coal-based platform to deliver clean, efficient and affordable energy. We intend to meet the specific needs of public utility, industrial and international market customers by providing economical solutions to environmental emission standards compared to other emission standard alternatives. Our proprietary K-Fuel process uses heat and pressure to physically and chemically transform high moisture, low-Btu coals, such as sub-bituminous coal and lignite, into a more energy efficient, lower-emission fuel.

Coal is the cheapest, largest and most abundant source of fuel for America’s electricity generation. At about one-third the cost of natural gas, many utilities and industrial users are dependent upon coal. While the United States enjoys cheap and plentiful reserves of high moisture, low-Btu coals with heat values of less than 9,000 Btus per pound, the reserves of high-grade coals are dwindling, and environmental issues are a concern. Moreover, many coal-fired power generating facilities, including industrial and institutional facilities, generally burn coal that is 11,000 Btus or greater. Our goal is to make those low-grade coals more economical and environmentally compliant in order to meet the demand for energy in an optimal fashion.

The current K-Fuel process applies heat and pressure to Powder River Basin coal with a high water content to reduce moisture from approximately 30% in the low-Btu coal to 8% to 14% in our K-Fuel refined coal. As a result, the heat value is boosted by 30% to 40%, which we believe will result in increased efficiency for use in power generating facilities, including industrial and institutional facilities. Further, the K-Fuel process removes a significant amount of impurities from the low-Btu coal which we believe will allow for the power generating industry to economically comply with increasingly stringent air emission standards and environmental regulations. The pre-combustion refinement of raw coal into K-Fuel refined coal reduces mercury content up to 70% and upon combustion, sulfur dioxide and nitrous oxides by significant amounts. Studies also show that burning K-Fuel refined coal with its increased efficiency will reduce carbon dioxide emissions.

We have completed the initial construction and entered the start-up phase for our Fort Union plant and mine site in Wyoming’s Powder River Basin, which is our first plant implementing the current K-Fuel process. We are in the process of modifying and improving the design and efficiency of the equipment used in the K-Fuel process and we have expanded our contractual relationship with Bechtel Power Corporation in February 2007 to assist with the completion of construction and optimization of our Fort Union plant. Bechtel will also assist with future designs of additional K-Fuel plants we may build or license, including any K-Fuel plants located at coal-fired power generating plants, which we refer to as K-Direct plants. Our initial test burns of the K-Fuel refined coal from our Fort Union plant provided us with positive results regarding the characteristics and quality of the K-Fuel refined coal and additional test burns by independent third parties have confirmed K-Fuel refined coal’s positive attributes. We have not, however, been able to achieve full-scale commercial production at our Fort Union plant. We continue to face technical and operational issues with improving capacity utilization at our Fort Union plant and we are continuing to make modifications to the plant. Management believes, however, that in recent months we have made significant improvements to address these issues with the assistance of our operational and technical engineering consultants.

We have tested and will continue to test other low-Btu coals and lignites in our laboratories and study the results in order to increase the potential number of plant sites and coal feedstock sources. Our research has shown coal sources other than coal from the Powder River Basin have produced similar results when subjected to the K-Fuel process.

Business Strategy

The total annual coal consumption in the United States is approximately 1 billion tons per year. The principal elements of our long-term strategy are to construct K-Direct and K-Fuel facilities and to license our K-Fuel technology to third parties through a combination of organic growth, acquisitions and partnerships. In the near-term, we plan to primarily focus on the following:

•                  Improving Capacity and Operating Efficiencies at Fort Union Facility. Our Fort Union plant in Gillette, Wyoming, has begun shipping limited amounts of our K-Fuel refined coal to utility and industrial customers. As a result of our current inability to achieve full-scale commercial production at our Fort Union plant and to operate the plant on a reliable basis, we retained the services of additional operational and technical engineering consultants to improve Fort Union’s operations going forward and believe we are making significant progress. We intend to leverage the knowledge base we are developing at Fort Union to design and efficiently operate future K-Direct and K-Fuel facilities.

•                  Expand Production through the Construction of K-Direct Facilities. K-Direct plants co-located with new or existing power generating plants would offer the added advantages of using secondary steam to refine raw low-Btu coal feedstocks. With a K-Direct plant at a generating site, coal users would be able to shop the world market for abundant low-Btu coal, process it on site and feed it directly into their boilers. We have signed a letter of intent with TXU Generation Development Company LLC for detailed engineering and design integration of a K-Direct facility. Should the results from the engineering, design and testing be successful, we hope to enter into a more definitive agreement for the construction of a K-Direct facility at an existing TXU power plant. We also continue to explore K-Direct opportunities with other utilities and independent power producers.

We believe that K-Direct plants would offer public utilities a unique opportunity to boost efficiency and meet emissions standards. In our view, the advantages of a K-Direct facility compared to a K-Fuel facility would be: (i) less capital outlay; (ii) less construction time to complete; (iii) shorter permitting time; and (iv) accelerated product delivery as K-Fuel refined coal would be transported from the processor directly into the coal-fired boilers at the power generating plants.

•                  Expand Production through the Construction of K-Fuel Facilities. We intend to enhance flexibility and expand our target market by constructing K-Fuel facilities at coal mine sites or major transportation hubs to process abundant reserves of sub-bituminous coal and lignite into K-Fuel refined coal. We will pursue construction at sites that have readily available access to rail and barge transportation. Further, a K-Fuel facility will allow us to sell to multiple parties on an opportunistic basis.

•                  Enter into Licensing Agreements. We believe that there are a number of opportunities to license our technology both domestically and internationally to operators that have access to transportation infrastructure and high moisture, low-Btu coal supplies. For example, our subsidiary, Evergreen Energy Asia Pacific Corp., or EEAP, will seek to have K-Fuel plants constructed in the Asia Pacific region. EEAP will seek to leverage one or more strategic partners’ expertise to sell the K-Fuel refined coal primarily to electric utilities for power generation.

•                  Continue to Pursue Vertical Integration through Acquisitions and Joint Ventures. We believe we are well-positioned to pursue selected acquisitions and attract industry joint venture partners to continue our vertical integration strategy. Our 2006 acquisition of Buckeye Industrial Mining Company, or Buckeye, provided us with established markets, infrastructure, blending facilities, rail and barge transportation access and coal supplies. We expect to pursue additional acquisitions of companies with businesses complementary to our business model and strategy, such as C-Lock Technology, Inc. or C-Lock Technology.

Competitive Strengths

We believe we are uniquely positioned in the energy market as a result of the following strengths:

•                  High BTU, Low Emission K-Fuel Refined Coal. We have been able to convert limited amounts of low-Btu sub-bituminous coals and lignites into K-Fuel refined coal, a high Btu, low emission coal that is a replacement for rapidly dwindling eastern coals. Current federal and in some cases even tougher state emissions regulations will soon begin requiring significant reductions in sulfur dioxide, nitrous oxides and mercury levels. Some states are enacting carbon dioxide limits as well. We believe that coal-fired power plants and industrial customers that use our K-Fuel refined coal will be able to cost-effectively boost efficiency and will reduce these emissions without adding new, expensive, post-combustion cleanup equipment. Power generating facilities that burn our K-Fuel refined coal instead of unrefined high Btu coal are expected to realize lower emissions and experience significant savings as a result of reducing the need to purchase carbon dioxide, sulfur dioxide, nitrogen oxide and mercury credits in order to comply with environmental regulations.

•                  Provide Flexibility in Feedstock. Coal-fired power plants and industrial users with post-combustion pollution controls may see improved pollution control performance by using our K-Fuel refined coal and will benefit from the ability to use alternative feedstock in addition to their traditional feedstocks.

•                  Proprietary Process. We believe the K-Fuel refined coal process is the only proven process for coal refining which has reached a stage of limited commercial production with a patented process design. Our processes are patent-protected with a global worldwide exclusivity on key equipment technology.

•                  Strong Base of Technical Experience and Expertise. Our employees have a wide range of technical experience and expertise in refining coal, coal thermal upgrading, thermal processing, coal gasification, coal liquification, chemical engineering, civil engineering, mechanical engineering and power plant engineering. To assist in the implementation of the K-Fuel process, we have an exclusive licensing arrangement with Sasol-Lurgi Technology Company and Lurgi (Pty) Limited which bring over 70 years of experience in designing and building coal processing plants. In addition we have agreements with professional engineering firms for engineering services in the areas of architecture, civil/structural, mechanical, electrical, and controls, including subsystems engineering and design for our commercial plants.

•                  Favorable Price Differentials and Tax Credits. We have positioned our self in the energy market with the goal of capturing the price differential between high and low-Btu coals. In addition, we believe IRS Section 45 clean coal production tax credits are available for coal processed in K-Direct or K-Fuel facilities placed in service prior to January 1, 2009. Congress is considering legislation to extend this tax credit to facilities placed in service prior to January 1, 2014, although such provisions are not currently part of any pending energy bill.

•                  Established Marketing and Sales Team. Our Buckeye subsidiary provides access to established markets, infrastructure and coal reserves. Over the years, Buckeye has shipped product to over 70 coal customers, including utilities and industrial users. Our Buckeye marketing team has logistical expertise and longstanding relationships with coal users that we intend to leverage in providing our K-Fuel refined coal to a wide variety of customers.

•                  Key Industry Relationships. As we work towards maximizing capacity and operating efficiencies at our Fort Union plant, we benefit from key industry relationships, such as our technical services agreement with Bechtel Power Corporation and a logistics and marketing agreement with DTE Coal Services Inc. The Bechtel agreement provides engineering services in the areas of architecture, civil/structural, mechanical, electrical and controls, including subsystems engineering and design for future K-Direct and K-Fuel commercial plants. Additionally, Bechtel is providing assistance with the optimization of our Fort Union plant. Bechtel is a global engineering, construction and project company with more than a century of experience on complex projects in challenging locations.

•                  Vertically Integrated. We believe we are positioned to capture value from the multiple steps in the refined coal value chain, from mining to refining, marketing and distribution. Buckeye and C-Lock Technology are recent examples of our vertical integration strategy.

Recent Developments

On December 27, 2006, the city of Painesville, Ohio Department of Utilities conducted test burns of a blend of K-Fuel refined coal and high-sulfur Ohio coal. The results indicated compliance with a new federal clean air standard for industrial coal-fired boilers, effective in 2007. In February 2007, an independent third party at the University of Notre Dame conducted test burns of blends of 50% and 75% of K-Fuel refined coal with high-sulfur, low-fusion eastern Ohio bituminous coal. Test burns using 100% of our K-Fuel refined coal were also conducted. Blended results indicated improvements in emissions that could help coal-fired boilers comply with the new Federal

Industrial Boiler Maximum Achievable Control Technology rule for emissions while maintaining load capacities through higher Btu values. Test burns using only K-Fuel refined coal resulted in reduced chloride emission by 75%, sulfur dioxide emissions by 90% and reduced the mercury content by 75% when compared to the high-sulfur, low-fusion eastern Ohio bituminous coal.

Effective February 2007, we entered into an exclusive patent sub-license agreement with the developer of a proprietary technology for the measurement of carbon emissions and formed a wholly owned subsidiary, C-Lock Technology. The agreement provides us with an exclusive worldwide sub-license to a technology to standardize the measurement of carbon emissions in energy and agricultural related activities. The measurement system and procedures are transparent, repeatable and verifiable. Through C-Lock Technology, we intend to market the proprietary measurement system and procedures to quantify, certify, and verify carbon dioxide emissions. We expect a market to evolve in global carbon credit trading in the energy and agricultural businesses and, given our K-Fuel product’s favorable emissions profile, we believe that a close association with a standardized approach for selling credits will help us to continue our vertical integration strategy.

In April 2007, we formed EEAP as a separate international operation to develop markets in the Asia Pacific region without impacting our United States financial commitments and resources. Shortly after forming EEAP, the Sumitomo Corporation of Japan acquired a 4% interest in EEAP for $4.0 million. We expect our relationship with Sumitomo will add worldwide market and operations experience to our future projects.

On April 19, 2007, we ceased our relationship with Mark S. Sexton, our former Chief Executive Officer, President and Chairman of the Board. Pursuant to the terms of his employment agreement, Mr. Sexton was entitled to acceleration of vesting with respect to 898,630 of the 1,000,000 shares of unvested common stock he was awarded in connection with his employment, and, as a result, we will incur a $9.8 million non-cash charge during the quarter ended June 30, 2007. The 898,630 shares vested on July 18, 2007. Robert J. Clark, Chairman of our Audit Committee and a member of our Compensation Committee, has assumed the duties of Chairman of the Board and, on June 27, 2007, our board named Kevin R. Collins, previously Executive Vice President and Chief Operating Officer, as Chief Executive Officer and President.

In July 2007, we determined to cease our consulting relationship with Venners & Company, Ltd., which is controlled by John P. Venners, the brother of Theodore Venners, our Chief Technology Officer. Pursuant to a consulting agreement with Venners & Company, Ltd., we are obligated to make payments of $7,500 per month through May 2008.

On September 6, 2007, Mr. Kevin Collins our President and Chief Executive was elected to our Board of Directors.

On September 19, 2007 we executed an agreement with Bechtel Power Corporation which more sharply defined the scope of engineering, procurement and construction services (“EPC Services”) which may be performed by Bechtel.  We intend to use Bechtel’s services to oversee both technical development and implementation of all new K-Fuel ® and K-Direct(SM) plants.  We committed to provide Bechtel with EPC Services with an aggregate capital cost of at least $1 billion by the end of 2013.  Failure to meet this commitment by 2014 could cost us up to $10 Million in termination fees.

On September 20, 2007, we agreed to proceed with specifications and design work that could lead to the construction of a K-Fuel® lignite coal refinery in the Inner Mongolian Autonomous Region of the People’s Republic of China. We signed the agreement with a subsidiary of China Power Investment Corporation, one of the five state-owned power generation companies in China.

Corporate Information

We were founded in 1984 as a clean coal company focused on developing our K-Fuel process. We incorporated under the laws of the state of Delaware in 1988. Our principal executive offices are located at 1225 17th Street, Suite 1300, Denver, Colorado 80202, and our telephone number is (303) 293-2992. Our website is located at www.evgenergy.com. The information on our website is not part of this prospectus or any prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds we receive from any offering of these securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from any sales by selling securityholders unless otherwise indicated in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges for each of the periods presented. Accordingly, the following table sets forth the deficiency of earnings to fixed charges for each of the periods presented. Because of the deficiency, ratio information is not applicable.

	June 30,	Years Ended December 31,
	2007	2006	2005	2004	2003	2002
			(in thousands)

Additional pre-tax income needed for earnings to cover total fixed charges	$43,639	$51,527	$23,313	$10,555	$10,036	$18,384

For purposes of computing the deficiency of earnings available to cover fixed charges, fixed charges represent interest expense and the portion of operating lease rental expense that is considered by us to be representative of interest.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations. See “Cautionary Statement about Forward-Looking Statements.”

DESCRIPTION OF 8.00% CONVERTIBLE SECURED NOTES DUE 2012 AND GUARANTEES

We issued the notes under an indenture among us, the subsidiary guarantors specified below and U.S. Bank National Association, as trustee. The notes, the subsidiary guarantees and any common stock issuable upon conversion of the notes are covered by a registration rights agreement.

The following description is only a summary of the material provisions of the notes, the indenture and the registration rights agreement. It does not purport to be complete. We urge you to read these documents in their entirety because they, and not this description, define the rights of holders of the notes. You may request copies of these documents from us upon written request at our address, which is listed in this prospectus under “Where You Can Find More Information.”

For purposes of this Description of the Notes section, references to “we”, “us”, “our”, “the Company” and “Evergreen” refer solely to Evergreen Energy Inc. and not to its subsidiaries.

General

The Notes

The notes:

•                  are limited to $95.0 million aggregate principal amount;

•                  mature on August 1, 2012, unless earlier converted by holders, repurchased by us at the option of holders in connection with a fundamental change or redeemed by us as described below;

•                  bear interest at a rate of 8.00% per annum on the principal amount (the “initial interest rate”), payable semi-annually, in arrears, on each February 1 and August 1, beginning on February 1, 2008, to the holders of record at the close of business on the preceding January 15 and July 15, respectively; provided, however, that the initial interest rate per annum will be permanently decreased by 300 basis points if (i) the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is greater than or equal to the applicable conversion price per share on each such trading day (the “reduced interest rate trigger”) and (ii) the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use for at least 30 days following the reduced interest rate trigger, unless registration is no longer required. This reduced interest rate will become effective on the first day of the calendar quarter following the date on which both criteria in the preceding sentence are satisfied;

•                  bear additional interest if we fail to comply with certain obligations set forth under “—Registration Rights”;

•                  subject to release under the circumstances described herein, are fully and unconditionally guaranteed, on a senior, unsecured basis, by Evergreen Operations, LLC, a Delaware limited liability company, our wholly owned subsidiary which we refer to as Evergreen Operations and by its subsidiaries, KFx Plant, LLC, a Wyoming limited liability company, KFx Operations, LLC, a Wyoming limited liability company, Landrica Development Company, a South Dakota corporation, and Buckeye Industrial Mining Company, an Ohio corporation. Our intellectual property rights relating to the K-Fuel refined coal process are held by our wholly owned subsidiary, KFx Technology, LLC, which is not a subsidiary of Evergreen Operations, and consequently, none of these intellectual property rights will be included in the collateral securing the notes or be the property of an obligor on the notes;

•                  subject to subordination under the circumstances described herein, are our senior secured obligations and rank senior in right of payment to all of our existing and future subordinated indebtedness and future indebtedness that expressly provides for its subordination to the notes, rank pari passu in right of payment with all of our existing and future senior indebtedness and effectively senior to all of our unsecured indebtedness to the extent of the value of the collateral securing the notes and effectively subordinated in right of payment to all existing and future obligations of our non-guarantor subsidiaries;

•                  subject to release under the circumstances described herein, are secured by a first-priority security interest in all of the equity interests in Evergreen Operations;

•                  subject to release under the circumstances described herein, are subject to a first-priority security interest in an escrow account into which we have deposited $18.0 million of the proceeds from the note offering, and a first-priority security interest in our and our subsidiaries’ existing and future bank, investment, brokerage or other accounts holding cash and other assets that are readily convertible into cash, such as money market holdings, short-term government bonds or U.S. Treasury bills, marketable securities and commercial paper (such other assets readily convertible into cash, “cash equivalents”), except for accounts (i) holding in the aggregate cash and cash equivalents of less than $1.5 million, (ii) any such account created in connection with one or more Projects and (iii) any account holding cash that has been posted, segregated or otherwise set aside in connection with certain environmental remediation and contractual obligations (the assets held in the accounts subject to these first-priority security interests, together with the equity interests described in the preceding bullet, as the same may be adjusted from time to time, the “collateral”);

•                  are redeemable by us at any time, in whole or in part, at a redemption price payable in cash equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to, but not including, the redemption date and an additional “coupon make-whole” payment as described below under “—Provisional Redemption,” if the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the then applicable conversion price per share on each such trading day and the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use and is expected to remain effective and available for use for the 30 days following the redemption date, unless registration is no longer required;

•                  are subject to repurchase by us, in whole or in part, for cash at the option of holders upon the occurrence of a “fundamental change” (as defined under “—Repurchase of Notes at the Option of Holders upon a Fundamental Change”), at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest (including additional interest), if any, to, but not including, the repurchase date as described under “—Repurchase of Notes at the Option of Holders upon a Fundamental Change”; and

•                  are represented by one or more registered securities in global form as described under “—Book-Entry Delivery and Form.”

The notes may be converted into shares of our common stock at a conversion rate of 190.4762 shares of common stock (or cash or a combination of cash or common stock, if we so elect) per $1,000 principal amount of the notes, which is equal to a current conversion price of approximately $5.25 per share, as described under “—Conversion of Notes—Conversion Rate.”  The conversion rate is subject to adjustment if certain events occur. If holders convert their notes during the period from and including the date we give our redemption notice to and including the business day immediately preceding the redemption date or during the 10 trading day period following the date on which we give notice to holders that the collateral price trigger has been met, such holders will also receive an amount equal to accrued and unpaid interest and an additional “coupon make-whole payment” described below. This amount will be paid in cash or in shares of our common stock, at our election. Otherwise, converting holders will not receive any separate cash payment representing accrued and unpaid interest or additional interest, except as described herein. If a make-whole fundamental change occurs, we may be required to increase the conversion rate for any notes converted in connection with such make-whole fundamental change by a specified number of shares of our common stock.

Each of the subsidiary guarantors will be irrevocably released from its obligations under its guarantee and the first-priority security interests in the collateral will be irrevocably released under the circumstances described below under “—Release of Subsidiary Guarantors and Collateral” if the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the conversion price per share on each such trading day and the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use for at least 30 days following our collateral price trigger notice, unless registration is no longer required. In addition, upon such release, the notes will become automatically and irrevocably subordinated to our senior indebtedness as described under “—Subordination of Notes” below.

Other than as described herein, the indenture governing the notes does not contain any financial covenants and does not restrict our subsidiaries, other than the subsidiary guarantors, from incurring additional senior indebtedness or any other indebtedness or issuing securities but does restrict us from paying dividends or making distributions on our common stock or repurchasing our common stock. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of highly leveraged transactions, a fundamental change or a make-whole fundamental change, except to the extent described under “—Repurchase of Notes at the Option of Holders upon a Fundamental Change”, “—Increase of Conversion Rate upon Make-whole Fundamental Changes” and “—Consolidation, Merger and Sale of Assets.”

No sinking fund is provided for the notes.

We maintain an office where the notes may be presented for registration, transfer, exchange or conversion. This office is initially an office or agency of the trustee. Except under limited circumstances described below, the notes will be issued only in fully registered book-entry form, without coupons, in denominations of $1,000 principal amount and multiples thereof, and will be represented by one or more global notes. We may pay interest by check mailed to each holder at its address as it appears in the notes register; provided, however, that holders with notes in an aggregate principal amount in excess of $2.0 million will be paid, at their written election, by wire transfer of immediately available funds; provided further, however, that payments to The Depository Trust Company, New York, New York, which we refer to as “DTC”, will be made by wire transfer of immediately available funds to the account of DTC or its nominee. There will be no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

Holders may not sell or otherwise transfer the notes or any common stock issuable upon conversion of the notes except in compliance with the provisions set forth under “—Registration Rights” and in this prospectus under “Transfer Restrictions.”  In addition, neither we nor the registrar nor the trustee is required to register a transfer or exchange of any notes for which the holder has delivered, and not validly withdrawn, a fundamental change repurchase notice, except, in the case of a partial repurchase, that portion of the notes not being repurchased.

The material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and any shares of our common stock received upon conversion of the notes are summarized in this prospectus under the heading “Certain U.S. Federal Income Tax Considerations.”

Principal, Maturity

The indenture provides for the issuance by us of notes in an amount limited to $95.0 million aggregate principal amount.  The notes mature on August 1, 2012.

Interest

The notes bear interest at a rate of 8.00% per annum on the principal amount from July 30, 2007.  We will pay interest semi-annually, in arrears, on each February 1 and August 1, beginning on February 1, 2008, subject to limited exceptions if the notes are converted prior to the relevant interest payment date; provided, however, that the initial interest rate per annum will be permanently decreased by 300 basis points if (i) the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is greater than or equal to the applicable conversion price per share on each such trading day (which conversion price is equal to $1,000 divided by the then applicable conversion rate) (the “reduced interest rate trigger”) and (ii) the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use for at least 30 days following the reduced interest rate trigger, unless registration is no longer required. This reduced interest rate will become effective on the first day of the calendar quarter following the date on which the two criteria in the preceding sentence are satisfied.  Subject to certain exceptions, interest will be paid to the holders of record at the close of business on January 15 and July 15, as the case may be, immediately preceding the relevant interest payment date.

Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 30, 2007.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest will cease to accrue on a note upon its maturity, conversion, redemption or repurchase by us at the option of a holder.

Guarantees

The notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by the subsidiary guarantors.

Each subsidiary guarantee is a general unsecured obligation of the subsidiary guarantor and:

•                  ranks pari passu in right of payment with all of the subsidiary guarantors’ existing and future senior unsecured indebtedness; and

•                  ranks senior in right of payment to all of the subsidiary guarantors’ existing and future subordinated indebtedness and future indebtedness that expressly provides for its subordination to the guarantees.

Not all of our subsidiaries guarantee the notes.  In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay their debt and other obligations (including trade payables) before they will be able to distribute any of their assets to us.

If we default in payment of the principal of, or interest on the notes, or any cash or stock amounts due upon conversion, each of the subsidiary guarantors will be unconditionally, jointly and severally, obligated to duly and punctually pay the principal of and interest on the notes or any such cash or stock amounts due upon conversion.

The obligations of each subsidiary guarantor under its guarantee are limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such subsidiary guarantor, and after giving effect to any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of the obligations of such other subsidiary guarantor under its guarantee or pursuant to its contribution obligations under the indenture, will result in the obligations of such subsidiary guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each subsidiary guarantor that makes a payment or distribution under its guarantee will be entitled to a contribution from any other subsidiary guarantor in a pro rata amount based on the net assets of each subsidiary guarantor determined in accordance with generally accepted accounting principles.

Notwithstanding the foregoing, each guarantee of the notes by a subsidiary guarantor provides by its terms that it shall be automatically and unconditionally released and discharged (i) upon payment in full of principal, interest and all other obligations on the notes issued under the indenture or discharge or defeasance thereof or (ii) in accordance with “—Release of Subsidiary Guarantors and Collateral.”

Collateral

General

The notes are secured by a first priority Lien on all of the equity interests in Evergreen Operations.    Our intellectual property rights relating to the K-Fuel refined coal process are held by our wholly owned subsidiary, KFx Technology, LLC, which is not a subsidiary of Evergreen Operations, and consequently, none of these intellectual property rights are included in the collateral securing the notes or are the property of an obligor on the notes.

Covenant to Provide Additional Collateral

We have granted a first-priority security interest for the benefit of the holders of the notes in our and our subsidiaries’ existing and future bank, investment, brokerage or other accounts holding cash and cash equivalents, except for accounts (i) holding in the aggregate cash and cash equivalents of less than $1.5 million, (ii) any such account created in connection with one or more Projects and (iii) any account holding cash that has been posted, segregated or otherwise set aside in connection with certain regulatory and contractual obligations, including environmental remediation. We may use our cash and cash equivalents, including that in the accounts to be provided as collateral, without restriction for our normal operating activities, except that the $18.0 million of proceeds deposited in the escrow account will be released to us for use only upon release of the other collateral.  See “Description of the Notes—Release of Subsidiary Guarantors and Collateral.”

Escrow Account

We have deposited $18.0 million of the proceeds from the sale of the notes in an escrow account in which we granted a first-priority security interest for the benefit of the holders of the notes.

Enforcement of Liens

Upon the occurrence and during the continuance of an event of default, the trustee will have the right to exercise on behalf of the holders of the notes such remedies, including remedies with respect to all collateral as are available under the indenture, the Security Documents and at law.  Under the terms of the indenture and the Security Documents, the trustee will determine (or will follow the direction of the holders of a majority in principal amount of the outstanding notes in establishing) the circumstances and manner in which to dispose of collateral, including, but not limited to, the determination of whether to foreclose on such collateral following an event of default.  The right of the trustee to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture:

•                  in the case of assets that relate to Permitted Liens, is subject to the terms of agreements governing those Permitted Liens; and

•                  with respect to any collateral, is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us or any of our Subsidiaries prior to the trustee having repossessed and disposed of the collateral.

Any proceeds of any collateral foreclosed upon or otherwise realized upon pursuant to the Security Documents will be applied in the following order:

•                  first, to the collateral agent to pay any costs and expenses due to the collateral agent in connection with the foreclosure or realization of such collateral;

•                  second, to the trustee for the benefit of the holders of notes to pay all amounts due in respect of the notes;

•                  finally, in the case of any surplus, to us or the subsidiaries that pledged such collateral, or assigns.

The Company has not conducted appraisals of the collateral in the form of equity interests of Evergreen Operations in connection with the offering of the notes.  The value of such collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers and such collateral may be illiquid and may have no readily ascertainable market value.  The value of such collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends.  Accordingly, even together with the additional collateral in the form of cash and cash equivalents, if provided, there can be no assurance that proceeds of any sale of collateral pursuant to the indenture and the related Security Documents following an event of default would be sufficient to satisfy, or would not be substantially less than, amounts due under the notes. The value of the collateral may not be sufficient to repay the holders of the notes in an event of default.  If the proceeds of any of the collateral were not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against the remaining assets of ours and the subsidiary guarantors.

Release of Liens

The Liens on the collateral securing the notes will be released:

(1)           upon payment in full of principal, interest and all other Obligations on the notes issued under the indenture or discharge or defeasance thereof;

(2)           in accordance with “—Release of Subsidiary Guarantors and Collateral”; and

(3)           in connection with any disposition of collateral to any Person other than us or any of our Subsidiaries that is permitted by the indenture, including expenditures of cash and cash equivalents maintained in pledged accounts.

Each of these releases shall be effected by the collateral agent or automatically, as applicable, without the consent of the holders of notes or any action on the part of the trustee.

To the extent applicable, we will comply with Section 313(b) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), relating to reports, and other sections of the Trust Indenture Act, as applicable.  Notwithstanding anything to the contrary herein, we and our Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if we determine, in good faith based on advice of outside counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released collateral. Without limiting the generality of the foregoing, certain no-action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act.  In addition, under interpretations provided by the SEC, to the extent that a release of a Lien is made without the need for consent by the holders of notes or the trustee, the provisions of Section 314(d) may be inapplicable to the release.

No Impairment of the Security Interests

Neither we nor any of our Subsidiaries will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the collateral for the benefit of the trustee and the holders of notes.

The indenture provides that any release of collateral in accordance with the provisions of the indenture and the Security Documents will not be deemed to impair the security under the indenture, and that any engineer or appraiser may rely on such provision in delivering a certificate requesting release so long as all other provisions of the indenture with respect to such release have been complied with.

Release of Subsidiary Guarantors and Collateral

Each of the subsidiary guarantors will be irrevocably released from the obligations under its guarantee and the first-priority security interests in the collateral will be released if (i) the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the applicable conversion price per share (as defined below under—Conversion of Notes—Conversion Rate)  and (ii) the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use for at least 30 days following our collateral price trigger notice, unless registration is no longer required (the “collateral price trigger”).

The “closing price” of our common stock on any trading day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by NYSE Arca or, if our common stock is not quoted or listed for trading on NYSE Arca, as reported by the principal national or regional securities exchange on which our common stock is quoted or listed or otherwise as provided in the indenture.

The term “trading day” means a day during which trading in our common stock generally occurs on NYSE Arca or, if our common stock is not quoted or listed for trading on NYSE Arca, on the principal national or regional securities exchange on which our common stock is listed or quoted.

We will provide notice (the “collateral price trigger notice”) to holders of the notes and the trustee via Bloomberg and by posting on our website within one trading day upon the occurrence of the collateral price trigger.  In such notice, we will state whether we are exercising our right to redeem.

Certain Covenants

The indenture contains covenants including, among others, the following:

Ownership of Evergreen Operations.  All of the Equity Interests of Evergreen Operations will at all times be 100% directly owned by us.

Limitation on Debt and Disqualified or Preferred Stock.  (a) We will not, and we will not permit any subsidiary guarantor, to incur any Debt, and we will not permit any of our subsidiary guarantors to incur any Disqualified Stock and Preferred Stock.

(b)           Notwithstanding the foregoing, we and any subsidiary guarantor may Incur the following (“Permitted Debt”):

(1)           Debt to us so long as such Debt continues to be owed to us;

(2)           Debt pursuant to the terms of the notes;

(3)           Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that

(A)          in case the notes are refinanced in part or the Debt to be refinanced is pari passu with the notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining notes,

(B)           in case the Debt to be refinanced is subordinated in right of payment to a subsidiary guarantee, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the subsidiary guarantee at least to the extent that the Debt to be refinanced is subordinated to the subsidiary guarantee,

(C)           the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced, and

(D)          Debt Incurred pursuant to clauses (1), (4) and (5) may not be refinanced pursuant to this clause;

(4)           Hedging Agreements entered into in the ordinary course of business for the purpose of limiting risks associated with its business and not for speculation;

(5)           Debt with respect to letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting Debt, including letters of credit supporting performance, surety or appeal bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets;

(6)           Debt outstanding on the Issue Date;

(7)           Debt, which may include Capital Leases but excludes Debt related to any Project, Incurred on or after the Issue Date no later than 365 days after the date of purchase or completion of construction or improvement of property for the purpose of financing all or any part of the purchase price or cost of construction or improvement, provided that the principal amount of any Debt Incurred pursuant to this clause in any twelve month period may not exceed (a) $5.0 million less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause; or

(8)           Debt Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed $3.5 million for us and all subsidiary guarantors collectively.

Limitation on Restricted Payments.  (a) We will not directly or indirectly declare or pay any dividend or make any distribution on our Equity Interests or purchase, redeem or otherwise acquire or retire for value any of our Equity Interests (such payments and actions, if made, “Restricted Payments”).

(b)           Provided that no Default has occurred and is continuing or would occur as a result of this clause (b), clause (a) will not prohibit:

(1)           the purchase, redemption or other acquisition or retirement for value of our Equity Interests held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $2.0 million; or

(2)           the cashless exercise of outstanding options or warrants on our Equity Interests.

(c)           Not later than the date of making any Restricted Payment, we will deliver to the trustee an officers’ certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant were calculated.

Limitation on Liens.  We will not, nor will we permit any subsidiary guarantor to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, to secure Debt or other obligations that are pari passu with or subordinated in right of payment to the subsidiary guarantees, to secure Debt or trade payables other than Permitted Liens, without effectively providing that the subsidiary guarantees are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to a subsidiary guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

Limitation on Asset Sales.  We will not, and will not permit any subsidiary guarantor to, make any Asset Sale unless the following conditions are met:

(1)           The Asset Sale is for fair market value, as determined in good faith by the Board of Directors except in connection with a condemnation proceeding.

(2)           At least 90% of the consideration consists of cash received at closing.  (For purposes of this clause (2), the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of ours or such subsidiary guarantor pursuant to a customary novation agreement, and instruments or securities received from the purchaser that are promptly, but in any event within 30 days of the closing, converted by us to cash, to the extent of the cash actually so received, shall be considered cash received at closing.)

(3)           Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may (i) be used to acquire all or substantially all of the assets of a Permitted Business, (ii) be used to make capital expenditures or otherwise acquire long-term assets that are to be used in a Permitted Business or (iii) be contractually committed for use in accordance with either (i) or (ii) with the acquisition or expenditure to be completed within 2 years after the receipt of such Net Cash Proceeds. All assets acquired pursuant to this clause (3) shall be assets of one or more subsidiary guarantors.

(4)           The Net Cash Proceeds of an Asset Sale not applied or contractually committed pursuant to clause (3) within 365 days after the receipt of such Net Cash Proceeds constitute “Excess Proceeds”.  Excess Proceeds of less than $5 million will be carried forward and accumulated.  When accumulated Excess Proceeds equals or exceeds $5 million, we must, within 30 days, make an Offer to Purchase notes having a principal amount equal to

(A)          accumulated Excess Proceeds, multiplied by

(B)           a fraction (x) the numerator of which is equal to the outstanding principal amount of the notes and (y) the denominator of which is equal to the outstanding principal amount of the notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000.  The purchase price for the notes will be the greater of (i) the principal amount plus accrued and unpaid interest to the date of purchase and (ii) the value of the shares a converting holder would receive if the holder converted under a make-whole fundamental change as described under “—Increase of Conversion Rate Upon Make-whole Fundamental Changes” below.  If the Offer to Purchase is for less than all of the outstanding notes and notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, we will purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only notes in multiples of $1,000 principal amount will be purchased.  Upon completion of an Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of such Offer to Purchase may be used for any purpose not otherwise prohibited by the indenture.

(5)           Between the time of receipt of any Net Cash Proceeds from an Asset Sale and the earlier of (i) the time of transfer of such Net Cash Proceeds in connection with acquisitions or capital expenditures pursuant to (3) above and (ii) the time of purchase of notes in connection with an Offer to Purchase pursuant to (4) above, such Net Cash Proceeds shall be held in an account as security and held for the benefit of the holders.

An “Offer to Purchase” must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price.  The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date.  The offer must include information concerning the business of us and our Subsidiaries which we in good faith believe will enable the holders to make an informed decision with respect to the Offer to Purchase.  The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.

A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a multiple of $1,000 principal amount.  Holders are entitled to withdraw notes tendered up to the close of business on the expiration date.  On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

We will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

Termination of Covenants

Upon the satisfaction of the collateral price trigger, we will no longer be subject to the covenants described under the headings “—Certain Covenants—Ownership of Evergreen Operations,” “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock,” “—Certain Covenants—Limitation on Restricted Payments,” “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Asset Sales.”

Certain Definitions

“Asset Sale” means any sale, lease, transfer or other disposition of any assets by any subsidiary guarantor, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any subsidiary guarantor (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1)           a disposition to a Wholly Owned Subsidiary of Evergreen Operations that is or upon such disposition becomes a subsidiary guarantor, including the sale or issuance by any subsidiary guarantor of any Equity Interests of such subsidiary to any Wholly Owned Subsidiary of Evergreen Operations that is or upon such disposition becomes a subsidiary guarantor;

(2)           the disposition by any subsidiary guarantor in the ordinary course of business of (i) cash and cash management investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

(3)           the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(4)           a transaction covered by “—Consolidation, Merger and Sale of Assets”;

(5)           a Restricted Payment permitted under “—Limitation on Restricted Payments”; and

(6)           any disposition in a transaction or series of related transactions of assets with a fair market value of less than $250,000.

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership or membership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Debt” means, with respect to any Person, without duplication,

(1)           all indebtedness of such Person for borrowed money;

(2)           all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of the Person is paid within 10 Business Days;

(4)           all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;

(5)           all obligations of such Person as lessee under Capital Leases;

(6)           all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7)           all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

(8)           all obligations of such Person under Hedging Agreements.

The amount of Debt of any Person will be deemed to be:

(A)          with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B)           with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C)           with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D)          with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(E)           otherwise, the outstanding principal amount thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an event of default.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are

(1)           required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the notes for consideration other than Qualified Equity Interests, or

(2)           convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes if those provisions

(A)          are no more favorable to the holders than “—Limitation on Asset Sales” and “—Repurchase of Notes at the Option of Holders upon a Fundamental Change”, and

(B)           specifically state that repurchase or redemption pursuant thereto will not be required prior to our repurchase of the notes as required by the indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Fort Union Plant” means our K-Fuel refined coal facility located in Gillette, Wyoming.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock.  If any Person becomes a Subsidiary on any date after the date of the indenture, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of “—Limitation on Debt and Disqualified or Preferred Stock,” but will not be considered the sale or issuance of Equity Interests for purposes of “—Limitation on Asset Sales.”  The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Issue Date” means the date on which the notes are originally issued under the indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of

(1)           brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers;

(2)           provisions for taxes as a result of such Asset Sale without regard to the consolidated results of operations of our and our Subsidiaries;

(3)           payments required to be made to holders of minority interests in Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4)           appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Permitted Business” means any of the businesses in which we and our Subsidiaries are engaged on the Issue Date, and any business reasonably related, incidental, complementary or ancillary thereto.

“Permitted Liens” means

(1)           Liens existing on the Issue Date;

(2)           Liens securing the notes;

(3)           pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, performance or surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

(4)           Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(5)           Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;

(6)           Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(7)           survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of our and our Subsidiaries;

(8)           licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(9)           customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(10)         Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(11)         options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(12)         judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no event of default then exists under a judgment default;

(13)         Liens incurred in the ordinary course of business securing obligations not in excess of $2.5 million and not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of our and our Subsidiaries;

(14)         Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement;

(15)         Liens on property of a Person at the time such Person becomes a Subsidiary of ours, provided such Liens were not created in contemplation thereof and do not extend to any other property of ours or any Subsidiary;

(16)         Liens on property at the time we or any of the Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into us or a Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of ours or any Subsidiary;

(17)         Liens securing Debt or other obligations of ours or a Subsidiary to us or a Wholly Owned Subsidiary;

(18)         Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt that is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Agreements;

(19)         extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (14), (15) or (16) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt,” the amount secured by such Lien is not increased;

(20)         Liens securing Debt or other obligations related to any Project; and

(21)         other Liens securing obligations in an aggregate amount not exceeding $3.5 million.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“Project” shall mean the planning, development, financing, construction, testing and operation of one or more K-Fuel or K-Direct refined coal facilities at a designated site, and all activity related thereto, with or without one or more project partners and investors, other than the Fort Union Plant.  As used herein, Project shall include all activity undertaken by Evergreen Energy International LLC, a Delaware limited liability company, and exclude all activity undertaken by the Company directly, or by any subsidiary guarantor.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Security Documents” means the security documents granting a security interest in any assets of any Person to secure the Obligations under the notes, as may be amended, restated, supplemented or otherwise modified from time to time.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of ours or any subsidiary guarantor which is subordinated in right of payment to the notes or the subsidiary guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).  Unless otherwise specified, “Subsidiary” means a Subsidiary of ours.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by us or one or more Wholly Owned Subsidiaries (or a combination thereof).

Conversion of Notes

General

A holder may, at its option, convert any of its notes into shares of our common stock at a conversion rate of 190.4762 shares per $1,000 principal amount of the notes (the “applicable conversion rate”), which is equal to a current conversion price of approximately $5.25 per share, subject to adjustment as described below, unless we have redeemed those notes as described below under “—Redemption—Provisional Redemption.”  The “applicable conversion price” per share of common stock equals $1,000 divided by the then applicable conversion rate, rounded to the nearest cent.  A holder may convert notes only in denominations of $1,000 principal amount and integral multiples thereof.  Upon conversion, we may choose to deliver, in lieu of our common stock, cash or a combination of cash and shares of our common stock as described below under “—Settlement Upon Conversion.”

A holder may surrender notes for conversion prior to the stated maturity at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date or any redemption date.  Except as described below and under “—Conversion Upon Satisfaction of Collateral Price Trigger,” we will not make any payment in cash or common stock or other adjustment for accrued and unpaid interest (including additional amounts) on any notes when they are converted.  If a holder of notes converts after the record date for an interest payment but prior to the corresponding interest payment date, the holder of the record date will receive on that interest payment date accrued interest on those notes, notwithstanding the conversion of those notes prior to that interest payment date, because that holder will have been the holder of record on the corresponding record date.

However, at the time that such holder surrenders notes for conversion, the holder must pay us an amount equal to the interest (including additional amounts), if any, that has accrued and that will be paid on the related interest payment date, except under certain circumstances described in “ —Conversion Procedures,” including conversions after the close of business on the record date relating to the final interest payment date and conversions within the 10 trading days beginning on the trading day immediately succeeding the date that we deliver the collateral price trigger notice.

Our delivery to the holder of the full number of shares of common stock into which the note is convertible, together with any cash portion delivered for fractional shares or the settlement amount, will be deemed to satisfy our obligation to pay the principal amount of the note and to satisfy our obligation to pay accrued and unpaid cash interest (including any additional amounts) through the conversion date.  As a result, accrued interest is deemed paid in full rather than cancelled, extinguished or forfeited.  Notwithstanding the foregoing, accrued interest (including additional amounts), if any, will be payable upon any conversion of notes at the option of the holder made concurrently with or after acceleration of the notes following an event of default under the notes.  Except as described under “—Conversion Rate Adjustments,” we will not make any payment or other adjustment for dividends on any common stock issued upon conversion of the notes.

If you convert notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because you request the shares to be issued or delivered to another person, in which case you will pay the tax.

A holder of a note otherwise entitled to a fractional share will receive cash in an amount equal to the value of such fractional share based on the applicable stock price.

A note for which a holder has delivered repurchase notice requiring us to purchase the notes may be surrendered for conversion only if such notice is withdrawn in accordance with the indenture.

Conversion Upon Satisfaction of Collateral Price Trigger

If we elect to redeem the notes, in whole or in part, we will pay to any holder that elects to convert its notes during the period from and including the date we give our redemption notice to and including the business day immediately preceding the redemption date, in addition to the amount of common stock and/or cash specified under “Settlement Upon Conversion” below, the amount of any accrued and unpaid interest on the notes being converted, together with the “coupon make-whole payment” for such notes, as described under “—Redemption—Provisional Redemption” (the “additional amount”). In addition, if the collateral price trigger notice (as described above under “—Release of Subsidiary Guarantors and Collateral”) does not state that we are electing to redeem the notes in whole or in part, we will also pay the additional amount to any holder that converts its notes during the period of 10 trading days beginning on the trading day immediately succeeding the date we deliver the collateral price trigger notice.

We may elect to pay any additional amount in cash or in shares of our common stock by notice given to holders of notes:

•                  in the case of any additional amounts payable in connection with a redemption of notes, in our notice of redemption; and

•                  in all other cases, in the collateral price trigger notice;

provided that if we do not make such election, we will pay the additional amounts solely in cash.

If we elect to pay any additional amounts in shares of our common stock, the number of shares payable for each $1,000 principal amount of notes will equal the additional amount per $1,000 principal amount of notes divided by 95% of the average of the daily volume-weighted average prices of our common stock over the applicable measurement period.  In the case of any additional amounts payable in connection with a redemption of notes, the measurement period will be the 10 trading days beginning on the 12th scheduled trading day prior to the redemption date, and in all other cases will be the 10 trading days beginning on the trading day immediately succeeding the date we deliver the collateral price trigger notice.

The “daily volume-weighted average price” of our common stock means the daily volume-weighted average price for our common stock on NYSE Arca during the period beginning at 9:30:01 a.m., New York City time (or such other time as is the official open of trading at NYSE Arca) and ending at 4:00:00 p.m., New York City time (or such other time as is the official close of trading at NYSE Arca), as reported by Bloomberg Financial Services through its “Volume at Price” (EEE <Equity>VAP <Go>) functions. The daily volume-weighted average price will be rounded to the nearest cent.

A “scheduled trading day” is a day that is scheduled to be a trading day.

Settlement Upon Conversion

We may, in lieu of delivering shares of our common stock in satisfaction of our obligation upon conversion of the notes, elect to deliver cash or a combination of cash and shares of our common stock.

We will inform the holders through the trustee of the method we choose to satisfy our obligation upon conversion:

•                  in respect of notes to be converted on or after the 22nd scheduled trading day preceding the maturity date, no later than 23 scheduled trading days preceding the maturity date;

•                  in respect of notes converted during the period from and including the date we give our redemption notice to and including the business day immediately preceding the redemption date, in the notice of redemption; and

•                  in all other cases, no later than two trading days following the conversion date.

If we do not give any notice within the time periods described above as to how we will settle the conversion obligation, we will satisfy our obligation only in shares of our common stock (and cash in lieu of fractional shares).  If we choose to satisfy any portion of our conversion obligation in cash, we will specify the amount to be satisfied in cash as a percentage of the conversion obligation.  We will treat all holders converting on the same trading day in the same manner.  Except with respect to conversions described in the first two bullet points above, we will not, however, have any obligation to settle our conversion obligations arising on different trading days in the same manner.  For example, we may choose on one trading day to settle in shares of our common stock only and choose on another trading day to settle in cash or a combination of cash and shares of our common stock.

If we elect to satisfy any portion of our conversion obligation in cash (other than cash in lieu of fractional shares), you may retract your conversion notice at any time during the two trading day period beginning on the trading day after we have notified the trustee of the method of settlement.  We refer to this period as the conversion retraction period.  You cannot retract your conversion notice if: (i) you are converting your notes in connection with a redemption; (ii) you are converting your notes on or after the 22nd scheduled trading day preceding the maturity date; or (iii) we do not elect to satisfy any portion of our conversion obligation in cash (other than cash in lieu of fractional shares).

Settlement in shares of our common stock will occur on the third trading day following the conversion date.  Settlement in cash or a combination of cash and shares of our common stock will occur on the second trading day following the final trading day of the “cash settlement averaging period” (as defined below).  Such day will generally be the 26th trading day following the receipt by us of your conversion notice (if you do not retract your conversion notice and assuming you have satisfied all other conversion requirements), unless conversion is:

•                  in connection with a redemption, in which case such day is expected to be the redemption date; or

•                  during the period beginning 22 scheduled trading days preceding the maturity date, in which case such day is expected to be the maturity date.

The settlement amount will be computed as follows:

(1)           If we elect to satisfy the entire conversion obligation in shares of our common stock, we will deliver to the holder a number of shares of our common stock equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by (ii) the applicable conversion rate; provided that cash will be paid in lieu of any fractional shares.

(2)           If we elect to satisfy the entire conversion obligation in cash, we will deliver to the holder cash in an amount equal to the product of:

•                  a number equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by (ii) the applicable conversion rate; and

•                  the “applicable stock price” (as defined below).

(3)           If we elect to satisfy the conversion obligation in a combination of cash and shares of our common stock, we will deliver to the holder:

•                  cash in an amount equal to the percentage of the conversion obligation to be paid in cash (which percentage will be specified in the notice regarding the chosen method of settlement) multiplied by the amount of cash that would be calculated pursuant to clause (2) above, as the case may be, which is referred to as the “cash amount”; and

•                  a number of shares of our common stock equal to (a) (i) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by (ii) the applicable conversion rate minus (b) the cash amount determined pursuant to the previous bullet divided by the applicable stock price; provided that cash will be paid in lieu of any fractional shares.

The “applicable stock price” means, in respect of a conversion date, the arithmetic average of the daily volume-weighted average prices of our common stock over the twenty trading-day period, which is referred to as the cash settlement averaging period:

•                  beginning on the trading day immediately succeeding the date of our redemption notice if we have called the notes for redemption;

•                  beginning on the trading day immediately succeeding the 22nd scheduled trading day preceding the maturity date; and

•                  beginning on the trading day following the final trading day of the conversion retraction period, in all other cases.

We will make adjustments to the applicable stock price in accordance with the indenture to account for the occurrence of certain events during the cash settlement averaging period.

Increase of Conversion Rate upon Make-whole Fundamental Changes

If a holder elects to convert notes in connection with a “make-whole fundamental change” (as defined below), we will increase the conversion rate by a number of shares (“the additional shares”) as described below.  Any conversion of the notes by a holder occurring after a public announcement of, and until the 30th trading day after, the effective date of a make-whole fundamental change will be deemed for these purposes to be in connection with such make-whole fundamental change.  A “make-whole fundamental change” means any transaction or event described in clauses (1), (2), (3) or (5) under the definition of fundamental change as described below under “ —Repurchase of Notes at the Option of Holders upon a Fundamental Change,” provided that, for the purpose of defining a make-whole fundamental change, the carve-out in the last bullet point of the definition of fundamental change shall not apply with respect to any transaction or event described in clause (2) of such definition.

The increase in the conversion rate will be expressed as a number of additional shares per $1,000 principal amount of notes and is based on the date on which the make-whole fundamental change occurs or becomes effective, referred to as the “effective date”, and the price, referred to as the “stock price”, paid, or deemed to be paid, per share of our common stock in the transaction constituting the make-whole fundamental change, subject to adjustment as described under “—Conversion Rate Adjustments.” If holders of our common stock receive only cash in connection with any transaction or event described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share.  In all other cases, the stock price will be the average of the closing price of our common stock over the five consecutive trading day period ending on the trading day preceding the effective date of the make-whole fundamental change.  We will give notice of such make-whole fundamental change to all record holders of the notes at least 15 days prior to the effective date of the make-whole fundamental change.

The stock prices set forth in the first column of the table below will be adjusted as of any date on which the conversion rate of the notes is adjusted, as described under “—Conversion Rate Adjustments.”  The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted.  The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the increase in the conversion rate, expressed as a number of additional shares of our common stock to be received per $1,000 principal amount of notes, upon a conversion in connection with a make-whole fundamental change that occurs in the corresponding period.

Stock	Effective Date
Price	August 1, 2007	August 1, 2008	August 1, 2009	August 1, 2010	August 1, 2011	August 1, 2012
$3.75	76.19	76.19	76.19	76.19	76.19	76.19
$4.00	73.43	72.42	71.76	70.43	67.23	59.52
$4.50	56.48	54.67	53.50	51.13	45.44	31.75
$5.00	39.96	38.47	37.58	35.51	30.43	9.52
$5.50	26.63	25.50	24.99	23.32	19.23	0.00
$6.00	15.85	15.25	15.01	13.77	10.80	0.00
$6.50	7.46	7.42	7.38	6.53	4.70	0.00
$7.00	2.67	2.52	2.43	1.93	0.00	0.00
$7.50	0.72	0.56	0.39	0.22	0.00	0.00
$8.00	0.15	0.10	0.05	0.03	0.00	0.00
$8.50	0.05	0.03	0.02	0.01	0.00	0.00
$9.00	0.02	0.02	0.01	0.01	0.00	0.00
$9.50	0.02	0.02	0.01	0.01	0.00	0.00
$10.00	0.02	0.02	0.01	0.01	0.00	0.00
$10.50	0.02	0.01	0.01	0.01	0.00	0.00
$11.00	0.01	0.01	0.01	0.01	0.00	0.00
$11.50	0.01	0.01	0.01	0.01	0.00	0.00
$12.00	0.01	0.01	0.01	0.01	0.00	0.00
$12.50	0.01	0.01	0.01	0.01	0.00	0.00

The exact stock price and effective date may not be set forth on the table, in which case:

•                  if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the earlier and later effective dates based on a 365-day year, as applicable;

•                  if the stock price is in excess of $12.50 per share (subject to adjustment in the same manner as the stock price), no increase in the conversion rate will be made; and

•                  if the stock price is less than $3.75 per share (subject to adjustment in the same manner as the stock price), no increase in the conversion rate will be made.

At least 15 days prior to the effective date of the make-whole fundamental change, we must mail to all holders of the notes at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law a notice regarding the make-whole fundamental change, which notice must state, among other things;

•                  the events causing such make-whole fundamental change;

•                  the expected effective date of such make-whole fundamental change;

•                  the last date on which a holder may exercise the conversion right in connection with such make-whole fundamental change;

•                  the names and addresses of the paying and conversion agents;

•                  the conversion rate (including any increase to the conversion rate as a result of such make-whole fundamental change);

•                  that notes with respect to which a repurchase notice is given by the holder in connection with a fundamental change may be converted, only if the repurchase notice has been withdrawn in accordance with the terms of the indenture; and

•                  the procedures that holders must follow to exercise the right.

Our obligations to deliver the additional shares to holders that convert their notes in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Rate Adjustments

Adjustment Events

The conversion rate will be adjusted:

(1)           upon the issuance of shares of our common stock as a dividend or distribution on our common stock;

(2)           upon certain subdivisions, combinations or reclassifications of our outstanding common stock;

(3)           upon the issuance to all holders of our common stock of rights or warrants entitling them for a period of not more than 60 days from the issuance date thereof to subscribe for or purchase our common stock, at a price per share less than the average of the closing price of our common stock for the five consecutive trading day period ending on the business day immediately preceding the date of announcement of such issuance, provided that the conversion rate for the notes will be readjusted to the extent that the rights or warrants are not exercised prior to their expiration;

(4)           upon the distribution to all holders of our common stock of shares of our capital stock, evidences of indebtedness or other non-cash assets (including shares of capital stock or similar equity interests in or relating to a subsidiary or other business unit), or rights or warrants, excluding:

•                  dividends, distributions and rights or warrants referred to in clause (1) or (3) above or a distribution referred to in clause (5) below, in each case pursuant to which an adjustment is made; and

•                  except as provided in “—Treatment of Rights” upon a separation of the Rights from the common stock, distributions of rights pursuant to a shareholder rights plan;

(5)           upon the occurrence of any dividend or any other distribution of cash (other than in connection with our liquidation, dissolution or winding up or as contemplated by clause (6) below) to all holders of our common stock, in which case, immediately prior to the opening of business on the “ex date” (as defined below) for the dividend or distribution, the conversion rate shall be increased so that it equals an amount equal to the conversion rate in effect at the close of business on the business day immediately preceding the “ex date” for the dividend or distribution multiplied by a fraction:

(a)           whose numerator is the average of the closing price of our common stock for the five consecutive trading days ending on the date immediately preceding the ex date for such dividend or distribution; and

(b)           whose denominator is the same average of the closing price of our common stock less the per share amount of such dividend or distribution;

(6)           upon the distribution of cash or other consideration by us or any of our subsidiaries in respect of a tender offer or exchange offer for our common stock, where such cash and the value of any such other consideration per share of our common stock validly tendered or exchanged exceeds the closing price per share of our common stock on the trading day immediately succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to the tender or exchange offer, in which case, immediately prior to the opening of business on the ex date, the conversion rate shall be increased so that it equals an amount equal to the conversion rate in effect immediately before the close of business on the expiration date multiplied by a fraction:

(a)           whose numerator is the sum of:

(i)            the aggregate amount of cash and the aggregate value of any such other consideration distributed in connection with the tender or exchange offer; and

(ii)           the product of (A) such closing price per share of our common stock on the trading day immediately succeeding the expiration date and (B) the number of shares of our common stock outstanding as of the last time (the “expiration time”) tenders or exchanges could have been made pursuant to the tender or exchange offer (excluding shares validly tendered and not withdrawn in connection with the tender or exchange offer and any shares held in our treasury); and

(b)           whose denominator is the product of

(i)            such closing price per share of our common stock on the trading day immediately succeeding the expiration date; and

(ii)           the number of shares of our common stock outstanding as of the expiration time (including shares validly tendered and not withdrawn in connection with the offer, but excluding any shares held in our treasury).

In the event that a distribution described in clause (4) above consists of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales price of those securities for the ten consecutive trading days commencing on and including the fifth trading day immediately succeeding the effective date of such distribution.

For purposes hereof, the term “ex date”, means:

•                  when used with respect to any dividend or distribution, the first date on which the common stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution; and

•                  when used with respect to any tender offer or exchange offer, the first date on which the common stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained after the expiration time.

Notwithstanding the foregoing, in no event will the conversion rate exceed 266.6662 shares per $1,000 principal amount of notes, as adjusted pursuant to paragraphs (1), (2), (3), (4) and (6) above, as a result of an adjustment pursuant to paragraph (5) above.  No adjustment to the conversion rate will be made if we provide that the holders of the notes will participate in the distribution without conversion.

Whenever any provision of the indenture requires us to calculate an average of the closing price over a span of multiple days, we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the “ex date” of the event occurs, at any time during the period from which the average is to be calculated.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.  We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate.  However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate or in connection with any conversion of the notes.

Events That Will Not Result in Adjustment

The conversion rate will not be adjusted, among other things:

•                  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•                  upon the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries; or

•                  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the time the notes were first issued.

Treatment of Rights

In the event we adopt or implement a shareholder rights agreement (a “shareholder rights plan”) pursuant to which rights (“Rights”) are distributed to the holders of our common stock and such shareholder rights plan provides that each share of common stock issued upon conversion of the notes at any time prior to the distribution of separate certificates representing such Rights will be entitled to receive such Rights, then there shall not be any adjustment to the conversion privilege or conversion rate at any time prior to the distribution of separate certificates representing such Rights. If, however, prior to any conversion, the Rights have separated from the common stock, the conversion rate shall be adjusted at the time of separation as if we distributed to all holders of our common stock, our assets, debt securities or rights as described in clause (4) under “—Conversion Rate Adjustments—Adjustment Events” above, subject to readjustment in the event of the expiration, termination or redemption of such Rights.

Treatment of Reference Property

In the event of:

•                  any reclassification of our common stock (other than a change only in par value, or from par value to no par value or from no par value to par value, or a change as a result of a subdivision or combination of our common stock);

•                  a consolidation, merger or combination involving us; or

•                  a sale or conveyance to another person of the property and assets of us as an entirety or substantially as an entirety,

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert a note will be changed into a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction (assuming for such purposes such conversion were settled entirely in our common stock and without giving effect to any adjustment to the conversion rate with respect to a transaction constituting a make-whole fundamental change as described in “—Increase of Conversion Rate upon Make-whole Fundamental Changes”) immediately prior to such transaction, except that such holders will not receive additional shares if such holder does not convert its notes “in connection with” the relevant make-whole fundamental change. If the transaction causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of such consideration received by the holders of our common stock that affirmatively make such an election.

Voluntary Increases of Conversion Rate

Subject to applicable stock exchange rules and listing standards, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 days if our Board of Directors determines that such increase would be in our best interest.  We are required to give at least 15 days’ prior notice of any increase in the conversion rate.  Subject to applicable stock exchange rules and listing standards, we may also increase the conversion rate to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of stock or similar event.

Conversion Procedures

The right of conversion attaching to any note may be exercised (a) if such note is represented by a global note, by book-entry transfer to the conversion agent (which will initially be the trustee) through the facilities of DTC, or (b) if such note is represented by a certificated security, by delivery of such note at the specified office of the conversion agent, accompanied, in either case, by a duly signed and completed conversion notice and appropriate endorsements and transfer documents if required by the conversion agent. The conversion date shall be the date on which the note and all of the items required for conversion shall have been so delivered and the requirements for conversion have been met.

No separate payment or adjustment will be made for accrued and unpaid interest on a converted note or for dividends or distributions on any of our common stock issued upon conversion of a note, except as provided in the indenture.  By delivering to the holder the shares of our common stock issuable upon conversion, together with a cash payment in lieu of any fractional shares, we will satisfy our obligation with respect to the conversion of the notes.  Accordingly, any accrued but unpaid interest will be deemed paid in full upon conversion, rather than cancelled, forfeited or extinguished.

If the holder converts after the close of business on a record date for an interest payment but prior to the corresponding interest payment date, such holder will receive on the interest payment date interest accrued on those notes, notwithstanding the conversion of notes prior to the interest payment date, assuming the holder was the holder of record at the close of business on the corresponding record date.  Each holder, however, agrees, by accepting a note, that if the holder surrenders any notes for conversion during such period, such holder must pay us at the time such holder surrenders its note for conversion an amount equal to the interest that will be paid on the notes being converted on the interest payment date.  The preceding sentence does not apply, however, if (1) any overdue interest exists at the time of conversion with respect to the notes being converted, but only to the extent of the amount of such overdue interest, (2) holders have surrendered their notes for conversion within the 10 trading days beginning on the trading day immediately succeeding the date that we deliver the collateral price trigger notice, (3) we have specified a repurchase date following a fundamental change that is after a record date and on or prior to the next interest payment date or (4) the holder surrenders any notes for conversion after the close of business on the record date relating to the final interest payment date.

Holders of notes are not required to pay any taxes or duties relating to the issuance or delivery of any common stock upon exercise of conversion rights, but they are required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of the holder of the note.  Certificates representing shares of our common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid.

The notes will be deemed to have been converted immediately prior to the close of business on the conversion date.  Delivery of shares (if any) will be accomplished by delivery to the conversion agent of certificates for the relevant number of shares, other than in the case of holders of notes in book-entry form with DTC, which shares shall be delivered in accordance with DTC customary practices.  A holder will not be entitled to any rights as a holder of our common stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the conversion is effective and to the extent that any shares of our common stock are issued upon conversion.

As soon as practicable following the conversion date, and assuming a holder has satisfied all other requirements, we will cause to be delivered to such holder certificates representing the number of full shares of our common stock into which the notes are converted and cash in lieu of fractional shares.

Redemption

Provisional Redemption

At any time and from time to time, we may redeem the notes, in whole or in part, at a redemption price payable in cash equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest and the “coupon make-whole” payment described below, if:

•                  the closing price of our common stock for at least 20 trading days in any 30 consecutive trading day period is at least 130% of the then applicable conversion price per share; and

•                  the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use and is expected to remain effective and available for use for the 30 days following the redemption date, unless registration is no longer required.

We will make an additional “coupon make-whole” payment in cash with respect to the notes called for redemption.  The “coupon make-whole” amount per $1,000 principal amount of notes will be equal to the present value of all remaining scheduled payments of interest on each note to be redeemed through the maturity date.  The present value of the remaining interest payments will be computed using a discount rate equal to the Treasury Yield plus 50 basis points.  “Treasury Yield” means the yield to maturity at the time of computation of the “coupon make-whole” payment of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term to the maturity date; provided, however, that if the then remaining term to the maturity date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to the maturity date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. We must make these coupon make-whole payments on all notes called for redemption, including notes converted after the date that we mail the notice of redemption.  The “coupon make-whole” payment for notes converted will not be reduced by accrued and unpaid interest.

Redemption Procedures

We will give at least 20 days’ but not more than 60 days’ notice of redemption by mail to holders of notes.  Notes called for redemption are convertible by the holder until the close of business on the business day immediately preceding the redemption date.

If we do not redeem all of the notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or multiples thereof by lot, on a pro rata basis or by any other method that the trustee considers fair and appropriate or in accordance with the applicable procedures of DTC to the extent notes are held in book-entry form.  If any notes are to be redeemed in part only, we will issue a new note or notes with a principal amount equal to the unredeemed principal portion thereof.  If a portion of a holder’s notes is selected for partial redemption, and the holder converts a portion of its notes, the converted portion will be deemed to be taken from the portion selected for redemption.

If the paying agent holds cash sufficient to pay the redemption price of the notes for which a redemption notice has been delivered on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, the notes will cease to be outstanding and interest on such notes shall cease to accrue, whether or not the notes are delivered to the paying agent.  Thereafter, all rights of the holder shall terminate, other than the right to receive the redemption price upon delivery of the notes.

We will not redeem the notes on any date if the principal amount of the notes has been accelerated and such acceleration has not been rescinded, on or prior to such date.

Repurchase of Notes at the Option of Holders upon a Fundamental Change

In the event of a fundamental change (as defined below) each holder will have the right at its option, subject to the terms and conditions of the indenture, to require us to repurchase some or all of such holder’s notes for cash in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest (including additional interest), if any, to, but not including, the repurchase date.  We will be required to repurchase the notes on a date that is not less than 15 nor more than 45 business days after the date we mail the notice referred to below.

Within 30 business days after a fundamental change has become effective, we must mail to all holders of the notes at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law a notice regarding the fundamental change, which notice must state, among other things;

•                  the events causing such fundamental change;

•                  the date of such fundamental change;

•                  the last date on which a holder may exercise the repurchase right;

•                  the repurchase price;

•                  the repurchase date;

•                  the names and addresses of the paying and conversion agents;

•                  the conversion rate (including any increase to the conversion rate, in the case of a make-whole fundamental change);

•                  that notes with respect to which a repurchase notice is given by the holder may be converted, only if the repurchase notice has been withdrawn in accordance with the terms of the indenture; and

•                  the procedures that holders must follow to exercise the right.

To exercise the repurchase right, a holder must transmit to the paying agent a written repurchase notice, and such repurchase notice must be received by the paying agent no later than the close of business on the business day immediately preceding the repurchase date.  The repurchase notice must state:

•                  the certificate numbers of the notes to be delivered by the holder, if applicable;

•                  the portion of the principal amount of notes to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

•                  that such notes are being tendered for repurchase pursuant to the fundamental change provisions of the indenture.

A holder may withdraw any repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

•                  the certificate numbers of the notes being withdrawn, if applicable;

•                  the principal amount of notes being withdrawn, which must be $1,000 or an integral multiple of $1,000; and

•                  the principal amount, if any, of the notes that remain subject to the repurchase notice.

If the notes are not in certificated form, the foregoing notices from holders must comply with the applicable DTC procedures.

We have agreed under the indenture to:

•                  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

•                  otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes upon a fundamental change.

Our obligation to pay the repurchase price for a note for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after the delivery of such repurchase notice. We will cause the repurchase price for such note to be paid promptly following the later of the repurchase date or the time of delivery of such note.

If the paying agent holds money sufficient to pay the repurchase price of a note for which a repurchase notice has been delivered on the repurchase date in accordance with the terms of the indenture, then, on and after the repurchase date, the notes will cease to be outstanding and interest (including additional interest), if any, on such notes will cease to accrue, whether or not the notes are delivered to the paying agent. Thereafter, all rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the note.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following;

(1)           any “person” or “group” (other than us or our employee benefit plans) becomes the “beneficial owner”, directly or indirectly, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock or has the power, directly or indirectly, to elect a majority of the members of our board of directors and (i) files a Schedule 13D or Schedule TO, or any successor schedule, form or report under the Exchange Act, disclosing the same, or (ii) we otherwise become aware of any such person or group;

(2)           we consolidate with, or merge with or into, another person or in a single transaction or a series of transactions we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, other than any merger in which the holders of our common stock immediately prior to the merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after the merger;

(3)           the common stock into which the notes are then convertible ceases to be listed on the New York Stock Exchange, Nasdaq or another national securities exchange and is not then quoted on an established automated over-the-counter trading market in the United States and no American Depositary Shares or similar instruments for such common stock are so listed or quoted in the United States;

(4)           continuing directors cease to constitute a majority of our board of directors; or

(5)           our stockholders approve any plan or proposal for our liquidation or dissolution.

Notwithstanding the foregoing, it will not constitute a fundamental change in the case of a transaction described in clause (2) above if:

•                  at least 90% of all the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in such transaction consists of common stock traded on the New York Stock Exchange, Nasdaq or another national securities exchange (or which will be so traded when issued or exchanged in connection with such merger or consolidation) and as a result of such transaction or transactions the notes become convertible solely into such shares of common stock;

•                  the transaction is effected solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of the surviving entity or a direct or indirect parent of the surviving entity; or

•                  the persons that “beneficially owned”, directly or indirectly, shares of our voting stock representing a majority of the total voting power of all of our outstanding voting stock immediately prior to such transaction beneficially own, directly or indirectly, shares of voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person.

For purposes of this fundamental change definition:

“person” and “group” shall have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b) (1) under the Exchange Act, or any successor provision;

•                  a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of the indenture;

•                  “beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;

•                  “board of directors” means the board of directors or other governing body charged with the ultimate management of any person;

•                  “capital stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person;

•                  “continuing director” means a director who either was a member of our board of directors on the date of the final prospectus relating to this offering or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as a nominee for director; and

•                  “voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors.

The term “all or substantially all” as used in the definition of fundamental change will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot assure holders how a court would interpret this phrase under applicable law if holders elect to exercise their rights following the occurrence of a transaction which such holders believe constitutes a transfer of “all or substantially all” of our assets.

This fundamental change repurchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change repurchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a result of negotiations between us and the initial purchasers.

We could, in the future, enter into certain transactions, including mergers or recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including other senior indebtedness, outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including other senior indebtedness, under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.

Our ability to repurchase notes may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. We cannot assure holders that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right.

Subordination of Notes

If the collateral price trigger is met, the following subordination provisions will irrevocably apply to the notes without further action by us, the trustee, any holder or any other person.

Payment on the notes will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The notes will also be effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, and interest on the notes will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness.

We may not make any payment on the notes if:

•                  a default in the payment of designated senior indebtedness occurs and is continuing (called a “payment default”); or

•                  a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, or, in the case of designated senior indebtedness in the form of a lease, a default other than a payment default occurs and is continuing that permits the lessor to either terminate the lease or require us to make an irrevocable offer to terminate the lease, and the trustee receives a notice of such default (called “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “nonpayment default”).

We may resume payments and distributions on the notes:

•                  in case of a payment default, upon the date on which such default is cured or waived in writing or ceases to exist; and

•                  in case of a non-payment default, the earlier of (i) the date on which such non-payment default is cured or waived or ceases to exist or (ii) 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated (or in the case of any lease, 179 days after the payment blockage notice is received, so long as we have not received notice that the lessor under such lease has exercised its right to terminate the lease or require us to make an irrevocable offer to terminate the lease).

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless such default has been cured or waived in writing for a period of not less than 90 days.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions of the Notes or the indenture before all senior indebtedness is paid in full in cash or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

Because of the subordination provisions discussed above, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors. This subordination will not prevent the occurrence of any event of default under the indenture.

The term “senior indebtedness” is defined in the indenture and includes principal, premium, interest, rent, fees, costs, expenses and other amounts accrued or due on our existing or future indebtedness, as defined below, or any existing or future indebtedness guaranteed or in effect guaranteed by us, subject to certain exceptions. The term does not include:

•                  any indebtedness that by its express terms is not senior to the notes or is pari passu or junior to the notes; or

•                  any indebtedness we owe to any of our majority-owned subsidiaries.

The term “indebtedness” means Debt as defined under “—Certain Definitions” above.

The term “designated senior indebtedness” is defined in the indenture and includes, in general terms, any senior indebtedness that by its terms expressly provides that it is “designated senior indebtedness” for purposes of the indenture.

Events of Default

Each of the following constitutes an event of default with respect to the notes:

(1)           a default in the payment when due of any principal of any of the notes at maturity, upon exercise of a repurchase right or otherwise;

(2)           a default in the payment of any interest or additional interest when due under the notes, which default continues for 30 days;

(3)           our failure to deliver all shares of common stock when such common stock is required to be delivered upon conversion of a note, and we do not remedy such default within 10 days;

(4)           a default in our obligation to provide notice of the occurrence of a fundamental change or a make-whole fundamental change when required by the indenture;

(5)           our failure to comply with our obligation described above under “—Collateral—Covenant to Provide Additional Collateral”;

(6)           our failure to comply with any of our other agreements in the notes or the indenture upon receipt of notice to us of such default from the trustee or to us and the trustee from holders of not less than 25% in aggregate principal amount of the notes then outstanding, and our failure to cure (or obtain a waiver of) such default within 30 days after we receive such notice; provided, however, that we shall have 60 days after receipt of such notice to remedy, or receive a waiver for, any failure to comply with our obligations to file our annual, quarterly and current reports in accordance with the indenture or to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, so long as we are attempting to cure such failure as promptly as reasonably practicable;

(7)           (i) our failure to make any payment by the end of any applicable grace period after maturity of principal and/or accrued interest with respect to any obligations (other than nonrecourse obligations) of us for borrowed money or evidenced by bonds, notes or similar instruments (“Indebtedness”) (or the payment of which is guaranteed by us or a subsidiary of ours), where the amount of such unpaid and due principal and /or accrued interest is in an aggregate amount in excess of $25.0 million, or (ii) the acceleration of principal and/or accrued interest with respect to Indebtedness, where the amount of such accelerated principal and interest is in an amount in excess of $25.0 million because of a default with respect to such Indebtedness, in any such case of (i) or (ii), without such Indebtedness having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding. However, if any such failure or acceleration referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred and any acceleration as a result of the related event of default shall be automatically rescinded;

(8)           except as permitted by the indenture, any guarantee of the notes by a subsidiary guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any subsidiary guarantor, or any person acting on behalf of any subsidiary guarantor, denies or disaffirms its obligations under its guarantee; or

(9)           certain events of bankruptcy, insolvency or reorganization of us or any significant subsidiary, including the subsidiary guarantors.

The term “significant subsidiary” means any of our subsidiaries which has: (i) consolidated assets or in which we and our other subsidiaries have investments equal to or greater than 10% of our total consolidated assets; or (ii) consolidated gross revenue equal to or greater than 10% of our consolidated gross revenue, measured as at the end of our most recently completed fiscal year in the case of consolidated assets or for the most recently completed fiscal year in the case of consolidated gross revenue.

If an event of default other than an event of default described in clause (9) above with respect to us occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of the notes then outstanding plus any interest on the notes accrued and unpaid (including additional interest), if any, through the date of such declaration to be immediately due and payable.

The indenture provides that if an event of default described in clause (9) above with respect to us occurs, the principal amount of the notes plus accrued and unpaid interest (including additional interest), if any, will automatically become immediately due and payable. However, the effect of such provision may be limited by applicable law.

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the notes then outstanding may, under certain circumstances, rescind and annul such acceleration.

Subject to the indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

No holder will have any right to institute any preceding under the indenture, or for the appointment of a receiver or a trustee or for any other remedy under the indenture unless:

•                  the holder has previously given the trustee written notice of a continuing event of default;

•                  the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered indemnity reasonably satisfactory to the trustee to institute such proceeding as trustee; and

•                  the trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or any interest on any note on or after the applicable due date or the right to convert the note in accordance with the indenture. Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default other than:

•                  our failure to pay principal of or any interest (including additional interest), if any, on any note when due or the payment of any repurchase price;

•                  our failure to convert any note into shares of our common stock in accordance with the terms of the indenture; and

•                  our failure to comply with any of the provisions of the indenture that cannot be modified without the consent of the holder of each outstanding note.

We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

If an event of default occurs, any notes in book-entry form only at DTC will be exchanged for notes in certificated form registered in the name of the beneficial owner or its nominee.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any person or convey, transfer or lease all or substantially all of our properties and assets to any successor person, unless:

•                  we are the surviving person or the resulting, surviving or transferee person, if other than us, is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States of America, or the District of Columbia and assumes our obligations on the notes and under the indenture;

•                  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•                  other conditions described in the indenture are met.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indenture. Although the indenture permits these transactions, some of the transactions could constitute a fundamental change of us and permit each holder to require us to repurchase the notes of such holder as described under “—Repurchase of Notes at the Option of Holders upon a Fundamental Change.”  An assumption of our obligations under the notes and the indenture by such corporation might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the beneficial owners thereof, possibly resulting in recognition of gain or loss for such purposes and other adverse tax consequences to the beneficial owner. You should consult your own tax advisors regarding the tax consequences of such an assumption.

Modification and Waiver

Except as described below, we and the trustee may amend or supplement the indenture or the notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may, without notice to the holders, waive our compliance in any instance with any provision of the indenture or waive any past default under the indenture and its consequences, except a default in the payment of any amount due, or in the obligation to deliver common stock, with respect to any note or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected. However, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding note if such amendment, supplement or waiver would:

(1)           change the stated maturity of the principal of or the payment date of any installment of interest or additional interest on or with respect to the notes;

(2)           reduce the principal amount, repurchase price or the conversion rate (except in a manner provided for in the indenture) of any note or the rate of interest or additional interest on any note;

(3)           reduce the amount of principal payable upon acceleration of the maturity of any note;

(4)           change the currency in which the principal, repurchase price or interest with respect to the notes is payable;

(5)           impair the right to institute suit for the enforcement of any payment on, or with respect to, any note;

(6)           modify the provisions with respect to the repurchase rights of the holders described under “—Repurchase of Notes at the Option of Holders upon a Fundamental Change” in a manner adverse to holders;

(7)           adversely affect the right of holders to convert notes in any material respect, other than as provided in the indenture;

(8)           reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required in order to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of the indenture;

(9)           alter the manner of calculation or rate of accrual of interest or additional interest, repurchase price or the conversion rate (except in a manner provided for in the indenture) on any note or extend the time for payment of any such amount; or

(10)         release any subsidiary guarantor from any of its obligations under its guarantee or the applicable indenture otherwise than in accordance with the terms of the indenture.

We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of the holders to, among other things:

(1)           cure any ambiguity, omission, defect or inconsistency;

(2)           provide for uncertificated notes in addition to or in place of certificated notes;

(3)           provide for the assumption of our obligations to holders of notes in the case of a share exchange, merger or consolidation or sale of all or substantially all of our assets;

(4)           make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect in any material respect the legal rights under the indenture of any such holder;

(5)           add a guarantor;

(6)           comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(7)           secure the notes;

(8)           increase the conversion rate;

(9)           comply with the rules of any applicable securities depositary, including DTC;

(10)         conform the text of the indenture or the notes to any provision of this Description of the Notes section to the extent that the text of this Description of the Notes section was intended by us and the initial purchasers to be a recitation of the text of the indenture or the notes as represented by us to the trustee in an officers’ certificate;

(11)         provide for a successor trustee in accordance with the terms of the indenture or to otherwise comply with any requirement of the indenture;

(12)         add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(13)         modify the restrictions and procedures for resale and other transfers of notes or our common stock pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally; or

(14)         to add guarantees with respect to the notes or to release a subsidiary guarantor in accordance with the terms of the indenture.

However, no modification or amendment may be made to the indenture that adversely affects the rights of any holder of senior indebtedness then outstanding unless the holders of such senior indebtedness (or any group of representative thereof authorized to give a consent) consent to such change.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the paying agent or conversion agent, as the case may be, after the notes have become due and payable, whether at maturity or any repurchase date or by delivery of a notice of conversion or otherwise, cash, shares or other consideration (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture. Such discharge is subject to terms contained in the indenture.

Reports

We are required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file all reports, if any, as may be required by the provisions of Section 314(a) of the Trust Indenture Act with the trustee.

Calculations in Respect of the Notes

We or our agents are responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determination of the sale price of our common stock and the amount of any increase in the conversion rate for any notes converted in connection with a make-whole fundamental change. We or our agents will make all these calculations in good faith and, absent manifest error, our and their calculations will be final and binding on holders of notes. We or our agents will provide a schedule of these calculations to the trustee, and the trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

U.S. Bank National Association is the trustee under the indenture. The trustee is the paying agent, collateral agent, conversion agent and registrar for the notes. If the trustee becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; if, however, after a default has occurred and is continuing, it acquires any conflicting interest, it must eliminate such conflict with 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

Book-Entry Delivery and Form

We issued the notes in the form of one or more global notes. The global note was deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as DTC’s nominee. Except as set forth below, the global note may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Holders may hold their beneficial interests in the global note directly through DTC if they have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called “certificated securities”) will be issued only in certain limited circumstances described below. DTC has advised us that it is:

•                  a limited purpose trust company organized under the laws of the State of New York;

•                  a member of the Federal Reserve System;

•                  a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•                  a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC (called “participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (called the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of beneficial interests in the global note is limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global note is shown on, and the transfers of those beneficial interests are effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global note.

Owners of beneficial interests in global notes who desire to convert their notes in accordance with the indenture should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global note will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global note, holders will not be entitled to have the notes represented by the global note registered in their name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global note. We understand that, under existing industry practice, if an owner of a beneficial interest in the global note desires to take any action that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal of, and any interest on, the notes represented by the global note registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global note. We expect that DTC or its nominee, upon receipt of any payment of principal of, or interest on, the global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. Neither we, the trustee nor any paying agent or conversion agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global note for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global note owning through such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global note is credited, and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. If, however, DTC notifies us that it is unwilling to be a depository for the global note or ceases to be a clearing agency, and we do not appoint a successor depositary within 90 days, or if there is an event of default under the notes, we will exchange the global note for certificated securities, which we will distribute to DTC participants and which will be legended, if required.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in certificated form in exchange for global notes. In addition, the owner of a beneficial interest in a global note will be entitled to receive a note in certificated form in exchange for such interest if an event of default has occurred and is continuing.

Registration Rights

The following summary of the registration rights to be provided in the registration rights agreement is not complete. Holders of notes should refer to the registration rights agreement for a full description of the registration rights that apply to the notes.

We and the subsidiary guarantors agreed to file a shelf registration statement under the Securities Act not later than 90 days after the first date of original issuance of the notes. The notes, the subsidiary guarantees and any common stock issuable upon conversion of the notes are referred to collectively as registrable securities. We and the subsidiary guarantors will use our commercially reasonable efforts to have this shelf registration statement declared effective not later than 180 days after the first date of original issuance of the notes, and to keep it effective until the earliest of:

(1)           two years from the latest date of original issuance of the notes;

(2)           the date when all registrable securities shall have been registered under the Securities Act and disposed of;

(3)           the date on which all registrable securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act; and

(4)           the date on which the registrable securities cease to be outstanding.

If we notify the holders in accordance with the registration rights agreement to suspend the use of the prospectus upon the occurrence of certain events, then the holders will be obligated to suspend the use of the prospectus until the requisite changes have been made.

A holder of registrable securities that sells registrable securities pursuant to the shelf registration statement generally will be required to provide information about itself and the specifics of the sale, be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act in connection with such sales and be bound by the provisions of the registration rights agreement which are applicable to such holder.

If:

(1)           the shelf registration statement has not been filed with the SEC by the 90th day after the first date of original issuance of the notes;

(2)           the shelf registration statement has not become effective by the 180th day after the first date of original issuance of the notes; or

(3)           after the shelf registration statement has become effective, such shelf registration statement ceases to be effective (without being succeeded immediately by an effective replacement shelf registration statement), or the shelf registration statement or prospectus contained therein ceases to be usable in connection with the resales of notes and any common stock issuable upon the conversion of the notes, in accordance with and during the periods specified in the registration rights agreement for a period of time (including any suspension period) which exceeds 90 days in the aggregate in any consecutive 12-month period because either (i) any event occurs as a result of which the prospectus forming part of such shelf registration statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (ii) it shall be necessary to amend such shelf registration statement or supplement the related prospectus to comply with the Securities Act or Exchange Act or the respective rules thereunder, or (iii) the occurrence or existence of any pending corporate development or other similar event with respect to us or a public filing with the SEC that, in our reasonable discretion, makes it appropriate to suspend the availability of a shelf registration statement and the related prospectus;

(we refer to each such event described above in clauses (1) through (3) as a registration default), additional interest will accrue on the notes, from and including the date on which the registration default shall occur to but excluding the date on which all such registration defaults have been cured, at the rate of 0.25% of the principal amount of the notes per year to and including the 90th day following the occurrence of such registration default to be increased by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum rate of 1.00% per annum. In no event will additional interest accrue after the second anniversary of the issuance of the notes. If a holder has converted some or all of its notes into common stock, the holder will not be entitled to receive any additional interest with respect to such common stock or the principal amount of the notes converted.

We will give notice of our intention to file the shelf registration statement, which we refer to as a filing notice, to each of the holders in the same manner as we would give notice to holders of notes under the indenture.

We will give notice of the effectiveness of the shelf registration statement to all holders. Holders will need to complete a notice and questionnaire if they wish to have their registrable securities covered by the shelf registration statement and related prospectus. We refer to this form of notice and questionnaire as the “questionnaire.”  Holders are required to deliver the questionnaire prior to the filing of the shelf registration statement so that they can be named as a selling security holder in the prospectus. From and after the date the shelf registration statement is declared effective, each holder wishing to sell its registrable securities pursuant to the shelf registration statement and related prospectus will deliver a questionnaire to us at least 10 business days prior to any intended distribution. Within five business days after the later of receipt of a questionnaire or the expiration of any suspension period in effect when such questionnaire is delivered, we will file, if required by applicable law, a post-effective amendment to the shelf registration statement or a supplement to the prospectus contained in the shelf registration statement. In no event will we be required to file more than one post-effective amendment in any calendar quarter or to file a supplement or post-effective amendment during any suspension period.

We will pay all expenses incident to our performance of and compliance with the registration rights agreement, provide each holder that is selling registrable securities pursuant to the shelf registration statement copies of the related prospectus as reasonably requested and take other actions as are required under the terms of the registration rights agreement to permit, subject to the foregoing, unrestricted resales of the registrable securities.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our certificate of incorporation and bylaws as each is in effect as of the date of this prospectus. We refer you to our certificate of incorporation and bylaws, copies of which are incorporated by reference into the registration statement of which this prospectus forms a part.

Authorized Capitalization

Our authorized capital stock consists of 280,000,000 shares of common stock, par value $0.001 per share, of which 84,219,125 shares were issued and outstanding as of October 24, 2007, and 20,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are currently issued and outstanding.

Common Stock

When issued, the shares of common stock will be fully paid and nonassessable. The common stock is not entitled to any sinking fund, redemption or conversion provisions. The common stock is currently listed on NYSE Arca. The transfer agent and registrar for the common stock is Interwest Stock Transfer Agency.

Voting Rights

Holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights with respect to the election of directors. Accordingly, the holder or holders of a majority of the outstanding shares of common stock will be able to elect our entire board of directors.

Dividends and Other Rights

Holders of common stock have no preemptive rights and are entitled to such dividends as may be declared by the board of directors out of legally available funds.

Rights Upon Liquidation

If we liquidate, dissolve or wind up our business, the holders of common stock will be entitled to share ratably in our net assets remaining after the payment of all creditors, if any, and the liquidation preferences of any preferred stockholders.

Anti-Takeover Matters

Various provisions of the Delaware General Corporate Law and our certificate of incorporation and bylaws may make more difficult the acquisition of control of Evergreen.

Charter and Bylaw Provisions

We currently have the following provisions in our certificate of incorporation and bylaws that could be considered to be “anti-takeover” provisions:

•                  Article 6 in our certificate of incorporation and Article 3, Section 3 of our bylaws provide for a classified board of directors divided into three classes, one of which is elected for a three-year term at each annual meeting of stockholders;

•                  Article 6 in our certificate of incorporation and Article 3, Section 4 of our bylaws provide that directors cannot be removed except for cause and by the affirmative vote of a majority of the then-outstanding shares of all classes and series of stock entitled to vote in the election of directors;

•                  Article 3 in our certificate of incorporation authorizes the board to issue up to 20,000,000 shares of preferred stock without stockholder approval; and

•                  Article 3, Section 2 of our bylaws provides that the number of directors may be reduced or increased by action of a majority of the board, but no decrease may shorten the term of an incumbent director.

Business Combinations under Delaware Law

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an interested stockholder (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a business combination with us for three years following the date that person became an interested stockholder unless:

•                  before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•                  upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced (excluding stock held by persons who are both directors and officers or by certain employee stock plans); or

•                  on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock (excluding shares held by the interested stockholder).

A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

Preferred Stock

Our board of directors is authorized to issue up to 20,000,000 shares of preferred stock, $0.001 par value, in one or more series and has the authority to fix the voting, conversion, dividend, redemption, liquidation and other rights, preferences, privileges and qualifications of the preferred stock, all without any further vote or action by the stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock, and adversely affect the rights and powers, including voting rights, of such holders. No shares of preferred stock are currently outstanding. When issued, shares of preferred stock will be fully paid and nonassessable.

Although we have no present intention to issue shares of preferred stock, the issuance of shares of the preferred stock could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction, or might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board could act in a manner that would discourage an acquisition attempt or other transaction that some or even a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more, selling securityholders or, purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

In connection with particular offerings of securities in the future, and if stated in the applicable prospectus supplement, the validity of the securities may be passed upon for us by Berenbaum, Weinshienk & Eason, P.C., Denver, Colorado, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Evergreen Energy Inc. and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2006 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, and have been so incorporated in reliance upon those reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Evergreen Operations, LLC and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm as stated in their report, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.